As filed with the U.S. Securities and Exchange Commission on January 30, 2025

Registration No. 333-283705

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Grande Group Limited
(Exact name of registrant as specified in its charter)

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British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 2701, 27/F., Tower 1,
Admiralty Center, 18 Harcourt Road,
Admiralty, Hong Kong
Tel: +852 3890 3601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yuning “Grace” Bai, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1-212-588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 +1-212-530-2206

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Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 30, 2025

GRANDE GROUP LIMITED

1,875,000 Class A Ordinary Shares

This is an initial public offering (the “Offering”) of 1,875,000 Class A ordinary shares, par value US$0.00001 per share (the “Class A Ordinary Shares”), of Grande Group Limited (“Grande” or the “Company”), representing 9.55% of the Class A Ordinary Shares following completion of the Offering. Following the completion of the Offering, 9.55% of the Class A Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise the over-allotment option.

We expect the initial public offering price for the Offering will be between US$4.00 and US$6.00 per Class A Ordinary Share (the “Offering Price”). We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “GRAN.” Prior to this Offering, there has been no public market for our Class A Ordinary Shares. This Offering is contingent on the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by the Nasdaq Capital Market, this Offering will not be completed.

Grande’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

As of the date of this prospectus and subsequent to the Offering, Mr. Tak Kai Raymond, TAM and Ms. Yujie, CHEN (our Chief Executive Officer and the Chair of our Board) have and will continue to have majority voting control of the Company through their control of Grande Holding Limited (“Grande Holding”), our Controlling Shareholder. Grande Holding is ultimately owned as to 75% by Mr. Tak Kai Raymond, TAM and 25% by Ms. Yujie, CHEN, and Mr. Tam and Ms. Chen are deemed as the beneficial owners of the shares of Grande held by Grande Holding. As of the date of this prospectus, Mr. Tak Kai Raymond, TAM and Ms. Yujie, CHEN, through Grande Holding, hold 15,194,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, equivalent to approximately 97.83% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares. After the Offering, Grande Holding will hold 15,194,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option, equivalent to approximately 96.30% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares. As a result, Mr. Tak Kai Raymond, TAM and Ms. Yujie, CHEN will be able to control the management and affairs of Grande through Grande Holding. We may be deemed to be a “controlled company” within the meaning of the under Nasdaq Listing Rules 5615(c), and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Risk Factors — Risks Related to our Corporate Structure — The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Grande Holding, which will hold in the aggregate 96.30% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.” on page 41 and “Prospectus Summary — Implication of Being a Controlled Company.” on page 15 of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 to read about factors you should consider before buying our Class A Ordinary Shares.

Grande is an “Emerging Growth Company” under applicable U.S. federal securities laws and is, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 13 of the Prospectus for more information.

Investors are cautioned that they are buying shares of a British Virgin Islands (“BVI”) holding company with operations conducted in Hong Kong by its subsidiary. Grande is not a Chinese or Hong Kong operating company but is a holding company incorporated in the BVI. As a holding company with no material operation, Grande conducts its business in Hong Kong through its wholly-owned subsidiary, Grande Capital Limited (“Grande Capital” or “Operating Subsidiary”), a company incorporated in Hong Kong. This is an offering of the Class A Ordinary Shares of Grande, the holding company in the BVI, instead of shares of the Operating Subsidiary in Hong Kong. Investors in this Offering will not directly hold equity interests in the Operating Subsidiary. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in Grande’s operations and/or a material change in the value of the securities Grande is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by our Operating Subsidiary in Hong Kong. We and our subsidiaries do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having all of its operations to date in Hong Kong and having existing or potential clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. For the fiscal year ended March 31, 2024, we had 16, 6 and 4 clients from Hong Kong, Mainland China, and Singapore, respectively, while for the year ended March 31, 2023, we had 9, 2 and 5 clients from Hong Kong, Mainland China and Singapore, respectively. For the six months ended September 30, 2024, we had 12, 6 and 4 clients from Hong Kong, Mainland China, and Singapore, respectively. For the nine months ended December 31, 2024, we had 16, 6 and 4 clients from Hong Kong, Mainland China, and Singapore, respectively. Additionally, the legal and operational risks associated with operating in Mainland China may also apply to the operations of our subsidiaries in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to Grande or Grande Capital, given the substantial operations of our subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our subsidiaries were to become subject to the PRC laws and regulations, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our subsidiaries and may intervene or influence their operations, which could result in a material change in the operations of our Operating Subsidiary and/or the value of Grande’s Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impact our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain” on page 20; and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which we Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 25.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Regulatory Development in the PRC” beginning on page 11. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in

Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, on the basis that: (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (ii) we and our subsidiaries do not have any operations in Mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong and all of our revenues and profits are generated by our subsidiary in Hong Kong and we and our subsidiaries have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in ours audited consolidated financial statements for the same period; (v) although our Hong Kong Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we and our subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our Operating Subsidiary has been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As advised by our PRC Counsel, China Commercial Law Firm, neither we nor our subsidiaries are currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors.

However, as further advised by our PRC Counsel, China Commercial Law Firm, since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation and the listing of our Class A Ordinary Shares on the United States or other foreign exchanges. If the Trial Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, or if we or our Operating Subsidiary is subject to cybersecurity review, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC or the CSRC review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which we Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 25.

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in California and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor, with the last inspection having occurred in December 2023. Our auditor is not affected by and not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or AHFCAA. These recent developments could also add uncertainties to this Offering and we cannot assure you that the Nasdaq Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 45.

Grande is a holding company incorporated in the BVI, and relies on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to Grande.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from Grande to our subsidiaries or from our subsidiaries to Grande, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

Grande is a BVI company, and Grande Capital Limited is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of Grande to transfer cash to or from Grande Capital, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Grande and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Grande and U.S. investors and amounts owed. Since the only transfer of cash among and Grande and Grande Capital were in the form of dividends and there are no limitations on the abilities of Grande to transfer cash to or from its subsidiaries or to investors under Hong Kong law, Grande has not established cash management policies that dictate how funds are transferred.

On June 25, 2024, Grande Capital Limited declared a cash dividend of HK$6 million (approximately US$769,231) to our Controlling Shareholder, Grande Holding Limited, for the purpose of distribution of profits obtained during the year. Save as previously disclosed, as of the date of the prospectus, and for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, neither Grande nor its subsidiaries have declared or made any dividend or contribution to their respective shareholders.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

	Per Share		Total(4)
Offering price(1)	US$	4.00	US$	7,500,000
Underwriting discounts(2)	US$	0.28	US$	525,000
Proceeds to the Company before expenses(3)	US$	3.72	US$	6,975,000

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(1)      Determined based on the proposed minimum offering price per Class A Ordinary Share.

(2)      We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 132.

(3)      Excludes fees and expenses payable to the underwriters.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 281,250 additional Class A Ordinary Shares from us at the offering price, less underwriting discounts, within 45 days after the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the offering price per share is US$4.00 (the proposed minimum offering price per Class A Ordinary Share), the total underwriting discounts payable will be US$603,750 and the total proceeds to us, before expenses, will be US$8,021,250.

We expect our total cash expenses for this Offering to be approximately US$1,131,559, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about      , 2025.

The date of this prospectus is      , 2025

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the BVI. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

i

Grande is incorporated under the laws of the BVI as a BVI business company with limited liability and a majority of its outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Through and including ________, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Amended and Restated Memorandum and Articles of Association” are to the amended and restated memorandum and articles of association of the Company adopted on November 11, 2024 and filed with the Registry of Corporate Affairs of the British Virgin Islands on November 18, 2024;

•        “BCA” are to the BVI Business Companies Act (Revised) of the BVI, as amended, supplemented or otherwise modified from time to time;

•        “BVI” are to the British Virgin Islands;

•        “CAGR” are to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “China” or the “PRC” are to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Class A Ordinary Shares” are to the class A ordinary shares of Grande (as defined below), par value US$0.00001 per share;

•        “Class B Ordinary Shares” are to the class B ordinary shares of Grande (as defined below), par value US$0.00001 per share;

•        “Code of Conduct” are to the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong;

•        “Controlling Shareholder” are to Grande Holding Limited, a company incorporated under the laws of the Cayman Islands;

•        “ECM” are to equity capital market;

•        “Exchange Act” are to the Securities Exchange Act of 1934;

•        “FRR” are to the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

•        “HKD,” “HK Dollar,” or “HK$” are to the legal currency of Hong Kong;

•        “HK Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong and the Rules Governing the Listing of Securities on GEM of The Stock Exchange of Hong Kong (as applicable), as amended, supplemented or otherwise modified from time to time;

•        “HKSE” are to The Stock Exchange of Hong Kong Limited;

•        “HKSFC” are to the Securities and Futures Commission of Hong Kong;

•        “HK Takeovers Codes” are to the Codes on Takeovers and Mergers and Share Buybacks issued by the HKSFC, as amended, supplemented or otherwise modified from time to time;

•        “Industry Report” are to the market research report commissioned by us and prepared by Migo on the overview of the industry in which we operate;

•        “IPO(s)” are to initial public offering(s), the listing of a company’s shares on a stock exchange;

•        “Licensed Representative(s)” are to an individual who is granted a license under section 120(1) or 121(1) of the SFO to carry on one or more than one regulated activities;

•        “Mainland China” are to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Migo” are to Migo Corporation Limited, an independent market research agency, an independent third-party;

•        “Operating Subsidiary” and “Grande Capital” are to Grande Capital Limited, a company with limited liability incorporated under the laws of Hong Kong, and a direct wholly-owned subsidiary of Grande;

•        “Ordinary Shares” are to Class A and Class B Ordinary Shares;

•        “Responsible Officer(s)” or “RO” are to a Licensed Representative who is also approved as a responsible officer under section 126 of the SFO to supervise one or more than one regulated activity of the licensed corporation to which he/she is accredited;

•        “SEC” are to the U.S. Securities and Exchange Commission;

•        “SFO” are to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

•        “Sponsor Guidelines” are to the Additional Fit and Proper Guidelines for Corporations and Authorized Financial Institutions Applying or Continuing to Act as Sponsors and Compliance Advisers published by the HKSFC;

•        “US$”, “$”, “dollars” or “U.S. dollars” are to the legal currency of the United States;

•        “U.S. GAAP” are to generally accepted accounting principles in the United States; and

•        “we,” “us,” “our,” “the Company” and “Grande” are to Grande Group Limited, a BVI business company, and does not include its subsidiaries, Grande Capital and Grande Securities Limited. Where appropriate, we shall refer to the subsidiaries by their legal names, collectively as “our subsidiaries”, or “Operating Subsidiary” when we refer to our operating entity, Grande Capital Limited, as the case may be, and clearly identify the entity in which investors are purchasing an interest.

Grande is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiary Grande Capital, using Hong Kong dollars. The reporting currency of Grande Capital is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. The assets and liabilities are translated into U.S. dollars from Hong Kong dollars at the year-end exchange rate. Its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The year-end and year-average exchange rates are as follows:

	March 31,
	2024		2023
	Year-end	Year-average	Year-end	Year-average
U.S. dollars: Hong Kong dollars	7.8000	7.8000	7.8000	7.8000
	September 30,
	2024		2023
	Period-end	Period-average	Period-end	Period-average
U.S. dollars: Hong Kong dollars	7.8000	7.8000	7.8000	7.8000

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

This prospectus contains information derived from various public sources and certain information from an industry report commissioned by us and prepared by Migo Corporation Limited, or “Migo,” a third-party industry research consultancy firm, to provide information regarding our industry and market position. Industry data, projections, and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. While we generally believe the information contained in such report to be accurate and reliable, we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports.

Overview

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business is carried out by our wholly-owned Operating Subsidiary in Hong Kong, Grande Capital. Grande Capital is a boutique financial firm that focuses on providing quality corporate finance advisory services to clients in Asia. Grande Capital is a licensed corporation under the SFO to engage in Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. According to the Industry Report, Grande Capital ranked 10th out of a total of 301 licensed corporations licensed to carry out Type 6 regulated activity, in terms of number of deals for financial advisers in Hong Kong from March 31, 2023 to March 31, 2024, with a market share of 3.6%. Since Grande Capital, our Operating Subsidiary, first obtained its licenses under the SFO on January 23, 2018, Grande Capital has sponsored and completed 16 successful IPOs (i.e. IPO that successfully closed and listed) on the HKSE. For the six months ended September 20, 2024 and the years ended March 31, 2023 and 2024, Grande Capital sponsored and completed nil, 3 and 3 successful IPOs on the HKSE, respectively. Furthermore, for the years ended March 31, 2023 and 2024 and the six months ended September 30, 2024, 2, nil and 1 listing applicants mandated Grande Capital as their listing sponsors for their IPO processes on the HKSE, respectively. From September 30, 2024 to the date of the prospectus, Grande Capital has not received any new listing sponsorship mandate.

The service offerings of our Operating Subsidiary mainly include the following:

(1) IPO sponsorship and related services

Grande Capital acts as sponsor to companies aspiring to list on the HKSE. Grande Capital takes the principal role of advising and guiding listing applicants throughout the IPO process, coordinating the listing progress, conducting due diligence, performing all duties of a sponsor as required under the applicable rules and regulations and acting as the primary channel of communication with the regulators such as the HKSE and the HKSFC concerning the listing, in return for a sponsor’s fee. The clients pay us by way of progress payment based on achievement of certain milestones, such as signing of the engagement letter, submission of listing application, and first dealing of shares, in the IPO progress and we recognize the listing sponsorship services fee as our revenue when the performance obligation is satisfied.

Since 2022, as part of our IPO sponsorship services, the Operating Subsidiary has also started participating in underwriting syndicates for those IPOs in which the Operating Subsidiary acted as sponsors, in return for underwriting commissions.

(2) Corporate financial advisory services

Grande Capital also provides a wide range of corporate financial advisory services to clients, which can be broadly classified into the following 3 categories:

General advisory services: these mainly include (i) advisory works for private companies, public companies listed on HKSE, as well as their shareholders, advising them on the terms and structures of proposed transactions, such as takeovers, merger and acquisitions, and investment, and the relevant implications of the Hong Kong regulatory framework, which primarily include the HK Listing Rules and the HK Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as U.S. exchanges. The Operating Subsidiary charges a fixed fee payable by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

Independent financial advisory services: these mainly include providing advice to the independent board committee members and independent shareholders of companies listed on HKSE, rendering recommendation and opinions, in return for a fixed fee paid by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

Compliance advisory services: these mainly include advisory works to listed companies in Hong Kong in relation to post-listing compliance matters, in return for a monthly fee.

(3) Referral services

Since mid-2024, Grande Capital also provide referral services to other professional parties, such as financial institutions, for equity and debt fund raising exercises, for referral fees. Occasionally we may on a case by case basis come across fund-raising exercises which require the introduction of other professional parties in which we may obtain referral fees. Such referral fee is generally based on a percentage of the fee charged by our clients in the particular fund-raising exercises.

The table below sets out a breakdown of our revenue by business segments for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023:

	For the six months ended September 30, 2024		For the years ended March 31,
			2024		2023
	US$	%	US$	%	US$	%
IPO sponsorship and related services	234,686	13.4	3,341,819	73.8	2,775,214	71.7
Corporate financial advisory services	946,379	54.1	1,187,377	26.2	1,095,753	28.3
Referral services	568,978	32.5	—	—	—	—
Total	1,750,043	100.0	4,529,196	100.0	3,870,967	100.0

Since the commencement of our business, Grande Capital has been an active player in the equity capital market in Hong Kong, serving clients from a wide spectrum of industry sectors, either listed or planning to list in Hong Kong. Our client base spans Hong Kong, Singapore and the PRC. For the year ended March 31, 2024, we had 16, 6 and 4 clients from Hong Kong, the PRC and Singapore, respectively, while for the year ended March 31, 2023, we had 9, 2 and 5 clients from Hong Kong, the PRC and Singapore, respectively. For the six months ended September 30, 2024, we had 12, 6 and 4 clients from Hong Kong, the PRC and Singapore, respectively. For the nine months ended December 31, 2024, we had 16, 6 and 4 clients from Hong Kong, Mainland China, and Singapore, respectively. Revenues derived from clients in Hong Kong, the PRC and Singapore was approximately 59.2%, 34.0% and 6.8% of our total revenue for the year ended March 31, 2024, respectively, and 34.0%, 50.8% and 15.2% of our total revenue for the year ended March 31, 2023, respectively. Revenues derived from clients in Hong Kong, the PRC and Singapore was approximately 52.9%, 28.9% and 18.2% of our total revenue for the six months ended September 30, 2024, respectively.

The sales and marketing function of Grande Capital is primarily performed by our management and project execution team who are responsible for maintaining relationships with existing clients, exploring sales lead from new clients, and maintaining relationships with professional parties partners in the financial services industry. Grande Capital’s projects generally originate from the networks of our management and our project execution team, referrals from existing clients or other professional parties and direct approaches by clients due to our market reputation. Grande Capital maintains a company website which showcases our completed projects.

Attributable mainly to the increase of successful IPOs where Grande Capital acted as a sponsor, our revenue increased from approximately US$3.9 million for the year ended March 31, 2023 to approximately US$4.5 million for the year ended March 31, 2024; while our profit before tax increased from approximately US$1.5 million to approximately US$2.1 million in the corresponding years.

According to Migo, Hong Kong is one of the world’s largest securities markets by market capitalization. According to the HKSE, there were a total of 2,283 companies and 326 companies listed on the Main Board and GEM in 2023, respectively, with a CAGR of approximately 4.4% and 5.3% since 2014, respectively. Driven by (i) Hong Kong having well-established financial and legal systems with a comprehensive regulatory regime; (ii) Hong Kong’s capital market having a high level of openness to and freedom of capital flow; (iii) financial technology being adopted comprehensively in the financial industry; and (iv) the HKSE opening up new capital sources such as listing exchange traded fund tracking stocks in the Middle East, it is expected that the Hong Kong corporate finance market will continue to grow.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        A wide range of corporate finance advisory services.

•        A strong track record of successful IPO cases.

•        Established client base and strong business network across different industry sectors and geographic locations.

•        An experienced and dedicated management team.

Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

•        Continue to develop the corporate finance advisory business.

•        Further develop the ECM services.

•        Develop our asset management business.

•        Promote and enhance our brand locally and in the overseas.

Corporate History and Structure

Grande Group Limited is a holding company with no operations of its own. We conduct our business in Hong Kong through, Grande Capital, our Operating Subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of Grande Group Limited.

Grande Group Limited, formerly known as “Hero Intelligence Group Limited”, was incorporated as a limited liability company on August 6, 2020 in the BVI. It is a holding company and is not actively engaging in any business. Under its Amended and Restated Memorandum and Article of Association, Grande Group Limited is authorized to issue a maximum of 5,000,000,000 Ordinary Shares, par value US$0.00001 per share, divided into (i) 4,950,000,000 Class A Ordinary Shares, par value US$0.00001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value US$0.00001 per share. The registered office of Grande Group Limited is at the office of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. As of the date of this prospectus, 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding, of which 15,194,000, 869,750, 852,000 and 834,250 Class A Ordinary Shares are held by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively; and 5,000,000 Class B Ordinary Shares are held by Grande Holding Limited.

On June 4, 2024, the then sole shareholder of the Company, Grande Holding Limited, approved a share subdivision of its issued and unissued shares at a ratio of 100,000 for one (1), pursuant to which each of the Company’s existing issued and unissued ordinary share, par value US$1.00 per share, has been subdivided into 100,000 ordinary shares, par value US$0.00001 per share, and all the subdivided shares be ranked pari passu in all respects with each other (the “Share Subdivision”). Prior to the Share Subdivision, the Company was authorized to issue a maximum of 50,000 ordinary shares, par value US$1.00 per share; and subsequent to the Share Subdivision, the Company was authorized to issue a maximum of US$50,000 divided into 5,000,000,000 ordinary shares, par value of US$0.00001 per share, and after such Share Subdivision, the number of issued and outstanding shares in the Company was 10,000,000 ordinary shares, par value US$0.00001 per share, of which all were held by Grande Holding Limited.

On July 4, 2024, Grande Holding Limited entered into Sale and Purchase Agreements with each of Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively. Pursuant to the Sales and Purchase Agreements, Grande Holding Limited sold, and Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited acquired, 4.9%, 4.8% and 4.7% equity interests in Grande Group Limited at the consideration of US$27,480, US$26,919 and US$26,358, respectively. On the same date, Grande Holding Limited executed the instrument of transfers whereby Grande Holding Limited transferred 490,000, 480,000 and 470,000 ordinary shares, out of its 10,000,000 ordinary shares, to Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively. Subsequent to the transfers, Grande Group Limited is owned as to 8,560,000, 490,000, 480,000 and 470,000 ordinary shares by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited.

On November 11, 2024, the Company passed board resolutions and shareholders resolutions approving that:

(i)     the maximum number of shares the Company authorized to issue are re-classified and divided from 5,000,000,000 shares of one class, US$0.00001 par value, into (a) 4,950,000,000 Class A Ordinary Shares, US$0.0001 par value each; and (b) 50,000,000 Class B Ordinary Shares, US$0.00001 par value each;

(ii)    amongst of which, the 4,940,000,000 authorized but unissued shares are re-designated into 4,940,000,000 Class A Ordinary Shares; and 50,000,000 authorized but unissued shares be re-designated into 50,000,000 Class B Ordinary Shares; and

(iii)   the 10,000,000 authorized and issued shares, held as to 8,560,000, 490,000, 480,000 and 470,000 ordinary shares by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, are re-designated into 8,560,000, 490,000, 480,000 and 470,000 Class A Ordinary Shares held by each, respectively.

(the above events are collectively referred as the “Share Redesignation”)

On November 11, 2024, the Company also adopted its Amended and Restated Memorandum and Articles of Association which became effective on November 18, 2024.

On November 18, 2024, the Company further issued 6,634,000, 379,750, 372,000 and 364,250 Class A Ordinary Shares to Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, and 5,000,000 Class B Ordinary Shares to Grande Holding Limited.

Subsequently, as of the date of this prospectus, 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding, of which (i) 15,194,000, 869,750, 852,000 and 834,250 Class A Ordinary Shares are held by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively; and (ii) 5,000,000 Class B Ordinary Shares are held by Grande Holding Limited.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Subdivision and Share Redesignation, as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and after giving effect to our initial public offering (assuming no exercise of the over-allotment option by the underwriters):

Tak Kei Raymond, TAM
100%
Rosy Beauty Investments Limited
British Virgin Islands
Yujie, CHEN
100%
100%
Blazing Success Holdings Limited
British Virgin Islands
Ocean Empire Group Limited
British Virgin Islands
75%
25%
Grande Holding Limited
Cayman Islands
Other Existing <5% Shareholders(1)
Public Shareholding
Pre-offering: 85.60% Class A Ordinary Shares; 100% Class B Ordinary Shares
Post-offering: 77.42% Class A Ordinary Shares; 100% Class B Ordinary Shares
Pre-offering: 14.40% Class A Ordinary Shares
Post-offering: 13.02% Class A Ordinary Shares
Pre-offering: 0% Class A Ordinary Shares
Post-offering: 9.55% Class A Ordinary Shares
Issuer
Grande Group Limited(2)
British Virgin Islands
Tin Duk Victor, CHEUNG
49%
100%
51%
Grande Capital Limited(3)
Hong Kong
Grande Securities Limited(4)
Hong Kong

__________

(1)      As of the date of the prospectus, there are 3 (three) shareholders of record that have shareholding less than 5%.

(2)      Grande Group Limited is a holding company with no operations of its own.

(3)      Grande Group Limited conducts all its operations through its wholly-owned operating entity, Grande Capital Limited, which is incorporated under the laws of Hong Kong.

(4)      Grande Securities Limited is a partially owned subsidiary of Grande Group Limited. Grande Securities Limited is not engaging in any business and is currently dormant.

Grande Group Limited, is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations, Grande Group Limited conducts all its operations through its operating entity, Grande Capital Limited. Grande Capital Limited was incorporated under the laws of Hong Kong on April 6, 2017. Grande Capital Limited is a limited liability company licensed with the HKSFC to undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities. Grande Capital Limited is our Operating Subsidiary and is wholly owned by Grande Group Limited. Grande Securities Limited (formerly known as “Joyful Dragon Corporation Limited”) was incorporated under the laws of Hong Kong on March 5, 2021. Grande Securities Limited is a partially owned subsidiary of Grande Group Limited. Grande Securities Limited is not engaging in any business and is currently dormant.

Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchase equity solely of Grande Group Limited, the BVI holding company.

Transfers of Cash to and from our Subsidiaries

Grande Group Limited is a holding company with no operations of its own. It conducts its operation in Hong Kong through its Hong Kong subsidiary, Grande Capital. Grande Group Limited relies on dividends or payments to be paid by its Hong Kong subsidiaries (i.e. Grande Capital and Grande Securities), to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

Grande Group Limited is permitted under the laws of BVI to provide funding to its subsidiaries in Hong Kong (i.e., Grande Capital and Grande Securities) through loans and/or capital contributions without restrictions on the amount of the funds. Grande Capital and Grande Securities are also permitted under the laws of Hong Kong to provide funding to Grande, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries to Grande, our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BCA and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and Grande will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. We have not adopted and do not maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Grande is a BVI company, and Grande Capital and Grande Securities are both Hong Kong companies. There are no restrictions on foreign exchange and there are no limitations on the abilities of Grande to transfer cash to or from Grande Capital and Grande Securities, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Grande and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to Grande and U.S. investors and amounts owed. Since the only transfer of cash among Grande and Grande Capital and Grande Securities were in the form of dividends and there are no limitations on the abilities of Grande to transfer cash to or from its subsidiaries or to investors under Hong Kong law, Grande has not established cash management policies that dictate how funds are transferred.

On June 25, 2024, Grande Capital declared a cash dividend of HK$6 million (approximately US$769,231) to our Controlling Shareholder, Grande Holding Limited, for the purpose of distribution of profits obtained during the year. Save as previously disclosed, as of the date of the prospectus, and for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, neither Grande nor its subsidiaries have declared or made any dividend or contribution to their respective shareholders.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 40, and the audited combined financial statements and the accompanying footnotes beginning on F-2 of this prospectus, for more information.

Risk Factors Summary

We face risks and uncertainties relating to our business and operation, including, but not limited to the following:

Risks Relating to Doing Business in the Jurisdictions in which we Operate

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our subsidiaries and may intervene or influence their operations, which could result in a material change in the operations of our Operating Subsidiary and/or the value of Grande’s Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on a U.S. exchange and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiaries may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        There are political risks associated with conducting business in Hong Kong. The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could adversely impact our Operating Subsidiaries in Hong Kong, which represent substantially all of our business.

•        The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

For a detailed description of the risks above, please refer to pages 20 to 27

Risks Relating to our Business and Operation

•        Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

•        The corporate finance services industry in Hong Kong is fiercely competitive, and we may lose our competitiveness to our competitors.

•        We are subject to extensive and evolving regulatory requirements, the non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

•        We, through our Hong Kong subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

•        We rely on a limited number of key clients for our business, therefore, we are subject to significant client concentration risk.

•        Our revenue and profitability are highly unpredictable, since (1) the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature; (2) progress-based payment arrangement; and (3) possible default or delay of payments from our clients

•        We and our subsidiaries may be subject to litigation, arbitration, regulatory proceedings, or other legal proceeding risks, in particular, we may be subject to various professional liabilities and claims.

•        Illegal or improper activities, violation of professional standards, and the misconduct of our personnel or third parties could harm our reputation and businesses. Our business and prospects may be materially and adversely affected if our risk management and internal control systems are ineffective or inadequate, and we may not be able to fully detect money laundering and other illegal or improper activities in our business operations on a timely basis or at all, which could subject us to liabilities and penalties.

•        We are exposed to risks associated with retention and recruitment of licensed and/or qualified personnel. Furthermore, where one or more of the regulated activities of our Operating Subsidiary has less than two responsible officers, our Operating Subsidiary will be in breach of the relevant licensing requirements which could adversely affect our licensing status which may jeopardize our business operation.

•        Our management team lacks experience in managing a U.S. public company.

For a detailed description of the risks above, please refer to pages 31 to 40.

Risks Relating to Our Corporate Structure

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

•        The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Grande Holding, which will hold in the aggregate 96.30% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

•        We are incorporated under the law of the British Virgin Islands and conduct substantially all of your operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Risks Relating to Our Class A Ordinary Shares and This Offering

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•        There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

For a detailed description of the risks above, please refer to pages 45 to 53.

Permission Required From the Hong Kong Authorities

Due to the licensing requirements of the HKSFC, our Operating Subsidiary, Grande Capital is required to obtain necessary licenses to conduct its business in Hong Kong and its business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC. Grande Capital currently holds a Type 1 license (dealing in securities) and a Type 6 license (advising on corporate finance). These licenses have no expiration date and will remain valid unless they are suspended, revoked, or cancelled by the HKSFC. Grande Capital pays standard annual fees to the HKSFC and are subject to continuing regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others. See “Regulation — Licensing and Registration under the SFO Administered by the HKSFC” on page 94.

As advised by our Hong Kong counsels, Loong & Yeung and David Fong & Co., as of the date of this prospectus, neither we nor Grande Capital are required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Accordingly, as confirmed by our Hong Kong counsels, Loong & Yeung and David Fong & Co., and our PRC counsel, China Commercial Law Firm, we believe the PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Grande is a holding company incorporated in the BVI with operating entity solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with all of our officers and members of the board of directors based in Hong Kong, and all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong. However, we cannot assure you that we will not be subject to PRC law and regulation or be required to file with the CSRC if the Draft Rules on Overseas Listing were to be fully enacted in the future.

Furthermore, although our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business, operations, and for “Know Your Customers” purposes (to combat money laundering), as advised and confirmed by China Commercial Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations will not have an impact on our business, operations or this Offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong or an offering by a company like ours; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of approximately less than one thousand Mainland China individuals and has acquired the clients’ separate consents; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Moreover, as advised by Loong & Yeung and David Fong & Co., pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not currently be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by China Commercial Law Firm, neither we nor our subsidiaries, including our Operating Subsidiary in Hong Kong, are currently required to obtain any permission or approval from the Mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. Additionally, neither we nor our subsidiaries are required to obtain CSRC or CAC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, as further advised by China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, relevant Mainland China data privacy, cybersecurity laws and other regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Moreover, if there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which we Operate — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” On page 25.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

In determining whether more than 50% of our outstanding voting securities are held by U.S. residents, we will examine the record ownership of brokers, dealers, banks, or nominees holding securities for the accounts of their customers and any beneficial ownership reports or other information available to us in the U.S. and Cayman Islands (our home jurisdiction). If more than 50% of our outstanding voting securities (i.e. sum of outstanding Class A Ordinary Shares and Class B Ordinary Shares, each counting as one share) are held by U.S. residents and any of the above three circumstances apply, we would cease to be a foreign private issuer.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. Upon the completion of this Offering, our Controlling Shareholder, Grande Holding, will own 77.42% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 96.30% of our total voting power, assuming that the underwriters do not exercise their over-allotment option. The Class B Ordinary Shares outstanding are all ultimately and beneficially owned by Mr. Tak Kai Raymond, TAM and Ms. Yujie, CHEN (our Chief Executive Officer and the Chair of our Board), through Grande Holding.

Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Mr. Tam and Ms. Chen, through Grande Holding Limited, will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares held by Grande Holding represent at least 51% of the voting power of all outstanding Ordinary Shares, i.e. the high-vote shares shareholder must keep more than 2,990,625 Class B Ordinary Shares after the Offering to control the outcome of matters submitted to shareholders for approval. Our Amended and Restated Memorandum and Articles of Association do not include the sunset provisions to limit the lifespan of the Class B Ordinary Shares (meaning the high-vote feature of our Class B Ordinary Shares may persist indefinitely). The death of the ultimate beneficial owner of our Class B Ordinary Shares or intra-family transfers of Class B Ordinary Shares would not require conversion of the Class B Ordinary Shares.

As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in December 2023. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 45.

Corporate Information

Our principal executive offices are located at Suite 2701, 27/F, Tower 1, Admiralty Center, 18 Harcourt Road, Admiralty, Hong Kong. Our registered office in the BVI is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Grande Capital maintains a website at https://grande-capital.com/. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer:	Grande Group Limited
Securities being Offered:	1,875,000 Class A Ordinary Shares, par value US$0.00001 per Ordinary Share.
Ordinary Shares Outstanding Prior to Completion of this Offering:	17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares.
Ordinary Shares Outstanding Immediately after this Offering:

19,625,000 Class A Ordinary Shares (19,906,250 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full) and 5,000,000 Class B Ordinary Shares.

Initial Public Offering Price per Class A Share:	We estimate the initial public offering price will be between US$4.00 and US$6.00 per Class A Ordinary Share.
Over-allotment Option:

We have granted the underwriters an option for a period of 45 days after the closing of this Offering to purchase up to 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts.

Lock-up:

Each of our directors, executive officers and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares will enter into a lock-up agreement with the underwriters not to sell, transfer or dispose of any Ordinary Shares for a period of six months from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting.”

The Company has agreed not to not to sell, transfer or dispose of any Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of six months from the closing of this Offering.

Listing:	We plan to list our Class A Ordinary Shares on the Nasdaq Capital Market
Proposed Nasdaq Capital Market Symbol:	GRAN
Transfer Agent:	VStock Transfer, LLC
Risk Factors:	See “Risk Factors” beginning on page 20 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.

Use of Proceeds:

We estimate that the net proceeds to us from this Offering will be approximately US$5.84 million or approximately US$6.88 million if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full, assuming an offering price of US$4.00 per share (the proposed minimum offering price per Class A Ordinary Share), after deducting underwriting discounts, the non-accountable expense allowance and other estimated offering expenses payable by us, including cash expenses payable to the underwriters for their reasonable out-of-pocket expenses.

We intend to use the net proceeds of this Offering primarily for strengthening our corporate finance advisory business, developing our asset management business, increasing our liquid capital and general working capital and corporate purposes. See “Use of Proceeds” on page 55 for additional information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Doing Business in the Jurisdictions in which we Operate

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our subsidiaries and may intervene or influence their operations, which could result in a material change in the operations of our Operating Subsidiary and/or the value of Grande’s Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

Our Operating Subsidiary is located and operate its business in Hong Kong, a special administrative region of the PRC. Although some of our clients are companies from Mainland China or companies that have shareholders and directors that are individuals from Mainland China, we and our Operating Subsidiary does not have operations in Mainland China. Furthermore, pursuant to the Basic Law of Hong Kong, national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Operating Subsidiary were to become subject to the laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiaries may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, as advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we and our subsidiaries do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we nor our Operating Subsidiary have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S since neither we nor our subsidiaries are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we and our subsidiaries were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we and our subsidiaries are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we and our subsidiaries may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of providing the service offerings of our Operating Subsidiaries, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we and our subsidiaries are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we and our subsidiaries are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we and our subsidiaries have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

All of our business and operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

Section 132 of the Securities and Futures Ordinance (Chapter 157 of the Laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed corporation in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in, or is entitled to control the exercise of, the voting power of more than 10% of the total number of issued shares of the licensed corporation, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be the new substantial shareholder(s) of our HKSFC-licensed subsidiary, Grande Capital, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of the Company, which could deprive the holders of our Class A Ordinary Shares of the opportunity to receive a premium for their Class A Ordinary Shares as part of a future sale and may reduce the price of our Class A Ordinary Shares upon the consummation of a future proposed business combination.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted by our Operating Subsidiary in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks relating to the Industry in which we Operate

Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

All our business and operations were carried out in Hong Kong, and as the financial service provider for the capital market sectors of Hong Kong. Our results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong. Events with adverse impacts on investors’ confidence and risk appetites, such as riots or mass civil disobedience movements and general deterioration of the local economy, may lead to a reduction in investment or trading activities and in turn our business performance. Any change in the Hong Kong local economic, social and political environment, all of which are beyond our control, may lead to a prolonged period of sluggish market activities which would in turn have material adverse impact on our business.

The capital market and the economic conditions in general of Hong Kong are highly sensitive to conditions of the capital markets, political, social and economic conditions in Mainland China and globally. When there are unfavorable changes to the global or local market conditions, the capital market and the economy in Hong Kong may experience negative fluctuations in its performance. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in the capital market as a whole and have a negative impact on our business as a whole, the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and the results of operations. Additionally, continued turbulence in the international financial markets may adversely affect our ability to access the capital markets to meet liquidity needs. Financial markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the Covid-19 pandemic, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect the capital market of Hong Kong. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable financial market and economic conditions in Hong Kong, Mainland China, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services and increase price competition among financial services firms seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenues or within a timeframe sufficient to offset any decreases in revenues relating to changes in the market and economic conditions.

Given the close tie between Hong Kong and Mainland China, the stability of the Hong Kong economy and domestic market is susceptible to the general economic, political and regulatory environment in Mainland China. For the year ended March 31, 2024, a significant portion of our revenue is derived from our clients which are based and operate in Mainland China. As such, our continued profitability will depend to a material extent on the ability of our Mainland China clients to conduct fundraising activities, IPO, or securities offering in Hong Kong. Any material adverse changes in the economic performance, political situations and regulations in relation to the financial and securities market in Mainland China may adversely affect Mainland China-based companies’ desire to participate in the financial and securities market in Hong Kong. This may lower their demand for the services of our Operating Subsidiary and in turn adversely affect our financial condition and results of operations. The economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate, and control of the foreign exchange. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation as well as setting policy on foreign exchange. There is no assurance that the PRC government will not implement reforms or policies which may drastically (i) restrict Mainland China investors from investing abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to participate in the capital market in Hong Kong. Such intervention or policies changes may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland China business to conduct fundraising activities and securities offering in Hong Kong, or reduce the willingness of Mainland China investors to trade securities, or otherwise diminish the securities and financial market of Hong Kong, given the substantial reliance of Hong Kong financial and securities on the business and companies based in Mainland China. If the Chinese government implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Furthermore, the outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We are currently actively monitoring the situation in Ukraine, however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

The corporate finance services industry in Hong Kong is fiercely competitive, and we may lose our competitiveness to our competitors.

The financial and securities services industry in Hong Kong is highly competitive due to the vast number of market players in providing corporate finance advisory services similar to ours. The competitors may have longer operating history, better brand recognition and reputation, proven track record, operations in more geographic locations, stronger human and financial resources, wider range of services and stronger shareholders’ background than us. We expect that there will be more market players entering into the market and competition will be intensified. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Given the keen competition, we cannot assure that we will be able to maintain our competitive edge in response to the fast-changing business environment. In addition, competition creates an unfavorable pricing environment in the market in which we operate. Intensified competition may cause us to reduce our service fees in order to compete with other market players, which could place significant pressure on our ability to maintain gross margins and is particularly acute during market slowdowns, and will in turn materially and adversely affect our market share, financial condition and results of operations.

Our Operating Subsidiary and us are subject to extensive and evolving regulatory requirements, the non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of the licenses of the Operating Subsidiary, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we and our Operating Subsidiary may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

The Hong Kong financial market and corporate finance services industry in which we operate are highly regulated. The business operations of our Operating Subsidiary is subject to applicable laws, regulations, guidelines, circulars, and other regulatory guidance, and many aspects of our businesses depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. Serious non-compliance with regulatory requirements could result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations, or prohibitions on our future business activities or, if significant, suspension or revocation of our licenses. Failure to comply with these regulatory requirements could limit the scope of businesses in which we are permitted to engage.

Furthermore, additional regulatory approvals, licenses, permits, or qualifications may be required by relevant regulators in the future, and some of our current approvals, licenses, permits, or qualifications are subject to periodic renewal. Although our Operating Subsidiary, Grande capital, was not subject to any public disciplinary actions by the HKSFC for the last five years, any such public disciplinary actions may affect our ability to conduct business, harm our reputation and, consequently, materially and adversely affect our business, financial condition, results of operations, and prospects.

Our Operating Subsidiary, Grande Capital, is an HKSFC-licensed corporation that is subject to various requirements, such as remaining fit and proper at all times, minimum liquid and paid-up capital requirements, notification requirements, submission of audited accounts, submission of financial resources returns and annual returns, continuous professional training, under the SFO of Hong Kong and its subsidiary legislation and the codes and the guidelines issued by the HKSFC from time to time. If Grande Capital fails to meet the regulatory capital requirements in Hong Kong, the local regulatory authorities may impose penalties on us or limit the scope of our business, which could, in turn, have a material adverse effect on our financial condition and the results of operations. Moreover, the relevant capital requirements may be changed over time or subject to different interpretations by relevant governmental authorities, all of which are out of our control. Any increase in the relevant capital requirements or stricter enforcement or interpretation of the same may adversely affect our business activities. Any non-compliance with applicable laws, regulations, guidance or codes or any negative findings made by the regulators may result in (i) fines, deterrent penalties, or disciplinary actions against us, our Responsible Officers, Licensed Representatives or any of our personnel; or (ii) suspension or revocation of some or all of (a) our registrations or licenses for carrying on our business activities; or (b) the approvals or licenses granted to our personnel enabling them to carry out their responsibilities in our group. For instance, conditions may be imposed on our licenses restricting us from carrying on our business, or our Responsible Officers or Licensed Representatives may be banned from the industry for a specific period of time. Accordingly, our business operation, reputation, financial condition, and results of operations might be materially and adversely affected.

Furthermore, any material changes to the laws and regulations applicable to us and the Operating Subsidiary could significantly affect our operations. We cannot assure you that the business model and operations we currently have in place would be in compliance with any changes or updates to the regulatory requirements. Costs of compliance could increase and our fee structure may have to be adjusted. For instance, we may need to increase the headcounts of our subsidiaries if requirements over sponsor work become more stringent or obtain more licenses if the licensing requirements change. The sanctions imposed by the HKSFC against large sponsor firms for substandard due diligence in several recent widely-publicized cases demonstrate that the HKSFC expects high standards of sponsor’s conduct and we will need to continue to enhance our internal controls and systems in respect of our sponsor work in accordance with new regulatory requirements or guidance.

From time to time, Grande Capital may be subject to or required to assist in inquiries or investigations by relevant regulatory authorities or government agencies in Hong Kong or other jurisdictions, including the HKSFC, relating to its own activities or activities of third parties such as its clients. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise our business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, our financial soundness. We, our directors, or our employees, may be subject to such regulatory inquiries and investigations from time to time, regardless of whether we are the target of such regulatory inquiries and investigations. If any misconduct is identified as a result of inquiries, reviews or investigations, the HKSFC may take disciplinary actions that would lead to revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties against us, the responsible officers of the Operating Subsidiary, licensed representatives, directors, or other officers. Any such disciplinary actions taken against us, the responsible officers of the Operating Subsidiary, licensed representatives, directors, or other officers may have a material and adverse impact on our business operations and financial results. In addition, we and our Operating Subsidiary are subject to statutory secrecy obligations under the SFO of Hong Kong whereby we may not be permitted to disclose details on any HKSFC inquiries, reviews or investigations without the consent of the HKSFC. For further details, see “Regulation — Disciplinary Power of the HKSFC”.

Our business is also subject to regulation by various other governmental agencies in Hong Kong, in addition to the HKSFC, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, trade laws, anti-corruption and anti-bribery laws, and tax laws and regulations. Non-compliance with applicable regulations or requirements could subject us to investigations, enforcement actions, sanctions, disgorgement of profits, fines, civil and criminal penalties or injunctions, termination of contracts, and/or claims for damages by our clients or professional party partners. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected.

In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

We are affected by the rules and regulations governing listed companies on the HKSE.

During the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023 and up to the date of this prospectus, we, through our Operating Subsidiary provided corporate finance advisory services to clients who are listing applicants or listed companies or their shareholders or investors on the HKSE. These clients are required to comply with the HK Listing Rules, the HK Takeovers Codes and other rules and regulations where applicable. Any changes to such rules and regulations, particularly those affecting the appointment and the role of the sponsors in listing applications and the appointment and the role of financial adviser in specific transactions, may affect the demand for and the scope of the corporate finance advisory services which may in turn materially and adversely affect our results of operations.

Risks Relating to our Business and Operation

We, through our Hong Kong Operating Subsidiary, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

Our Operating Subsidiary has a relatively short operating history compared to some of our established competitors. Our Operating Subsidiary started to provide corporate finance advisory services, including listing sponsorship services, financial advisory, independent financial advisory services, and compliance advisory services in 2018. Our Operating Subsidiary only has a limited operating history with regard to such business upon which an evaluation of our prospects can be based. Our future revenues and cash flows may fluctuate significantly given our short operating history, rendering it difficult to predict our results of operations and prospects.

There is no assurance that we will sustain profitability or positive cash flow from the existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter given the rapidly evolving market in which we operate and our relatively short operating history. These risks and challenges include our ability to, among other things:

•        build a well-recognized Grande brand;

•        maintain and expand our client base;

•        maintain and enhance our relationships with partners;

•        attract, retain, and motivate qualified employees;

•        anticipate and adapt to changing market conditions and a competitive landscape;

•        Respond effectively to technological changes and advancements in our industry;

•        Mitigate potential cybersecurity threats and protect sensitive client and company data;

•        manage our future growth;

•        ensure that the performance of the services of our Operating Subsidiary meets client expectations;

•        maintain or improve the operational efficiency of our Operating Subsidiary;

•        navigate a complex and evolving regulatory environment;

•        defend ourselves in any legal or regulatory actions against us and our Operating Subsidiary;

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, our Operating Subsidiary may continue to introduce new service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

We rely on a limited number of key clients for our business, therefore, we are subject to significant client and industry concentration risk.

For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our top five clients accounted for 75.0%, 78.1% and 85.6% of our total revenues and our largest client accounted for 32.5%, 28.2% and 25.6% of our total revenue, respectively. Our clients are fairly concentrated and we rely on a limited number of key clients to generate revenue. Our client concentration risk is exacerbated due to our reliance on different clients, for different services engaged in different periods, and the fact that the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature.

Our concentration risk may be amplified due to the limited number of listing sponsorship projects that our Operating Subsidiary may sponsor in a given year. For example, our largest client for the year ended March 31, 2024 engaged our Operating Subsidiary for listing sponsorship and compliance advisory services, and our largest client for the year ended March 31, 2023 engaged us for listing sponsorship services. Our largest client for the six months ended September 30, 2024 engaged our Operating Subsidiary for referral services. Since the listing sponsorship services, financial and compliance advisory services and referral services are non-recurring in nature, there is no assurance that our Operating Subsidiary can continue to secure engagements comparable to the similar level as for the year ended March 31, 2024 in the future. If our Operating Subsidiary is unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected. Since our Operating Subsidiary first obtained its licenses in 2018, the Operating Subsidiary has sponsored and completed 16 IPOs on the HKSE, amongst of which, 14 IPOs that we have sponsored and completed are clients from construction industry. We are subject to industry concentration risk as our IPO sponsorship clients are highly concentrated in the construction industry. If the market conditions and performance of construction industry become unfavorable, our business and the results of operations may be adversely affected.

Our goal is to diversify our client base, industries coverage, revenue source and position ourselves as a trusted financial services provider. However, we cannot assure you that we will be successful in diversifying our client base and reducing our client and industry concentration risk. Moreover, if we lose a key client or if a client decides to engage in a competitor, and if we are unable to secure new clients during a period of time in the future, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted.

For our business activities, our Operating Subsidiary is required to comply with regulatory capital requirements and to maintain a high level of funds and liquidity. Failure to comply with these regulatory capital requirements could materially and negatively affect our business operation and overall performance.

As a corporation licensed with the HKSFC to carry on regulated activities, Grande Capital, our Operating Subsidiary is required under the SFO and Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) (the “FRR”) to maintain a minimum amount of paid-up share capital and liquid capital. As of the date of this prospectus, our Operating Subsidiary is in compliance with the respective regulatory capital requirements. However, there is no assurance that such failure will not happen in the future. Our liquid capital may be tightened when we commence our underwriting and placing services or carry out our proposed expansion plans. Failure to meet the above requirement may cause the HKSFC to suspend the licenses of the Operating Subsidiary, impose conditions in relation to our regulated activities, or take other appropriate disciplinary actions against us, which may adversely affect our business operations and financial performance. Failure to meet the above requirement could also affect client confidence, our ability to grow, our costs of funds, our ability to pay dividends on Class A Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations, and financial condition.

Our revenue and profitability are highly unpredictable, since (1) the revenue from the IPO corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature; (2) progress-based payment arrangement; and (3) possible default or delay of payments from our clients.

For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our revenue was primarily derived from the corporate finance advisory service, which includes listing sponsorship services, securities related services, financial advisory services, independent financial advisory services, compliance advisory services. Revenue of the corporate finance activities is to a large extent derived from transactions for which our Operating Subsidiary is engaged on a project basis with relevant terms and conditions (including professional fees and payment schedules) being negotiated and determined on a project-by-project basis subject to, amongst other things, the complexity of the transaction, the estimated time commitment and the overall capacity of the project execution team of our Operating Subsidiary. Since the mandates and the professional fee of the mandates, including the sponsor fee and financial advisory fee, are negotiated on a project-by-project basis, revenue generated from the corporate finance advisory services may fluctuate from time to time and may not recur. There is also no assurance that the clients who have previously sought our services will continue to retain us for future business, and there is no assurance that we can continue to secure the engagements of our Operating Subsidiary in the future. Therefore, the revenue generated from each client or engagement differs and we cannot assure that our future engagement fee rates will be comparable to those accepted by our clients during the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023.

The nature of the corporate finance activities also means the demand and scope for the services of our Operating Subsidiary are dependent on the conditions of the financial markets, which are in turn influenced by a variety of factors (such as investor sentiment or political/economic environments) beyond our control, resulting in uncertainties in relation to the sustainability of our financial performance. Any adverse market condition or market sentiment will affect clients’ decisions on the scale, timing, and stock market choices in respect of their fundraising needs, which may lead to lower demand for, delay to or termination of fundraising activities and our services and in turn affect the financial performance of our corporate finance advisory business. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected.

In general, service fees we charged for the projects are recognized when the underlying services have been provided and/or relevant milestones have been completed in accordance with the terms of our mandates by instalments, which are not necessarily based on the time or costs we have incurred for the project. The grant of approvals by the regulators such as the HKSE and the HKSFC will usually affect the project timeline. Failure in obtaining the necessary approvals as stipulated or at all could result in the delay or abortion of the transactions. Due to aforesaid nature of our projects and factors beyond our control, in particular our listing sponsorship engagements, it may not be possible to successfully complete each project, and consequently we may not receive the mandated payments in full for services provided or after we have expended substantial effort and time as scheduled or at all. If a milestone is not achieved or if a transaction is terminated before completion, the clients may delay in settling our invoices which are presented to them when due, or not settle them at all. In the case of default payments, if we have already incurred a significant amount of costs and expenditures for the project and the initial retainer fee or any progress payments received do not cover our total costs incurred, our results of operations may be materially and adversely affected. Failures or delays in receiving payments from our clients may adversely affect our cash flow position and our ability to meet the working capital requirement.

In these circumstances, our revenue and profitability may fluctuate from year to year and our financial performance is highly unpredictable.

Our businesses depend on our key management and professional staff, and our business may suffer if we are unable to recruit and retain them.

Our businesses depend on the skills, reputation, and professional experience of our key management executives, the network of resources and relationships they generate during the normal course of their activities, and the synergies among the diverse fields of expertise and knowledge held by our senior professionals. Therefore, the success of our business depends on the continued services of these individuals. If we lose their services, we may not be able to execute our existing business strategy effectively, and we may have to change our current business direction. These disruptions to our business may take up significant energy and resources of our company, and materially and adversely affect our future prospects.

Moreover, our business operations depend on our professional staff, our most valuable asset. Their skills, reputation, professional experience, and client relationships are critical elements in providing quality services to clients, managing our compliance and risk, and obtaining and executing client engagements. We devote considerable resources and incentives to recruiting and retaining these personnel. However, the market for quality professional staff is increasingly competitive. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations. We expect to face significant competition in hiring such personnel. Additionally, as we mature, current compensation scheme to attract employees may not be as effective as in the past. The intense competition may require us to offer more competitive compensation and other incentives to our talent, which could materially and adversely affect our financial condition and the results of operations. As a result, we may find it difficult to retain and motivate these employees, and this could affect their decisions about whether or not they continue to work for us. If we do not succeed in attracting, hiring, and integrating quality professional staff, or retaining and motivating existing personnel, we may be unable to grow effectively.

Where one or more of the regulated activities of our Operating Subsidiary has less than two responsible officers, our Operating Subsidiary will be in breach of the relevant licensing requirements which could adversely affect our licensing status which may jeopardize our business operation.

Under the licensing requirements of the SFO, our licensed corporation, which is also our Operating Subsidiary, Grande Capital, must have at all times at least two responsible officers to directly supervise the business of each of our regulated activities. At the date of this prospectus, Grande Capital has seven Responsible Officers for Type 1 (dealing in securities) and/or Type 6 (advising on corporate finance) regulated activities under the SFO. In addition, to act as a sponsor and compliance adviser, Grande Capital must ensure that there are sufficient Principals engaged in a full time capacity to oversee and supervise our transaction teams with at least two Principals engaged in a transaction team at all times. Without an adequate number of Principals, we cannot accept new engagements and may not be permitted to carry on our current roles as sponsor and compliance adviser.

In the event such number of our Responsible Officers resign, become disqualified or otherwise ineligible to continue their role as Responsible Officer, and at the same time the void created as a result thereof is without immediate and adequate replacement, this may result in a situation where one or more of the two regulated activities of our Operating Subsidiary have fewer than two Responsible Officers. In this case, we will be exposed to operational disruption, and thus may result in a breach of the relevant licensing requirement, which may subsequently result in the suspension of our HKSFC licenses and jeopardize our business operations and financial performance.

We may not be able to implement our business strategies and future plans successfully.

Our business strategies and future plans are set out in the paragraph headed ‘‘Growth Strategies’’ under the section headed ‘‘Business’’ and in the ‘‘Use of Proceeds’’ section in this prospectus. However, the successful implementation of these strategies and plans depends on a number of factors including but not limited to the following:

•        our ability to recruit and retain qualified and experienced professional staff; in particular, in the recruitment of qualified staff with relevant experience to support the expected commencement of the placing and underwriting services, asset management services, and international capital market services.

•        our ability to cope with increased exposure to financial risk, operational risk, market risk, and credit risk arising from our expanded scope of business;

•        our ability to comply with all regulatory requirements and maintain/obtain the qualifications on the range of financial and securities services we provide or intend to provide to our clients;

•        our ability to secure sufficient financial resources;

•        clients’ acceptance and demand for our services and our ability to compete with our competitors; and

•        our ability to adapt to the changes in the market and government policies.

Many of these factors are beyond our control and by nature, are subject to uncertainty. As such, there is no assurance that our business strategies and future plans can be implemented successfully or may be materialized in accordance with our expected timetable, or at all, despite our capital commitments and investments into the same. Any failure or delay in the implementation of any or all of these strategies and plans may have a material adverse effect on our profitability and prospects.

In addition, our future plans may place substantial demands on our managerial, operational, technological, financial, and other resources. To manage and support our growth, we may need to improve our existing operational and administrative systems, improve our financial and management controls, and enhance our ability to recruit, train and retain existing and/or additional qualified personnel and staff. All of these endeavors will require substantial attention and time from management and significant additional expenditures. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and our ability to capitalize on new business opportunities may be materially and adversely affected if we fail to do so, which could in turn materially and adversely affect our business, results of operations, financial condition, and prospects.

We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

Our strategy includes plans to grow both organically and through possible acquisitions, joint ventures, or other strategic alliances. Joint ventures and strategic alliances may expose us and our subsidiaries to new operational, regulatory, and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition targets or alliance partners. Even if we identify suitable targets or partners, the evaluation, negotiation, and monitoring of the transactions could require significant management attention and internal resources and we may be unable to complete an acquisition or alliance on terms commercially acceptable to us. The costs of completing an acquisition or alliance may be costly and we may not be able to access funding sources on terms commercially acceptable to us. Even when acquisitions are completed, we may encounter difficulties in integrating the acquired entities and businesses, such as difficulties in retention of clients and personnel, challenge of integration and effective deployment of operations or technologies, and assumption of unforeseen or hidden material liabilities or regulatory non-compliance issues. Any of these events could disrupt our business plans and strategies, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the acquisitions, strategic investments, joint ventures, or strategic alliances, and we may be unable to recover our investment in such initiatives. We cannot assure you that we could successfully mitigate or overcome these risks.

We may not be able to obtain additional capital when desired, on favorable terms, or at all. If we fail to meet the capital requirement pursuant to the FRR, our business operations and performance will be adversely affected.

We may require additional funding for further growth and development of our business, including any investments or acquisitions we may decide to pursue. Due to the unpredictable nature of the capital markets and our industry, we cannot assure you that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited, which would adversely affect our business, financial condition and results of operations. If our existing resources are insufficient to satisfy our requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets, and the Hong Kong financial industry. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges senior to those of existing shareholders. In addition, our HKSFC-licensed Operating Subsidiary is required under the FRR to maintain certain levels of liquid capital. If they fail to maintain the required levels of liquid capital, the HKSFC may take actions against us and our business will be adversely affected.

Our failure to appropriately identify and address conflicts of interest could materially and adversely affect our business.

As we expand the scope of our business and our client base, it is critical for us to be able to address actual, potential, or even perceived conflicts of interest, including situations where we may encounter conflicts of interest arising among: (i) our various services, (ii) our clients and us, (iii) our various clients, (iv) our employees and us or (v) our clients and our employees

In light of the complexity and difficulty in appropriately identifying and dealing with potential conflicts of interest, our internal control procedures that are designed to identify and address conflicts of interest may not be sufficient. Our failure to manage conflicts of interest could harm our reputation and erode client confidence in us. In addition, potential or perceived conflicts of interest may also give rise to litigation or regulatory actions. The occurrence of any of the foregoing events could materially and adversely affect our business, results of operations and reputation.

We may be subject to litigation, arbitration, regulatory proceedings, or other legal proceeding risks, in particular, we may be subject to various professional liabilities and claims.

In the ordinary course of our business, we provide professional advice for corporate finance advisory services and provide information in relation to securities transactions to our clients. If our clients rely on such advice or information and incur losses as a result, we could be subject to claims in legal and regulatory proceedings for compensation and/or other relief for negligence, provision of false or misleading information, breach of fiduciary duties or employee misconduct. Although we have adopted relevant internal control measures, we cannot assure that such measures currently in place or as updated from time to time can completely eliminate the aforesaid risks of liabilities and claims. Any claims or lawsuits against us or our subsidiaries arising from professional negligence and/or employee misconduct and claims from indemnified persons that result in substantial amounts of compensation may have a material and adverse impact on our business activities, reputation, results of operations, and financial conditions.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and regulatory/legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

Illegal or improper activities, violation of professional standards, and the misconduct of our personnel or third parties could harm our reputation and businesses, and are difficult to detect or deter.

We and our subsidiaries are subject to the risk of fraud, illegal act or misconduct committed by our directors, licensed employees, agents, clients or other third parties. Misconduct includes entering into unauthorized transaction, improperly using or divulging inside information, recommending transactions not suitable for our clients, engaging in fraudulent activities, or engaging in improper or illegal activities. There is no assurance that our directors, employees, agents, clients or other third parties would not commit incidents of fraud or other misconduct in the future, and we cannot assure that our procedures and policies would fully prevent or detect illegal or improper activities in our business operations. Such incidents may result in investigation and regulatory sanction against us and cause us to suffer financial loss and reputational harm. We may also need to incur costs to commence and participate in any legal proceedings against them to recover our loss. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

Our Operating Subsidiary is also subject to a number of obligations and standards arising from its business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we and Operating Subsidiary are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships.

Our business and prospects may be materially and adversely affected if the risk management and internal control systems of our Operating Subsidiary are ineffective or inadequate. We may fail to update our risk management policies and procedures as needed and such policies and procedures may otherwise be ineffective, which may expose us and Operating Subsidiary to unidentified or unexpected risks.

We are dependent on our risk management and internal control policies and procedures and the adherence to such policies and procedures by our risk management and other staff to manage the risks inherent in our business. Any deficiencies in our internal control systems could (i) adversely affect our ability to timely and accurately record, process, summarize and report financial or other data; and (ii) adversely affect our operational efficiency and increase the potential likelihood of making financial reporting errors and/or lead to non-compliance with rules and regulations.

Our policies, procedures and practices used to identify, monitor and control a variety of risks are carried out by the corresponding departments. However, some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. There is no assurance that our internal control policies in place could or would be properly implemented, or be strictly adhered to, or are adequate or effective under the continuously changing business environment in which our subsidiaries operate. In addition, we may fail to update our risk management system as needed and the system may fail to effectively function, thus exposing us and our subsidiaries to unidentified or unexpected risks.

We and our subsidiaries may not be able to fully detect money laundering and other illegal or improper activities in our business operations on a timely basis or at all, which could subject us to liabilities and penalties.

We and subsidiaries are required to comply with applicable anti-money laundering and anti-terrorism laws and other regulations in the jurisdictions where we operate. Although our Operating Subsidiary and us have adopted policies and internal control procedures aimed at detecting, and preventing being used for, money-laundering activities by criminals or terrorist-related organizations and individuals, or improper activities, and ensure compliance with licensing and regulatory requirements, in light of the complexity of money-laundering activities and other illegal or improper activities, such policies and procedures may not completely eliminate the possibility of third parties using our business platform to engage in money laundering and/or other illegal or improper activities. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast changing financial and regulatory environment in which our subsidiaries operate. Such deficiencies or inherent limitations may result in fines or disciplinary actions against us imposed by regulators, and may adversely affect our financial condition and results of operations.

Furthermore, our Operating Subsidiary primarily complies with applicable anti-money laundering laws and regulations in Hong Kong (for example, the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) and the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) issued by the HKSFC), and we may not fully detect violations of anti-money laundering regulations in other jurisdictions or be fully compliant with the anti-money laundering laws and regulations in other jurisdictions to which we are required. After we become a publicly listed company in the United States, we will also be subject to the U.S. Foreign Corrupt Practices Act of 1977 and other laws and regulations in the United States, including regulations administered by the U.S. Department of Treasury’s Office of Foreign Asset Control. To the extent that our policies and procedures currently in place fail to detect and prevent money-laundering activities, terrorist financing and other illegal or improper activities by our Directors, employees, agents, clients or other third parties and/or if we and Operating Subsidiary fail to fully comply with the applicable laws and regulations, the relevant government authorities may initiate investigation against us, and may impose fines and/or other penalties on us, any of which may significantly and adversely affect our reputation, business operations and financial results.

We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

An outbreak and prevalence of pandemic such as COVID-19 would adversely impact economic activities and conditions worldwide and led to significant volatility and disruption to financial markets. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, which had spread throughout the world and had resulted in the implementation of stringent governmental measures, including lockdowns, closures, quarantines, and travel bans or restrictions, temporary closure of businesses, intended to control the spread of the virus by different countries.

Though the impact of outbreaks of pandemic such as COVID-19 is temporary and not permanent, the frequent outbreak of different kinds of epidemics and pandemics including the new or more severe strains of the virus and their variants are highly uncertain and unpredictable, and the resultant anti-pandemic measures would inevitably result in slowdown of economic activities and volatility of stock markets in both Hong Kong and worldwide which, in totality, may adversely affect or delay our potential customers’ plans to commence their IPO and/or other fund raising and corporate activities.

In addition, our business could also be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H5N1 flu, H7N9 flu, avian flu, Swine flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where our directors and management and a majority of our employees currently reside. Consequently, we and subsidiaries are highly susceptible to factors adversely affecting Hong Kong. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. The business of our subsidiaries could also be adversely affected if our employees are affected by pandemics. In addition, our results of operations could be adversely affected to the extent that any pandemic harms the Chinese or Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

We are exposed to risks associated with retention and recruitment of licensed and/or qualified personnel.

We rely heavily on human resources for the provision of corporate finance advisory services. Should the pace of business growth lag behind the pace of increase in headcount, there may be negative impact on our financial results and business performance. In addition, benefits to be generated from the enhancement of human resources may not be as significant as expected due to factors beyond our control, such as the general market conditions, labor market, competition for talents against other financial services providers, travel restrictions and border control due to COVID -19, and the economic and political environment in Hong Kong and overseas. Such factors may cause a delay in realizing our business growth and our expansion plan and hence, our financial results, in particular our profitability, may be adversely affected. There is also no assurance that we can employ sufficient number of suitable and competent staff to implement our growth strategies.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we and our subsidiaries have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits. We have policies and procedures in place to reduce the likelihood that we or our employees may use, develop, or make available any content or applications without the proper licenses or necessary third-party consents. However, these policies and procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our information technology infrastructure and the failure to maintaining relationships with our vendors, which may cause disruptions to our business operation and tarnish our reputation.

As a financial services company, we and our Operating Subsidiary face various cyber-security and other operational risks relating to our businesses on a daily basis. Their operations depend upon the secured processing, storage and transmission of confidential and other information in their information technology infrastructure and they are vulnerable to unauthorized access such as cyber-attacks, distributed denial of service attacks and ransomware attacks, malicious code and computer viruses by activists, hackers, organized crime, foreign state actors and other third parties, or other events that could lead to a security breach. They may also be subject to cyber-attacks involving the leak and destruction of sensitive and confidential client information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or as a result of actions by third parties, including actions by government authorities. As the breadth and complexity of our information technology infrastructure continue to grow, the potential risk of security breaches and cyber-attacks increases. Developing and enhancing new products and services, which is necessary for us to remain competitive, may involve the use or creation of new technologies, which further exposes us to cybersecurity and privacy risks that cannot be completely anticipated and increase the risk of security breaches and cyber-attacks.

While we have adopted various means to safeguard the integrity of the computer system and information technology infrastructure of our Operating Subsidiary, these systems and infrastructure may fail to operate properly or become disabled as a result of events which are beyond our control, events such as human error, natural disasters, power failures, client misuse, computer viruses, cyber-attacks, spam attacks, unauthorized access and data loss or leakage. All of which may cause shutdown or disruption of operations (including data loss or corruption, interruption to our data storage system, delay or cessation in the services provided through our securities dealing and brokerage system and our online trading platform), account takeovers and unauthorized gathering, monitoring, misuse, loss, total destruction and disclosure of data and confidential information of ours, our clients, our employees or other third parties, or otherwise materially disrupt our or our clients’ or other third parties’ network access or business operations. The occurrence of one or more of such events could jeopardize the confidentiality of information processed, stored and transmitted through our computer systems and networks or otherwise disrupt our operations, which could result in reputational damage, disputes with clients and relevant parties, and financial losses.

Our Operating Subsidiary also depends on various third-party software and platforms as well as other information technology systems provided by our information technology vendor in our business operations. These systems, including third-party systems, may fail to operate properly or become disabled as a result of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair our operations, affect our reputation, and adversely affect our businesses. There is no guarantee that we are able to maintain our existing relationship with the information technology vendor of our software system or information technology infrastructure. In the event that any vendor is unable or unwilling to continue to provide existing services to our Operating Subsidiary, our Operating Subsidiary may not be able to replace them with service providers of equivalent expertise in a timely manner and thus resulting in disruption to our business operations.

The occurrence of any disruption to the computer system and/or other information technology infrastructure of our subsidiaries may render us unable to meet client requirements in a timely and efficient manner, and/or lead to unauthorized disclosure of personal information or any other unexpected associated losses and damages. As a result, our reputation may be tarnished and we may also face complaints, disciplinary action by regulatory authorities, and legal proceedings being brought against us (which can be costly and time-consuming to defend and which may significantly divert the efforts and resources of our management personnel away from our usual business operations) and may potentially result in us having to pay damages. This could materially and adversely affect our financial condition, prospects, and results of operations.

Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us and the Operating Subsidiary to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

As a financial services company, in providing our services to clients, we manage, utilize and store sensitive and confidential client data, including personal data. As a result, we may be subject to a variety of data privacy, data protection, cybersecurity, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations may apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients. In addition, vulnerabilities of our external service providers and other third parties could also pose security risks to client information and data. Although we have taken steps to reduce the risk of such threats, our risk and exposure to a cyber-attack or related breach remains heightened due to the evolving nature of these threats, our routine transmission of sensitive information to third parties, the current global economic and political environment, external extremist parties and other developing factors. Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, including a cyber-attack by third parties who may deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability, regulatory fines, and damage to our reputation and could have adverse effects on our results of operations. Any actual or perceived breach of the security of our technology, or media reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers, could damage our reputation, expose us to the risk of litigation and liability, disrupt our operations, increase our costs with respect to investigations and remediation, reduce our revenues as a result of the theft of intellectual property, and otherwise adversely affect our business. Further, any actual or perceived security breach or cyber-attack directed at other financial institutions or financial services companies, whether or not we are impacted, could lead to a general loss of client confidence in the use of technology to conduct financial transactions, which could negatively impact us. The occurrence of any of these events could have adverse effects on our business and results of operations.

Risks Related to our Corporate Structure

We rely on dividends and other distributions of equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Grande is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Grande and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to Grande and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between Grande and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Grande Holding, which will hold in the aggregate 96.30% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, the Company is authorized by its Amended and Restated Memorandum and Articles of Association to allot a maximum of (i) 4,950,000,000 Class A Ordinary Shares, par value US$0.00001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value US$0.00001 per share. As of the date of this prospectus, there are currently 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

The Class B Ordinary Shares outstanding are all ultimately and beneficially owned by Mr. Tak Kai Raymond, TAM and Ms. Yujie, CHEN (our Chief Executive Officer and the Chair of our Board), through Grande Holding Limited (our Controlling Shareholder), representing 84.93% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this Offering, Mr. Tam and Ms. Chen, through Grande Holding Limited, will hold 96.30% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option.

Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Mr. Tam and Ms. Chen, through Grande Holding Limited, will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares held by Grande Holding represent at least 51% of the voting power of all outstanding Ordinary Shares, i.e. the high-vote shares shareholder must keep more than 2,990,625 Class B Ordinary Shares after the Offering to control the outcome of matters submitted to shareholders for approval.

This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Our Amended and Restated Memorandum and Articles of Association do not include the sunset provisions to limit the lifespan of the Class B Ordinary Shares (meaning the high-vote feature of our Class B Ordinary Shares may persist indefinitely). The death of the ultimate beneficial owner of our Class B Ordinary Shares or intra-family transfers of Class B Ordinary Shares would not require conversion of the Class B Ordinary Shares. Furthermore, should the Company decide to issue additional Ordinary Shares in the future, the one-to-twenty voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Grande Holding Limited owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if Grande Holding Limited were to dispose of certain of its shares of our Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of Grande Holding Limited’s controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholder, Grande Holding Limited, may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our Class A Ordinary Shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Tak Kai Raymond, TAM (our ultimate controlling shareholder and majority shareholder of Grande Holding Limited) and Ms. Yujie, CHEN (our Chief Executive Officer and the Chair of our Board) beneficially own the majority of the voting power of our outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committees consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the BVI.

We are an exempted company incorporated under the laws of the BVI. We conduct our operations in Hong Kong, outside the United States and substantially all of our assets are located outside the United States. In addition, all our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers. For further information regarding the relevant laws of the BVI and Hong Kong, please refer to the section titled “Regulations”.

We have been advised by our BVI legal counsel, Ogier, that there is uncertainty as to whether the courts of the BVI would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in each respective jurisdiction against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

The U.S. and the BVI do not have a treating providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (i) recognize or enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (ii) entertain original actions brought against us or other persons predicated upon the Securities Act.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us, our subsidiaries, or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us, our subsidiaries or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our subsidiaries, or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities.”

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under BVI statutory law are derivative actions, actions brought by one or more shareholders for relief from unfair prejudice, oppression and unfair discrimination and/or to enforce the BVI Act or the Amended and Restated Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Amended and Restated Memorandum and Articles of Association, and are entitled to payment of the fair value of their respective shares upon dissenting from certain enumerated corporate transactions.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the BVI is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to BVI law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI law and the constitutional documents of the company, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; or (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BCA dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the Amended and Restated Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BCA and the Amended and Restated Memorandum and Articles of Association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BCA also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Risks Relating to Our Class A Ordinary Shares and This Offering

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in December 2023, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

There has been no public market for our Ordinary Shares, including Class A Ordinary Shares, prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us and the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares, and could result in substantial losses to you.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other financial services firms; political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our existing shareholders that are not included in this registration statement will be able to sell their Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders, including our Controlling Shareholder, may be able to sell their shares pursuant to Rule 144 under the Securities Act after completion of this offering and/or after expiration of their lock-up period, if applicable.

Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering and there is currently no established markets for the sale of the shares they own, when they are able to sell their pre-offering shares under Rule 144, they may be more willing than participants in this Offering to accept a lower sales price than the Offering price. These shareholders may sell all or a portion of their shares, from time to time, at the market price prevailing at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. As such, the trading price of our Class A Ordinary Shares may fluctuate significantly due to such sales, which are beyond our control. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution. See “Dilution”. In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future.

The Class A Ordinary Shares sold in this Offering pursuant to the Public Offering Prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 19,625,000 Class A Ordinary Shares outstanding immediately after this Offering, or 19,906,250 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

In connection with this Offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares have agreed not to sell any of our Ordinary Shares or are otherwise subject to similar lockup restrictions for six months after the date of this prospectus without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the BVI law, namely the Company may only pay dividends if we are solvent immediately after the dividend payment in the sense that the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the British Virgin Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our outstanding voting securities become directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter; (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our client base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$4.00 per Class A Ordinary Share (the proposed minimum offering price), we estimate that Grande will receive net proceeds from this Offering, after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, of approximately US$5.84 million, assuming the underwriters do not exercise their over-allotment option.

We plan to use the net proceeds we will receive from this Offering as follows:

•        Approximately US$1.75 million or 30.0% for strengthening our corporate finance advisory business, in particular, targeting the clients who are planning for overseas listings in other listing venues other than Hong Kong.

•        Approximately US$1.46 million or 25.0% for developing our asset management business and recruiting professionals with relevant asset management experiences and networks;

•        Approximately US$1.17 million or 20.0% for increasing our liquid capital to establish our Equity Capital Market services for Hong Kong market, in particular, participating in the underwriting of IPOs on the HKSE led by other sponsors and other secondary fund-raising exercises; and

•        The balance of US$1.46 million or 25.0% for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

On June 25, 2024, Grande Capital Limited declared a cash dividend of HK$6 million (approximately US$769,231) to our Controlling Shareholder, Grande Holding Limited, for the purpose of distribution of profits obtained during the year. Save as previously disclosed, as of the date of the prospectus, and for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, neither Grande nor its subsidiaries have declared or made any dividend or contribution to their respective shareholders.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends to public shareholders of Grande in the foreseeable future.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to Grande’s shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) we will be able to pay our debts as they fall due; and (b) the value of our assets exceeds our liabilities.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Grande’s ability to pay dividends to the shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary, Grande Capital. According to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024 on (i) an actual basis, (ii) a pro forma as adjusted basis giving effect to the sale of 1,875,000 Class A Ordinary Shares in this Offering at an assumed initial public offering price of US$4.00 per Class A Ordinary Share (the proposed minimum offering price) and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, and (ii) a pro forma as adjusted basis assuming full exercise of the over-allotment option.

Grande’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Grande currently has 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

	As of September 30, 2024
	Actual	As Adjusted	As adjusted, assumed full exercise of the over-allotment option
	(in US$)
Indebtedness, consisting of lease liability and due to a related party	2,076,893	2,076,893	2,076,893

Equity:
Ordinary Shares	100	119	122
Additional paid-in capital	—	5,843,422	6,878,400
Retained earnings	930,405	930,405	930,405
Non-controlling interests	6	6	6
Deferred initial public offering costs	(682,929)	(682,929)	(682,929)
Total Shareholders’ Equity	247,582	6,091,017	7,125,998
Total capitalization	2,324,475	8,167,916	9,202,897

____________

(1)      Gives effect to the of 1,875,000 Class A Ordinary Shares in this Offering at an assumed Offering Price of US$4.00 per share (the proposed minimum offering price) and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

Each US$1 increase (decrease) in the assumed initial public offering price of US$4.00 per Class A Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by US$1,725,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. An increase (decrease) of one million in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by US$3,680,000, assuming no change in the assumed initial public offering price per Class A Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Class A Ordinary Shares in this Offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Ordinary Share in this Offering and the net tangible book value per Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share.

As of September 30, 2024, we had a historical net tangible book value of US$247,582, or US$0.014 per Ordinary Share. Our net tangible book value per share represents total tangible assets less total liabilities and deferred IPO costs, divided by the number of Class A Ordinary Shares outstanding on September 30, 2024.

The calculation in this section assumes that 17,750,000 Class A Ordinary Shares were issued and outstanding as of September 30, 2024. After giving effect to the sale of Class A Ordinary Shares in this Offering at the assumed initial public offering price of US$4.00 per Ordinary Share (the proposed minimum offering price) and after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2024 would have been US$6,091,023, or US$0.31 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.30 per Ordinary Share to existing investors and immediate dilution of $3.69 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Share in this Offering:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per Class A Ordinary Share	$4.00	$4.00
Net tangible book value per Class A Ordinary Share as of September 30, 2024	$0.014	$0.014
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	$0.30	$0.34
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this Offering	$0.31	$0.36
Dilution per Class A Ordinary Share to new investors in this Offering	$3.69	$3.64

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Class A Ordinary Share (the proposed minimum offering price) would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2024, after this Offering by approximately US$0.10 per Class A Ordinary Share, and would increase (decrease) dilution to new investors by US$0.90 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

An increase (decrease) of 100,000 in the number of Class A Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2024 after this Offering by approximately US$0.02 per Class A Ordinary Share, and would decrease (increase) dilution to new investors by approximately US$0.02 per Class A Ordinary Share, assuming the assumed initial public offering price per Class A Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after the Offering would be US$0.36, the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be US$0.34, and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this Offering would be US$3.64.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated discounts to the underwriters, non-accountable expense allowance and other estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	17,750,000	90.45%	$100	0.001%	$0.000006
New investors(1)	1,875,000	9.55%	$7,500,000	99.999%	$4.00
Total	19,625,000	100.00%	$7,500,100	100.00%	$0.38

____________

(1)      Not including over-allotment shares.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this Offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Corporate History

Grande Group Limited is a holding company with no operations of its own. We conduct our operations primarily through Grande Capital, our Operating Subsidiary in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of Grande Group Limited.

Grande Group Limited, formerly known as “Hero Intelligence Group Limited”, was incorporated as a limited liability company on August 6, 2020, under the law of the BVI. It is a holding company and is not actively engaging in any business. Under its Amended and Restated Memorandum and Article of Association, Grande Group Limited is authorized to issue a maximum of 5,000,000,000 Ordinary Shares, par value US$0.00001 per share, divided into (i) 4,950,000,000 Class A Ordinary Shares, par value US$0.00001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value US$0.00001 per share, of which 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding. The registered office of Grande Group Limited is at the office of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

On June 4, 2024, the then sole shareholder of the Company, Grande Holding Limited, approved a share subdivision of its issued and unissued shares at a ratio of 100,000 for one (1), pursuant to which each of the Company’s existing issued and unissued ordinary share, par value US$1.00 per share, has been subdivided into 100,000 ordinary shares, par value US$0.00001 per share, and all the subdivided shares be ranked pari passu in all respects with each other (the “Share Subdivision”). Prior to the Share Subdivision, the Company was authorized to issue a maximum of 50,000 ordinary shares, par value US$1.00 per share; and subsequent to the Share Subdivision, the Company was authorized to issue a maximum of US$50,000 divided into 5,000,000,000 ordinary shares, par value US$0.00001 per share, and after such Share Subdivision, the number of issued and outstanding shares in the Company was 10,000,000 ordinary shares, par value US$0.00001 per share, all of which were held by Grande Holding Limited.

On July 4, 2024, Grande Holding Limited entered into Sale and Purchase Agreements with each of Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively. Pursuant to the Sales and Purchase Agreements, Grande Holding Limited sold, and Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited acquired, 4.9%, 4.8% and 4.7% equity interests in Grande Group Limited at the consideration of US$27,480, US$26,919 and US$26,358, respectively. On the same date, Grande Holding Limited executed the instrument of transfers whereby Grande Holding Limited transferred 490,000, 480,000 and 470,000 ordinary shares, out of its 10,000,000 ordinary shares, to Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively. Subsequent to the transfers, Grande Group Limited is owned as to 8,560,000, 490,000, 480,000 and 470,000 ordinary shares by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited.

On November 11, 2024, the Company passed board resolutions and shareholders resolutions approving that:

(i)     the maximum number of shares the Company authorized to issue are re-classified and divided from 5,000,000,000 shares of one class, US$0.00001 par value, into (a) 4,950,000,000 Class A Ordinary Shares, US$0.0001 par value each; and (b) 50,000,000 Class B Ordinary Shares, US$0.00001 par value each;

(ii)    amongst of which, the 4,940,000,000 authorized but unissued shares are re-designated into 4,940,000,000 Class A Ordinary Shares; and 50,000,000 authorized but unissued shares be re-designated into 50,000,000 Class B Ordinary Shares; and

(iii)   the 10,000,000 authorized and issued shares, held as to 8,560,000, 490,000, 480,000 and 470,000 ordinary shares by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, are re-designated into 8,560,000, 490,000, 480,000 and 470,000 Class A Ordinary Shares held by each, respectively.

(the above events are collectively referred as the “Share Redesignation”)

On November 11, 2024, the Company also adopted an Amended and Restated Memorandum and Articles of Association which became effective on November 18, 2024.

On November 18, 2024, the Company further issued 6,634,000, 379,750, 372,000 and 364,250 Class A Ordinary Shares to Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, and 5,000,000 Class B Ordinary Shares to Grande Holding Limited.

Subsequently, as of the date of this prospectus, 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding, of which (i) 15,194,000, 869,750, 852,000 and 834,250 Class A Ordinary Shares are held by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively; and (ii) 5,000,000 Class B Ordinary Shares are held by Grande Holding Limited.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Subdivision and Share Redesignation, as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and after giving effect to our initial public offering (assuming no exercise of the over-allotment option by the underwriters):

__________

(1)      As of the date of the prospectus, there are 3 (three) shareholders of record that have shareholding less than 5%.

(2)      Grande Group Limited is a holding company with no operations of its own.

(3)      Grande Group Limited conducts all its operations through its wholly-owned operating entity, Grande Capital Limited, which is incorporated under the laws of Hong Kong.

(4)      Grande Securities Limited is a partially owned subsidiary of Grande Group Limited. Grande Securities Limited is not engaging in any business and is currently dormant.

Our Subsidiaries and Business Functions

Grande Capital Limited was incorporated under the laws of Hong Kong on April 6, 2017. Grande Capital Limited is a limited liability corporation licensed with the HKSFC to undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities. Grande Capital Limited is the main operating entity and is wholly owned by Grande Group Limited.

Grande Securities Limited (formerly known as “Joyful Dragon Corporation Limited”) was incorporated under the laws of Hong Kong on March 5, 2021. Grande Securities Limited is a partially owned subsidiary by Grande Group Limited. Grande Securities Limited is not engaging in any business and is currently dormant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Our mission is to become one of the most successful integrated financial service providers in Hong Kong and offer tailored, innovative financial solutions to clients in Asia.

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business is carried out by our wholly-owned Operating Subsidiary in Hong Kong, Grande Capital. Grande Capital is a boutique financial firm that focuses on providing quality corporate finance advisory services to clients in Asia. Grande Capital is a licensed corporation under the SFO to engage in Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. According to the Industry Report, Grande Capital ranked 10th out of a total of 301 licensed corporations licensed to carry out Type 6 regulated activity, in terms of number of deals for financial advisers in Hong Kong from March 31, 2023 to March 31, 2024, with a market share of 3.6%. Since Grande Capital, our Operating Subsidiary, first obtained its licenses under the SFO on January 23, 2018, Grande Capital has sponsored and completed 16 successful IPOs (i.e. IPO that successfully closed and listed) on the HKSE. For the six months ended September 30, 2024 and the years ended March 31, 2023 and 2024, Grande Capital sponsored and completed nil, 3 and 3 successful IPOs on the HKSE, respectively. Furthermore, for the years ended March 31, 2023 and 2024 and the six months ended September 30, 2024, 2, nil and 1 listing applicants mandated Grande Capital as their listing sponsors for their IPO processes on the HKSE, respectively. From September 30, 2024 to the date of the prospectus, Grande Capital has not received any new listing sponsorship mandate.

For the six months ended September 30, 2024 and 2023, our total revenue was $1.8 million and $1.6 million, respectively. Our gross profit and net income were $1.3 million and $0.4 million, respectively, for the six months ended September 30, 2024, as compared to our gross profit and net loss of $0.6 million and $0.3 million, respectively, for the six months ended September 30, 2023.

For the years ended March 31, 2024 and 2023, our total revenue was $4.5 million and $3.9 million, respectively. Our gross profit and net income were $3.0 million and $1.8 million, respectively, for the year ended March 31, 2024, as compared to our gross profit and net income of $2.3 million and $1.3 million, respectively, for the year ended March 31, 2023.

The services we offer include:

(1) IPO sponsorship and related services

Grande Capital acts as sponsor to companies aspiring to list on the HKSE. Grande Capital takes the principal role of advising and guiding listing applicants throughout the IPO process, coordinating the listing progress, conducting due diligence, performing all duties of a sponsor as required under the applicable rules and regulations and acting as the primary channel of communication with the regulators such as the HKSE and the HKSFC concerning the listing, in return for a sponsor’s fee. The clients pay us by way of progress payment based on achievement of certain milestones, such as signing of the engagement letter, submission of listing application, and first dealing of shares, in the IPO progress and we recognize the listing sponsorship services fee as our revenue when the performance obligation is satisfied.

Since 2022, as part of the IPO sponsorship services, the Operating Subsidiary has also started participating in underwriting syndicates for those IPOs that the Operating Subsidiary acted as sponsors, in return for underwriting commissions.

(2) Corporate financial advisory services

Grande Capital also provides a wide range of corporate financial advisory services to clients, which can be broadly classified into the following 3 categories:

General advisory services:    these mainly include (i) advisory works for private companies, public companies listed on HKSE, as well as their shareholders advising them on the terms and structures of proposed transactions, such as takeovers, merger and acquisition or investment, and the relevant implications of the Hong Kong regulatory framework, which primarily included the HK Listing Rules and HK Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as the U.S. exchanges. The Operating Subsidiary charged a fixed fee payable by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

Independent financial advisory services:    these mainly include providing advice to the independent board committee and independent shareholders of companies listed on HKSE, rendering recommendation and opinions, in return for a fixed fee paid by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

Compliance advisory services:    these mainly include advisory works to listed companies in Hong Kong in relation to post-listing compliance matters, in return for a monthly fee.

(3) Referral services

Since mid-2024, Grande Capital also provide referral services to other professional parties, such as financial institutions, for equity and debt fund raising exercises, for referral fees. Occasionally we may on a case by case basis come across fund-raising exercises which require the introduction of other professional parties in which we may obtain referral fees. Such referral fee is generally based on a percentage of the fee charged by our clients in the particular fund-raising exercises.

Since the commencement of our business, Grande Capital has been an active player in the equity capital market in Hong Kong, serving clients from a wide spectrum of industry sectors, either listed or planning to list in Hong Kong. Our client base span Hong Kong, Singapore and the PRC.

We aspire to expand our business and become an integrated platform for providing one-stop financial services tailored to our customers’ specific needs. We intend to leverage our successful experience in Hong Kong and help our clients to plan for overseas listing in other listing venues. Since 2022, Grande Capital has started acting as project coordinator for clients pursuing listing on other stock exchanges, such as the U.S. capital market.

Attributable mainly to the increase of successful IPOs where Grande Capital acted as a sponsor, our revenue increased from approximately US$1.5 million for the six months ended September 30, 2023 to approximately US$1.8 million for the six months ended September 30, 2024; while it changed from loss before tax of approximately US$0.3 million to profit before tax of approximately US$0.4 million in the corresponding periods. Our revenue increased from approximately US$3.9 million for the year ended March 31, 2023 to approximately US$4.5 million for the year ended March 31, 2024; while our profit before tax increased from approximately US$1.5 million to approximately US$2.1 million in the corresponding years.

Key factors affecting operating results

We believe the following key factors may affect our results of operations:

Economic conditions in Hong Kong

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations are influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in Hong Kong.

Ability of our Group to stay competitive in the equity capital market

The sustainability of our revenue and net income will depend upon our ability to remain competitive in the equity capital market and to obtain new customers on a consistent basis.

Our ability to maintain our major customers

For the six months ended September 30, 2024 and 2023, approximately 75.0% and 87.5% of our total revenues, respectively, were generated by five customers. For the years ended March 31, 2024 and 2023, approximately 78.1% and 85.6% of our total revenues, respectively, were generated by five customers. There are no any known trends and uncertainties related to these customers that are reasonably likely to have a material effect on the financial results due to the non-recurring nature of the revenue from these projects. Revenue from these customers is not expected to recur after completion of these projects. Since Grande Capital’s listing sponsorship services and financial and compliance advisory services are non-recurring in nature, there is no assurance that we can continue to secure the engagements comparable to those secured for the six months ended September 30, 2024 in the future. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected.

Results of Operations

Comparison of Six Months Ended September 30, 2024 and 2023

The following table sets forth the consolidated results of our operations for the six months ended September 30, 2024 and 2023, respectively:

	2024	2023
Revenue	$1,750,043	$1,548,195
Cost of revenue	499,092	973,018
Gross profit	1,250,951	575,177
General and administrative expenses	716,183	879,442
Total operating expenses	716,183	879,442
Operating income (loss)	534,768	(304,265)
Other incomes
Interest income	5,004	4,535
Other miscellaneous income	308	—
Total other incomes	5,312	4,535
Income (loss) before taxes	540,080	(299,730)
Provision for income taxes (benefit)	97,248	(29,001)
Net income (loss)	$442,832	$(270,729)
Income (loss) per share – Basic and diluted	$0.04	$(0.03)
Basic and diluted weighted average shares outstanding*	10,000,000	10,000,000

____________

*        Shares presented on a retroactive basis to reflect the Share Subdivision.

Revenue

Revenue increased by approximately $0.2 million or 12.5% from $1.6 million in the six months ended September 30, 2023 to $1.8 million in the six months ended September 30, 2024, mainly because of the increase in revenue from referral services and general advisory services offset by the decrease in IPO sponsorship services. Grande Capital has started to provide referral services to other professional parties such as financial institutions, for equity and debt fund raising exercises, for referral fees. Grande Capital also provides a wide range of corporate financial advisory services to clients which mainly include (i) advisory works for private companies, public companies listed on HKSE, as well as their shareholders advising them on the terms and structures of proposed transactions, such as takeovers, merger and acquisition or investment, and the relevant implications of the Hong Kong regulatory framework, which primarily included the HK Listing Rules and HK Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as the U.S. exchanges, in return for general advisory fee.

The table below sets out our revenue resulting from fixed fees and commissions and performance based fees for the six months ended September 30, 2024 and 2023.

	September 30,
	2024	%	2023	%
Fixed fees	$1,750,043	100%	$1,297,118	83.8%
Commissions and performance based fees	—	0%	251,077	16.2%
Total	$1,750,043	100%	$1,548,195	100%

The table below sets out our revenue by service categories and geographical location of our clients for the six months ended September 30, 2024 and 2023.

	September 30,
Total revenues as of	2024	2023
IPO sponsorship services	$234,686	$814,723
– Hong Kong	—	814,723
– the PRC	234,686	—

Underwriting and placing services	—	251,077
– Hong Kong	—	251,077

Referral services	568,978	—
– Hong Kong	568,978	—

General advisory services	506,410	152,564
– Hong Kong	96,154	101,282
– the PRC	141,025	—
– Singapore	269,231	51,282

Independent financial advisory services	147,628	90,603
– Hong Kong	106,410	75,218
– the PRC	19,423	15,385
– Singapore	21,795	—

Compliance advisory services	292,341	239,228
– Hong Kong	153,879	83,488
– the PRC	110,770	128,560
– Singapore	27,692	27,180
Total	$1,750,043	$1,548,195

Revenues derived from clients in Hong Kong decreased by approximately $0.4 million or 30.8% from $1.3 million in the six months ended September 30, 2023 to $0.9 million in the six months ended September 30, 2024. Revenues derived from clients in the PRC increased by approximately $0.3 million or 300.0% from $0.1 million in the six months ended September 30, 2023 to $0.4 million in the six months ended September 30, 2024. Revenues derived from clients in Singapore increased by approximately $0.2 million or 200.0% from $0.1 million in the six months ended September 30, 2023 to $0.3 million in the six months ended September 30, 2024.

Cost of revenue

Cost of revenue consists primarily of staff costs and project related costs. Our cost of revenue decreased by approximately $0.5 million or 50.0% from $1.0 million in the six months ended September 30, 2023 to $0.5 million in the six months ended September 30, 2024. This reduction was mainly due to reduced bonuses payable to employees in the project execution function.

Gross profit

Our gross profit increased by approximately $0.7 million, or 116.7%, from $0.6 million for the six months ended September 30, 2023 to $1.3 million for the six months ended September 30, 2024. Profit margin increased from approximately 37.2% in the six months ended September 30, 2023 and 71.5% in the six months ended September 30, 2024. The increase in gross profit margin in the six months ended September 30, 2024 was mainly attributable to an increase in the provision of referral services and general advisory services while such services are provided by our in-house employees and their salaries, which are a core part of our cost of revenue and recorded a decrease during the period.

General and administrative expenses

General and administrative expenses were approximately 40.9% and 56.8% of total sales in the six months ended September 30, 2024 and the six months ended September 30, 2023 respectively. General and administrative expenses are mainly management and office salaries and employee benefits, depreciation of office equipment and leasehold improvement, operating lease cost, transportation and entertainment and other office expenses. Our general and administrative expenses decreased by approximately $0.2 million or 22.2% from $0.9 million in the six months ended September 30, 2023 to $0.7 million in the six months ended September 30, 2024, mainly because of reduced bonuses payable to employees in the administrative function and tightening cost control measures for office and entertainment expenses.

Other income

Interest income

Our interest income mainly comprised bank interest income. Interest income increased by $469, or 10.3%, from $4,535 for the six months ended September 30, 2023 to $5,004 for the six months ended September 30, 2024, and such increase was in line with the increase in interest rate and increase in bank balance.

Income tax expense (benefit)

We and our subsidiaries are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries are domiciled or operate. Income tax expense is comprised mainly of Hong Kong income tax.

We recorded income tax expense of $97,248 for the six months ended September 30, 2024, compared to income tax benefit of $29,001 for the six months ended September 30, 2023. Such change was attributable to the change from net loss before provision for income taxes to net income before provision for income taxes in the corresponding periods. The effective tax rates are at 9.68% for the six months ended September 30, 2023 and 18.01% for the six months ended September 30, 2024, respectively.

Net income

We recorded net income of $0.4 million for the six months ended September 30, 2024, compared to net loss of $0.3 million for the six months ended September 30, 2023. Such improvement was attributable to the increase in revenue and gross margin, and the decrease in general and administrative expense.

Comparison of Years Ended March 31, 2024 and 2023

The following table sets forth the consolidated results of our operations for the years ended March 31, 2024 and 2023, respectively:

	2024	2023
Revenue	$4,529,196	$3,870,967
Cost of revenue	1,519,277	1,547,218
Gross profit	3,009,919	2,323,749
General and administrative expenses	887,036	891,614
Total operating expenses	887,036	891,614
Operating income	2,122,883	1,432,135
Other incomes
Government subsidies	—	53,846
Interest income	9,261	3,282
Other miscellaneous income	—	12,674
Total other incomes	9,261	69,802
Income before taxes	2,132,144	1,501,937
Provision for income taxes	334,071	222,690
Net income	$1,798,073	$1,279,247
Income per share – Basic and diluted	$0.18	$0.13
Basic and diluted weighted average shares outstanding*	10,000,000	10,000,000

____________

*        Shares presented on a retroactive basis to reflect the Share Subdivision.

Revenue

Revenue increased by approximately $0.6 million or 17.0% from $3.9 million in the year ended March 31, 2023 to $4.5 million in the year ended March 31, 2024, mainly because of the increase in revenue from sponsoring and underwriting services. Grande Capital acts as sponsors to companies aspiring to list on the HKSE. Grande Capital takes the principal role of advising and guiding listing applicants throughout the IPO process, coordinating the listing progress, conducting due diligence, performing all duties of a sponsor as required under the applicable rules and regulations and acting as the primary channel of communication with the regulators such as the HKSE and the HKSFC concerning the listing, in return for a sponsor’s fee. Grande Capital has also started participating in underwriting syndicates for those IPOs that we acted as sponsor, in return for underwriting commissions.

The table below sets out our revenue resulting from fixed fees and commissions and performance based fees for the years ended March 31, 2024 and 2023.

	March 31,
	2024	%	2023	%
Fixed fees	$4,059,529	89.6%	$3,644,044	94.1%
Commissions and performance based fees	469,667	10.4%	226,923	5.9%
Total	$4,529,196	100%	$3,870,967	100%

The table below sets out our revenue by service categories and geographical location of our clients for the years ended March 31, 2024 and 2023.

	March 31,
Total revenues as of	2024	2023
IPO sponsorship services	$2,872,152	$2,548,291
- Hong Kong	1,583,250	871,185
- the PRC	1,137,749	1,677,106
- Singapore	151,153	—

Underwriting and placing services	469,667	226,923
- Hong Kong	331,205	—
- the PRC	138,462	226,923

General advisory services	594,872	486,794
- Hong Kong	471,795	220,228
- the PRC	20,513	—
- Singapore	102,564	266,566

Independent financial advisory services	145,949	57,696
- Hong Kong	111,205	12,825
- the PRC	34,744	—
- Singapore	—	44,871

Compliance advisory services	446,556	551,263
- Hong Kong	183,894	210,223
- the PRC	207,790	63,282
- Singapore	54,872	277,758
Total	$4,529,196	$3,870,967

Revenues derived from clients in Hong Kong increased by approximately $1.4 million or 104.0% from $1.3 million in the year ended March 31, 2023 to $2.7 million in the year ended March 31, 2024. Revenues derived from clients in the PRC decreased by approximately $0.4 million or 21.8% from $1.9 million in the year ended March 31, 2023 to $1.5 million in the year ended March 31, 2024. Revenues derived from clients in Singapore decreased by approximately $0.3 million or 47.6% from $0.6 million in the year ended March 31, 2023 to $0.3 million in the year ended March 31, 2024.

Cost of revenue

Cost of revenue consists primarily of staff costs and project related costs. Our cost of revenue remained stable at approximately $1.5 million for both the years ended March 31, 2024 and 2023.

Gross profit

Our gross profit increased by approximately $0.7 million, or 29.5%, from $2.3 million for the year ended March 31, 2023 to $3.0 million for the year ended March 31, 2024. Profit margin increased from approximately 60.0% in the year ended March 31, 2023 and 66.5% in the year ended March 31, 2024. The increase in gross profit margin in the year ended March 31, 2024 was mainly attributable to an increase in the provision of IPO sponsorship services and underwriting and placing services while such services are provided by our in-house employees and their salaries, which are a core part of our cost of revenue, remained relatively stable.

General and administrative expenses

General and administrative expenses were approximately 19.6% and 23.0% of total sales in the year ended March 31, 2024 and the year ended March 31, 2023 respectively. General and administrative expenses are mainly management and office salaries and employee benefits, depreciation of office equipment and leasehold improvement, operating lease cost, transportation and entertainment and other office expenses. Our general and administrative expenses remained stable at approximately $0.9 million for both the years ended March 31, 2024 and 2023.

Other income

Government subsidies

Our government subsidies mainly were subsidiaries received from the Hong Kong government as relief measures against COVID-19 during the year ended March 31, 2023. No similar government subsidies were received during the year ended March 31, 2024.

Interest income

Our interest income mainly comprised bank interest income. Interest income increased by $5,979, or 182.2%, from $3,282 for the year ended March 31, 2023 to $9,261 for the year ended March 31, 2024, and such increase was in line with the increase in interest rate and increase in bank balance.

Other miscellaneous income

Other miscellaneous income mainly was the refund of severance payment from an insurance company during the year ended March 31, 2023. No such miscellaneous income was received during the year ended March 31, 2024.

Income tax expense

We and our subsidiaries are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries are domiciled or operate. Income tax expense is comprised mainly of Hong Kong income tax.

The income tax expense increased by approximately $0.1 million, or 50.0%, from $0.2 million for the year ended March 31, 2023 to $0.3 million for the year ended March 31, 2024. The increase was mainly due to the increase in net income before provision for income taxes. The effective tax rate remained relatively stable at 14.8% for the year ended March 31, 2023 and 15.7% for the year ended March 31, 2024, respectively.

Net income

We recorded net income of $1.8 million for the year ended March 31, 2024, compared to $1.3 million for the year ended March 31, 2023. Such increase was attributable to the increase in revenue and gross margin, partially offset by the increase in income tax expense.

Liquidity and Capital Resources

We financed our operations primarily through cash flows from operations and amounts due to related party, being Grande Holding Limited. Mr. Tak Kai Raymond, TAM, the majority shareholder of the Controlling Shareholder, is the source of the funds that the Controlling Shareholder loaned to the Company.

The Company recorded a material change in the sources of funds financing our operations in the year ended March 31, 2024. For the year ended March 31, 2023, advance from a related party, being Grande Holding Limited, to which Mr. Tak Kai Raymond, TAM is the source of funds, amounting to $293,842, was a major source of funds for financing our operations. For the year ended March 31, 2024, we recorded a significant increase in cash provided by operating activities from $228,964 for the year ended March 31, 2023 to $1,157,742 for the year ended March 31, 2024. The increase in cash provided by operating activities was mainly due to the increase of net income from $1,279,247 for the year ended March 31, 2023 to $1,798,073 for the year ended March 31, 2024. We derived sufficient cash from our operating activities for the year ended March 31, 2024 and no longer have to rely on advances from Grande Holding Limited, of which Mr. Tak Kai Raymond, TAM is the source of funds, to finance our operations. Our ability to maintain sufficient cash provided by operating activities is dependent on our ability to maintain and expand our client base, enhance our relationships with partners, make adjustments to our business operations to adopt to the business environment, attract and retain our employees, manage our future growth, improve the operational efficiency of our Operating Subsidiary and navigate an evolving regulatory environment. If we fail to address the aforementioned risks and challenges, our business may be materially and adversely affected. There is no assurance that we will sustain profitability or positive cash provided by operating activities. Current capability to maintain sufficient cash provided by operating activities is not indicative of future operating results.

As of September 30, 2024, we had cash and cash equivalents of approximately $2.1 million. As of September 30, 2024, our current assets were approximately $2.8 million, and our current liabilities were approximately $2.7 million. As of March 31, 2024, our current assets were approximately $3.4 million, and our current liabilities were approximately $2.7 million. As of March 31, 2023, our current assets were approximately $2.5 million, and our current liabilities were approximately $3.1 million. Our current ratio improved from approximately 0.8 times in the year ended March 31, 2023 to 1.3 times in the year ended March 31, 2024, and dropped to 1.0 times in the six months ended September 30, 2024.

In view of the current cash and bank balances, funds generated by our operating activities and amounts due to a related party, being Grande Holding Limited, we believe our Company has sufficient resources to meet the working capital needs in the next 12 months from the date the audited financial statements are issued. As of September 30, 2024, March 31, 2024, 2023 and 2022, the amounts due to Grande Holding Limited were $1,839,295, $1,852,115, $1,857,845 and $1,564,003, respectively. However, our ability to meet the liquidity and capital requirements will be subject to future economic conditions and other factors which are beyond our control.

We may declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We plan to use the net proceeds we will receive from this Offering as follows:

•        Approximately US$1.75 million or 30.0% for strengthening our corporate finance advisory business, in particular, targeting the clients who are planning for overseas listings in other listing venues other than Hong Kong.

•        Approximately US$1.46 million or 25.0% for developing our asset management business and recruiting professionals with relevant asset management experiences and networks;

•        Approximately US$1.17 million or 20.0% for increasing our liquid capital to establish our Equity Capital Market services for Hong Kong market, in particular, participating in the underwriting of IPOs on the HKSE led by other sponsors and other secondary fund-raising exercises; and

•        The balance of US$1.46 million or 25.0% for general working capital and corporate purposes.

Cash Flow

The following table sets forth a summary of our consolidated cash flows for the six months ended September 30, 2024 and 2023, respectively:

	2024	2023
Net cash provided by operating activities	$331,322	$193,982
Net cash used in financing activities	(1,010,715)	—
Net (decrease) increase in cash and cash equivalents	$(679,393)	$193,982

The following table sets forth a summary of our consolidated cash flows for the years ended March 31, 2024 and 2023, respectively:

	2024	2023
Net cash provided by operating activities	$1,157,742	$228,964
Net cash (used in) provided by financing activities	(331,021)	293,842
Net increase in cash and cash equivalents	$826,721	$522,806

Cash provided by operating activities

For the six months ended September 30, 2024, our net cash provided by operating activities was $0.3 million, which primarily reflected cash inflow from our net income of $0.4 million adjusted for (i) net non-cash expenses of $0.1 million, representing non-cash lease expense, depreciation, reversal of provision for expected credit losses and deferred tax expenses, and (ii) net decrease in cash flow from changes in operating assets and liabilities of $0.2 million mainly attributable to cash outflow arising from accrued expenses and other liabilities of $0.2 million.

For the six months ended September 30, 2023, our net cash provided by operating activities was $0.2 million, which primarily reflected cash inflow from our net loss of $0.3 million adjusted for (i) net non-cash expenses of $0.1 million including non-cash lease expense, depreciation, provision for expected credit losses and deferred tax expenses, and (ii) net increase in cash flow from changes in operating assets and liabilities of $0.4 million mainly included cash inflow arising from accounts receivable of $0.5 million, which were offset by cash outflow arising from lease liability of $0.1 million.

For the year ended March 31, 2024, our net cash provided by operating activities was $1.2 million, which primarily reflected cash inflow from our net income of $1.8 million adjusted for (i) net non-cash expenses of $0.2 million, representing non-cash lease expense, depreciation, reversal of provision for expected credit losses and deferred tax expenses, and (ii) net decrease in cash flow from changes in operating assets and liabilities of $0.9 million mainly attributable to cash outflow arising from contract liabilities of $1.1 million, which were offset by cash inflow arising from accrued expenses and other liabilities of $0.3 million.

For the year ended March 31, 2023, our net cash provided by operating activities was $0.2 million, which primarily reflected cash inflow from our net income of $1.3 million adjusted for (i) net non-cash expenses of $0.5 million including non-cash lease expense, depreciation, provision for expected credit losses and deferred tax expenses, and (ii) net decrease in cash flow from changes in operating assets and liabilities of $1.5 million mainly included cash outflow arising from contract liabilities of $0.8 million, accounts receivable of $0.5 million and lease liability of $0.2 million.

Cash (used in) provided by financing activities

For the six months ended September 30, 2024, net cash used in financing activities was $1.0 million, which mainly consists of payments of dividend and offering costs related to the Offering.

Net cash used in financing activities for the six months ended September 30, 2023 was nil.

For the year ended March 31, 2024, net cash used in financing activities was $0.3 million, which mainly consists of payments of offering costs related to the Offering.

For the year ended March 31, 2023, net cash provided by financing activities was approximately $0.3 million, solely consisted of advance from a related party, being Grande Holding Limited, of $0.3 million. Mr. Tak Kai Raymond, TAM, the majority shareholder of the Controlling Shareholder, is the source of the funds that the Controlling Shareholder loaned to the Company.

Off-Balance Sheet Arrangements

We had not entered any material off-balance sheet transactions and arrangements during the six months ended September 30, 2024 and 2023 and the years ended March 31, 2024 and 2023.

Leased Properties

Our Operating Subsidiary, Grande Capital, leases an office in Room 2701, 27/F, Tower 1, Admiralty Center, No. 18 Harcourt Road, Hong Kong, with a term from April 2023 to March 2026. The monthly rent for the office is $13,822 (HK$107,814).

Contractual Obligations

The following table summarizes our contractual obligations as of September 30, 2024:

	Payment due by period
	Less than 1 year	1 to 3 years	More than 3 years	Total
Future minimum payments under operating leases	165,868	82,934	—	248,802
Less: imputed interest	(9,801)	(1,403)	—	(11,204)
Lease obligation	156,067	81,531	—	237,598

Capital Expenditures

We and our subsidiaries had not purchased any leasehold improvement and equipment for use in our operations during the six months ended September 30, 2024 and 2023 and the years ended March 31, 2024 and 2023.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the US GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include the allowance for expected credit losses on accounts receivable and other current assets, useful life of leasehold improvement and equipment, recognition and measurement of operating lease right-of-use asset and operating lease liability and valuation allowance for deferred tax asset. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Quantitative and Qualitative Disclosures about Market Risk

Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable is $541,303 for the six months ended September 30, 2024 and $633,875 for the year ended March 31, 2024 respectively.

Bank balances

The Company is exposed to concentration of credit risk on liquid funds. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of US$64,103 (HK$500,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Other current assets

The Company assessed the impairment for other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have had no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for other current assets as of September 30, 2024 and March 31, 2024 and 2023 is $165, $165 and $180, respectively.

Interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in Hong Kong Dollar, which is the functional currency of the operating subsidiary. In the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not resort to any foreign currency hedging facilities to eliminate the currency exposures. However, the directors closely monitor the related foreign currency exposure and will consider foreign currency hedging to mitigate foreign currency risk should the need arise.

Economic and political risks

The Company’s operations are conducted in the HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the HK SAR.

The Company’s operations in the HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

INDUSTRY

The information presented in this section has been derived from an industry report commissioned by us and prepared by Migo Corporation Limited, an independent research firm, regarding our industry and our market position in Hong Kong. We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering have independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Overview of the Capital Market in Hong Kong

Hong Kong is a leading global securities market and international financial hub

Hong Kong is one of the world’s largest securities markets by market capitalization. As an international financial hub and gateway to Mainland China, over the years, Hong Kong’s stock market has remained strong and steady. As of the end of December 2023, in terms of market capitalization, the HKSE was ranked as the eighth largest stock market in the world, and the seventh largest stock market in Asia, with a total market capitalization of approximately US$3,974.8 billion.

The following table sets out the market capitalization and ranking of the world’s top 15 stock exchanges as of the end of December 2023.

	Worldwide Ranking	Ranking in Asia	Market Capitalization (US$ billion)
US (NYSE)	1		25,564.7
US (Nasdaq)	2		23,414.7
Europe (NYSE Euronext)	3	1	6,889.0
China (Shanghai)	4	2	6,524.8
Japan (Japan Exchange Group)	5	3	6,149.2
India	6	4	4,340.1
China (Shenzhen)	7	5	4,286.4
China (Hong Kong)	8	7	3,974.8
UK (London Stock Exchange Group)	9		3,423.2
Canada (Toronto)	10		3,088.4
Saudi Arabia (Tadawul)	11		3,015.4
Germany (Deutsche Börse)	12		2,178.1
Northern Europe (NASDAQ Nordic Exchange)	13		2,119.6
Switzerland	14		2,044.7
Korea	15	6	1,968.0

Ranking is based on market capitalization. Market capitalization excludes investment funds. All World Federation of Exchanges (WFE) member stock exchanges, not solely the main exchange for each country, are included in the ranking. Ranking excludes the Bombay Stock Exchange to avoid double counting with National Stock Exchange of India.

Sources: HKSFC, Migo

Starting from 2014, the Mainland China and Hong Kong regulators made a concerted effort to establish Mainland-Hong Kong Stock Connect, and launched the Shanghai Connect (Shanghai-Hong Kong Stock Connect) in 2014 and Shenzhen Connect (Shenzhen-Hong Kong Stock Connect) in 2016. Subject to investment quota, these trading links allow international and PRC investors to trade securities in each other’s markets through the trading and clearing facilities of their home exchange, promoting fund flows in both directions. Furthermore, trading of exchange-traded funds (ETFs) under Mainland-Hong Kong Stock Connect commenced on July 4, 2022. It is believed that these trading links have further strengthened Hong Kong’s role as a gateway to China and an international financial hub, and would continue to attract capital into the Hong Kong stock market.

Total market capitalization of companies listed on the Main Board and GEM of the HKSE

The HKSE operates two markets, the Main Board and GEM, for companies to list their shares. The following chart illustrates the total market capitalization of companies listed on the Main Board and GEM of the HKSE as at the respective year/period end date from December 31 2014 to March 31 2024.

Total Market Capitalisation of Companies Listed on the Main Board and GEM

HK$billion
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1Q 2024

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	1Q 2024
Main Board (HK$bil)	24,892	24,426	24,450	33,718	29,723	38,058	47,392	42,272	38,970	30,985	30,239
GEM (HK$bil)	179	258	311	281	186	107	131	108	85	54	50

* As of March 31, 2024 (1Q 2024)

Source: HKSE, Migo

As of December 31, 2023, the market capitalization of the companies listed on the Main Board and GEM of HKSE amounted to approximately HK$30,985 billion and HK$54 billion, respectively, with a CAGR of about 2.5% and -12.5% since December 31, 2014, respectively. About 99.8% of total market capitalization fell to the Main Board as of December 31, 2023.

Number of listed companies and new listing applications in Hong Kong

The HKSE operates two markets, the Main Board and GEM, for companies to list their shares. The Main Board is a market for more established companies while GEM is a market with lower listing eligibility criteria but similar continuing obligations compared to the Main Board.

According to the HKSE, there were a total of 2,283 companies and 326 companies listed on the Main Board and GEM in 2023, respectively, with a CAGR of approximately 4.4% and 5.3% since 2014, respectively. Among these, 73 of the listed companies were newly listed on the Main Board, but there were no newly listed companies of GEM during 2023. The number of new listing applications on the Main Board and GEM was 111 and 5 for 2023, respectively.

The following charts illustrate the number of newly listed companies in Hong Kong and the number of new listing applications in Hong Kong from December 31, 2017 to March 31, 2024.

Number of Newly Listed Companies in Hong Kong
180
160
140
120
100
80
60
40
20
0
80
94
75
143
15
168
8
146
1
97
0
90
0
73
0
12
2017
2018
2019
2020
2021
2022
2023
1Q 2024
GEM
Main Board

* Figures includes the number of companies for transfer of listing from GEM

Source: HKSE, Migo

* Figures include eventually listed, active, lapsed, withdrawn and rejected applications

Source: HKSE, Migo

Fund Raising and Takeovers Codes Related Activities in Hong Kong Stock Market

The following chart illustrates the amount of funds raised from IPOs and Post-IPO fund raising activities on the Main Board and GEM for the seven years ended March 31, 2024.

Total Equity Funds Raised from IPOs and Post-IPO
HK$billion
900
800
700
600
500
400
300
200
100
0
451.7
128.2
255.2
286.5
139.1
312.9
346.1
397.5
441.9
328.9
149.5
104.6
104.4
46.3
256.0
48.0
2017
2018
2019
2020
2021
2022
2023
1Q 2024
IPO Fund Raised
Post-IPO Fund Raised

Source: HKSE, Migo

As one of the leading capital markets in the world, substantial amounts of funds were raised in Hong Kong every year. For the year ended December 31, 2021, equity funds raised from IPOs on the HKSE amounted to approximately HK$328.9 billion, more than doubling the amount in 2017 of approximately HK$128.2 billion. As of December 31, 2023, the equity funds raised from IPOs amounted to approximately HK$46.3 billion, respectively, with a CAGR of about -15.6% since 31 December 2017, respectively. On the other hand, though the performance of the secondary market in Hong Kong experienced fluctuation between 2018 and 2021, it remained a strong and active market for fund raising activities in Hong Kong. An observable rebound can be seen in the amount of equity funds raised from Post-IPO fund raising activities on the HKSE after 2020. In 2021, such Post-IPO amount totaled at approximately HK$441.9 billion, exceeding the amount of equity funds raised from IPOs in the same year. As of December 31, 2023, the equity funds raised from Post-IPO amounted to approximately HK$104.4 billion, with a CAGR of about -21.7% since 31 December 2017, respectively. There is a significant rebound on both IPO and Post-IPO fund raised in 1Q2024 exceeding total years of 2023.

Fund raising activities, including both IPOs and those in the secondary market such as rights issue and placings, conducted by listed companies may require listed companies to engage a financial adviser or an independent financial adviser to provide financial advisory services. As our business included the provision of financial advisory services to secondary fund raising activities of listed companies in Hong Kong, a strong and active fund raising market in Hong Kong will widen the pool of our potential clients.

HK Takeovers Codes related matters

Takeovers activities related transactions, including general and partial offers, privatizations, share repurchases and whitewash waiver applications, off-market and general offer share buy-backs, usually require financial advisory and/or independent financial advisory services pursuant to the relevant requirements under the Takeovers and Mergers and Share Buybacks of Hong Kong (the “HK Takeovers Codes”). Over the recent years, the SFC provides comprehensive guidance to companies and relevant stakeholders in complying with the HK Takeovers Codes in transactions involving takeovers, mergers and share buybacks. According to the HK Takeovers Codes related transactions and applications remained active in the Hong Kong capital market. We believe that there exist ample opportunities for us to participate in such activities as financial advisers which would boost our performance. The following chart illustrates the number of HK Takeovers Codes related transactions and applications for each of the seven years ended March 31, 2023.

Number of Takeovers Code Related Transactions and Applications
400
350
300
250
200
150
100
50
0
127
367
112
289
91
282
76
283
107
362
93
292
73
232
2016/17
2017/18
2018/19
2019/20
2020/21
2021/22
2022/23
Year ended March 31
Number of Takeovers Code related transactions*
Number of other application under the Takeovers Code

* Figures comprise general and partial offers under the HK Takeovers Codes, privatizations, whitewash waiver applications and off-market and general offer share buy-backs

Source: HKSFC, Migo

Market Drivers

The Hong Kong capital market has experienced a long history of development. The main drivers include the following:

Internationalized capital market

The internationalization of the Hong Kong capital market is featured by its high level of openness to and freedom of capital flow, and the active participation of global financial institutions. Many well-known international investment banks have set up branches in Hong Kong. There is no limit on foreign investments imposed in the Hong Kong stock market. Meanwhile, local investors can freely participate in investment in overseas markets such as Singapore, London and New York. Such free flow of capital and barrier-free investment attract overseas institutions and make significant contributions to the development of the Hong Kong capital market.

Diversified funding sources

The Hong Kong capital market has a mature system of market operation rules after decades of development, allowing the use of diversified financial instruments and mergers and acquisitions and financing activities to be conducted conveniently. Accordingly, financing activities are greatly functional in Hong Kong and IPOs and secondary offerings are expected to continue to attract foreign investments compared to the stock market in other jurisdictions which is not as open and transparent as that in Hong Kong.

Evolving and comprehensive regulatory regime

Implemented in 2003, the SFO provides the legal regime for comprehensive supervision of the securities industry, while the functioning of the Hong Kong capital market is regulated by the rules and regulations of the HKSE. The supervision of the HKSFC and the HKSE over the Hong Kong capital market ensures regular and normative operation of the market, and strengthens and protects the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

Diversified financial products

New products and financial instruments keep spring up in the capital market of Hong Kong. The securities market of Hong Kong is composed by equity securities, debt securities, and multiple types of trusts, funds, as well as structured products. Beyond that, the HKSE provides derivative products since 1986, which by now has expanded into five categories products, including equity index products, equity products, Renminbi currency futures, interest rate products, and warrants. The HKSE also provides clearing services in over-the-counter derivatives market. Hong Kong capital market diversifies the types of its products by the time to achieve development all the time.

Investment globalization of PRC investors

Along with the introduction of Shanghai-Hong Kong Stock Connect Program, the efforts in investment and currency globalization have been stepped up. As an international financial hub and offshore Renminbi center backed by the mature financial and transparent legal systems, Hong Kong capital market will continue to be benefited by the influx of larger amount of capitals from China. The proliferation and increasing internationalization of the PRC stock market have also been attracting increasing attention of and investment from overseas investors into China. Meanwhile, due to the continuous adjustment of deposit interest rate, PRC investors will tend to seek for investment opportunities with higher returns, and therefore the demand for investment in Hong Kong capital market from PRC investors is expected to increase in the future, which will also drive the growth of Hong Kong capital market serving as a bridge between the PRC and overseas markets.

Overview of the Regulated Corporate Finance Market in Hong Kong

The corporate finance business in Hong Kong is mainly operated by Licensed Corporations (LCs) and Registered Institutions (RIs), and mainly consists of advising on corporate finance.

Schedule 5 to the SFO stipulates 10 types of regulated activities

Type 1:	Dealing in securities
Type 2:	Dealing in futures contracts
Type 3:	Leveraged foreign exchange trading
Type 4:	Advising on securities
Type 5:	Advising on futures contracts
Type 6:	Advising on corporate finance
Type 7:	Providing automated trading services
Type 8:	Securities margin financing
Type 9:	Asset management
Type 10:	Providing credit rating services

The Company carried on and is licensed for Type 6 of the above regulated activities. The foregoing licenses of the Company have no expiry date and remain in force until suspended or revoked, subject to certain continuing obligations, such as payment of annual fee and submission of annual return. Save for advising on corporate finance, it also engages in sponsors and underwriting for IPOs.

The Company provides securities dealing brokerage services through Grande Capital Limited, which is licensed to carry on Type 6 (advising on corporate finance) regulated activity license is needed for equity capital market activities and underwriting activities in Hong Kong regulated activity under the SFO.

Set out below is the number of LCs, RIs, Responsible/Approved Officers and Licensed Representatives for Type 6 (dealing in securities) regulated activity under the SFO as at the respective year/period end date from 2017 to 2023.

	Number of Regulated Activities of:
Type 6 (advising on corporate finance)	Licensed Corporations	Registered Institutions	Responsible/ Approved Officers	Licensed Representatives
2017	315	35	1,067	4,408
2018	331	35	1,172	4,828
2019	338	34	1,227	4,994
2020	332	33	1,275	4,936
2021	326	31	1,269	5,608
2022	308	29	1,268	6,062
2023	301	28	1,223	6,145

____________

*        As of 31 March 2024

Sources:    HKSFC, Migo

As shown from the above table, there were 301 licensed corporations and 28 registered institutions licensed to carry out Type 6 (advising on corporate finance) regulated activity as of December 31, 2023. In terms of individuals, there were 1,223 responsible/approved officers and 6,145 licensed representatives to carry out Type 6 (advising on corporate finance) regulated activity as of December 31, 2023. Because of the number of qualified participants, the board of directors considers that the Company operates in a highly competitive environment in respect of the corporate finance advisory business.

Market rankings and league tables

Set out below is certain league table rankings in terms of deal count from March 31, 2022 to March 31, 2024. The Directors confirmed that there were no adverse changes in the market information since the date of the publication of the respective league table rankings which may qualify, contradict or have an impact on the information in this section.

The Company’s Operating Subsidiary, Grande Capital Limited, ranked the tenth in terms of deal count.

Hong Kong League table for financial advisers based on number of deals
From March 31, 2023 to March 31, 2024

Rank	Company Name	Deal Count	Market Share (%)
1	China International Capital Corporation Hong Kong Securities	50	30.3%
2	Morgan Stanley Asia	19	11.5%
3	Huatai Financial Holdings (Hong Kong)	16	9.7%
4	China Securities (International) Corporate Finance Company	15	9.1%
5	Goldman Sachs (Asia) L.L.C.	13	7.9%
6	J.P. Morgan Securities (Far East)	11	6.7%
7	Citigroup Global Markets Asia	10	6.1%
8	Haitong International Capital	10	6.1%
9	UBS Securities Hong Kong	9	5.5%
10	Grande Capital Limited	6	3.6%

____________

Sources:    aastocks, Migo

As shown in the above tables, Grande Capital is one of the most active financial advisers based on the criteria set out in the above tables. Other participants are global investment banks, PRC based investment banks and a number of local corporate finance advisory firms. The ranking among corporate finance advisory firms changes from time to time, depending on their individual success in announcing and completing transactions in a given period. Except for the fact that the Company’s clients are mainly Hong Kong listed companies, their major shareholders or offerors, the Company does not, and has no intention to, focus on a particular market sector, whether in terms of industry sector or transaction size. Different research houses and institutions adopt different sets of detailed league table criteria. As such, league tables published by different research houses and institutions may not be comparable with each other.

Growth Drivers and Development Trends of Hong Kong Corporate Finance Market

The Hong Kong corporate finance market has experienced a long history of development. The main drivers include the following:

Well-established financial and legal systems with comprehensive regulatory regime

Hong Kong has a well-established and transparent legal system. As the only common law jurisdiction in China, Hong Kong has established its reputation for its sophisticated capital market regulatory system, which is widely accepted in the world. The SFO provides the legal regime for comprehensive supervision of the securities industry, while the functioning of the Hong Kong capital market is regulated by the rules and regulations of the HKSE. The supervision of the SFC and the HKSE over the Hong Kong capital market ensures regular and normative operation of the market.

Free-flow capital market

Hong Kong’s capital market has a high level of openness to and freedom of capital flow. There is no limit on foreign investments imposed in the Hong Kong stock market. Local investors can freely participate in investment in free capital markets overseas. There is also no foreign exchange control. Such free flow of capital and barrier-free investment attracted overseas institutions and made a significant contribution to the development of the Hong Kong capital market. This also allows the development of diversified financial instruments and mergers, acquisitions and financing activities to be conducted conveniently.

Comprehensive adoption of financial technology (fintech)

The pandemic has demonstrated the power of fintech and permanently changed customers’ behavior towards financial services. To make sure we continue to stay at the forefront of the global fintech scene and are ready to tap all of the potential of fintech, we must build an ecosystem where the value of fintech is experienced across all levels and by all groups of people. The Hong Kong Monetary Authority (HKMA) formulated a new strategy, “Fintech 2025”, which was unveiled in June 2021, it aspires to help the financial sector adopt technology comprehensively by 2025. The first two parts of the strategy, namely “all banks go fintech” and “future-proofing Hong Kong for Central Bank Digital Currencies (CBDCs)” mainly sought to create more demand for fintech adoption. The other parts of the strategy relate to data, infrastructure, talent and funding, which are vital to the growth of the ecosystem.

Hong Kong as the dominant gateway to the Mainland China

Hong Kong has always played a strategic role in linking the Mainland China market with international financial markets, providing international investors with a familiar regime and platform to conduct various kinds of financial, investment and wealth management activities. The National 14th Five-Year Plan strengthens Hong Kong’s position as an international financial center, a global offshore renminbi business hub, as well as asset management and risk management centers. This together with global economic trends has reinforced our conviction that Hong Kong should continue to enhance its unique value as a bridge connecting the Mainland China and international markets.

Opening Up New Capital Sources

At the end of 2023, the Asia-Pacific region’s first Exchange Traded Fund (ETF), which tracks stocks in Saudi Arabia, was listed in Hong Kong, a milestone in enhanced mutual access between our two markets. The HKMA is also working with a number of financial institutions on the listing of an ETF in the Middle East that tracks Hong Kong stock indices.

Entry Barriers to the Corporate Finance Advisory in Hong Kong

Regulatory requirements

SFC is the gatekeeper of standards for individuals and corporations seeking to enter the securities and futures markets of Hong Kong. As a highly regulated industry in Hong Kong, the licensing requirements imposed by the SFC must be met and the cost for new entrants to comply with and fulfil licensing conditions and ongoing regulatory requirements under the Securities and Futures Ordinance (SFO) is high. The SFC operates a system of authorizing corporations and individuals to act as financial intermediaries through licenses. Through licensing, the SFC regulates the financial intermediaries of licensed corporations and individuals that are carrying out the regulated activities, including mainly dealing in and advising on securities and futures, leveraging foreign exchange trading, asset management, and so on.

Requirement to comply with the Securities and Futures (Financial Resources) Rules

The requirement is to always maintain a minimum paid-up share capital and liquid capital pursuant to the relevant requirements under the SFO. In the case of Type 6 (advising on corporate finance) regulated activity where the corporation is subject to the licensing condition that it shall not hold client assets, the minimum liquid capital requirement is HK$100,000. In the case of Type 6 (advising on corporate finance) regulated activity where the corporation is qualified to act as a sponsor, which is the case for Grande Capital, the minimum paid-up share capital and the minimum liquid capital requirement is HK$10,000,000 and HK$3,000,000 respectively.

Human capital constraint

The financial industry is labor intensive and the requirement to employ skilled professionals as LRs and ROs, and skilled professionals are very scarce. The ability of the management team determines the earning of market share and stability of the asset management business. Therefore, whether there is an excellent talent team is also a potential factor restricting market entrants and would be costly for new entrants to comply with and fulfill licensing conditions.

Fierce competition

Various licensed corporations, including international large-scale investment banks, PRC-funded securities groups, and local securities companies, are competing intensively for larger market share. New entrants need to compete with leading players or other established players in the industry who usually have years of experience, pool of talents, sound reputation, large client base and network accumulation in the market, with mature business models and operational processes.

BUSINESS

Overview

Our mission is to become one of the most successful integrated financial service providers in Hong Kong and offer tailored, innovative financial solutions to clients in Asia.

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business are carried out by our wholly-owned Operating Subsidiary in Hong Kong, Grande Capital. Grande Capital is a boutique financial firm that focuses on providing quality corporate finance advisory services to clients in Asia. Grande Capital is a licensed corporation under the SFO to engage in Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. According to the Industry Report, Grande Capital ranked 10th out of a total of 301 licensed corporations licensed to carry out Type 6 regulated activity, in terms of number of deals for financial advisers in Hong Kong from March 31, 2023 to March 31, 2024, with a market share of 3.6%. Since Grande Capital first obtained the licenses under the SFO on January 23, 2018, Grande Capital has sponsored and completed 16 successful IPOs (i.e. IPO that successfully closed and listed) on the HKSE. For the six months ended September 30, 2024 and the years ended March 31, 2023 and 2024, Grande Capital sponsored and completed nil, 3 and 3 successful IPOs on the HKSE, respectively. Furthermore, for the years ended March 31, 2023 and 2024 and the six months ended September 30, 2024, 2, nil and 1 listing applicants mandated Grande Capital as their listing sponsors for their IPO processes on the HKSE, respectively. From September 30, 2024 to the date of the prospectus, Grande Capital has not received any new listing sponsorship mandate.

Our services include:

(1) IPO sponsorship and related services

Grande Capital acts as sponsor to companies aspiring to list on the HKSE. Grande Capital takes the principal role of advising and guiding listing applicants throughout the IPO process, coordinating the listing progress, conducting due diligence, performing all duties of a sponsor as required under the applicable rules and regulations and acting as the primary channel of communication with the regulators such as the HKSE and the HKSFC concerning the listing, in return for a sponsor’s fee. The clients pay us by way of progress payment based on achievement of certain milestones, such as signing of the engagement letter, submission of listing application, and first dealing of shares, in the IPO progress and we recognize the listing sponsorship services fee as our revenue when the performance obligation is satisfied.

Since 2022, as part of our IPO sponsorship services, the Grande Capital has also started participating in underwriting syndicates for those IPOs that the Grande Capital acted as sponsors, in return for underwriting commissions.

(2) Corporate financial advisory services

Grande Capital also provides a wide range of corporate financial advisory services to clients, which can be broadly classified into the following 3 categories:

General advisory services: these mainly include (i) advisory works for private companies, public companies listed on HKSE, as well as their shareholders, advising them on the terms and structures of proposed transactions, such as takeovers, merger & acquisitions, and investment, and the relevant implications of the Hong Kong regulatory framework, which primarily include the HK Listing Rules and HK Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as on U.S. exchanges. Our Operating Subsidiary charges a fixed fee payable by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

Independent financial advisory services: these mainly include providing advice to the independent board committee and independent shareholders of companies listed on HKSE rendering recommendation and opinions, in return for a fixed fee paid by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

Compliance advisory services: these mainly include advisory works to listed companies in Hong Kong in relation to post-listing compliance matters, in return for a monthly fee.

(3) Referral services

Since mid-2024, Grande Capital also provide referral services to other professional parties, such as financial institutions, for equity and debt fund raising exercises, for referral fees. Occasionally we may on a case by case basis come across fund-raising exercises which require the introduction of other professional parties in which we may obtain referral fees. Such referral fee is generally based on a percentage of the fee charged by our clients in the particular fund-raising exercises.

The table below sets out a breakdown of our revenue by business segments for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023:

	For the six months ended September 30, 2024		For the years ended March 31,
			2024		2023
	US$	%	US$	%	US$	%
IPO sponsorship and related services	234,686	13.4	3,341,819	73.8	2,775,214	71.7
Corporate financial advisory services	946,379	54.1	1,187,377	26.2	1,095,753	28.3
Referral services	568,978	32.5	—	—	—	—
Total	1,750,043	100.0	4,529,196	100.0	3,870,967	100.0

Since the commencement of our business, Grande Capital has been an active player in the equity capital market in Hong Kong, serving clients from a wide spectrum of industry sectors listed or planning to list in Hong Kong. Our client base spans Hong Kong, Singapore and the PRC. For the year ended March 31, 2024, we had 16, 6 and 4 clients from Hong Kong, the PRC and Singapore, respectively, while for the year ended March 31, 2023, we had 9, 2 and 5 clients from Hong Kong, the PRC and Singapore, respectively. For the six months ended September 30, 2024, we had 12, 6 and 4 clients from Hong Kong, the PRC and Singapore, respectively. Revenues derived from clients in Hong Kong, the PRC and Singapore was approximately 59.2%, 34.0% and 6.8% of our total revenue for the year ended March 31, 2024, respectively, and 34.0%, 50.8% and 15.2% of our total revenue for the year ended March 31, 2023, respectively. Revenues derived from clients in Hong Kong, the PRC and Singapore was approximately 52.9%, 28.9% and 18.2% of our total revenue for the six months ended September 30, 2024, respectively.

We aspire to expand our business and become an integrated platform for providing one-stop financial services tailored to our customers’ specific needs. We intend to leverage our successful experience in Hong Kong and help our clients to plan for overseas listing in other listing venues. Since 2022, Grande Capital has started acting as project coordinator for clients pursuing listing on other stock exchanges, such as on U.S. exchanges.

Our sales and marketing function is primarily performed by our management and project execution team who are responsible for maintaining relationships with the management of existing clients, exploring sales lead from new clients, and maintaining relationships with professional parties partners in the financial services industry. Our projects generally originate from the networks of our management and our project execution team, referrals from existing clients or other professional parties and direct approaches by clients due to our market reputation. We maintain a company website which showcases our completed projects.

Attributable mainly to the increase of successful IPOs that Grande Capital acted as a sponsor, our revenue increased from approximately US$3.9 million for the year ended March 31, 2023 to approximately US$4.5 million for the year ended March 31, 2024; while our profit before tax increased from approximately US$1.5 million to approximately US$2.1 million in the corresponding years.

According to Migo, Hong Kong is one of the world’s largest securities markets by market capitalization. According to the HKSE, there were a total of 2,283 companies and 326 companies listed on the Main Board and GEM in 2023, respectively, with a CAGR of approximately 4.4% and 5.3% since 2014, respectively. Driven by (i) Hong Kong having well-established financial and legal systems with a comprehensive regulatory regime; (ii) Hong Kong’s capital market having a high level of openness to and freedom of capital flow; (iii) financial technology being adopted comprehensively in the financial industry; and (iv) the HKSE opening up new capital sources such as listing exchange traded fund tracking stocks in the Middle East, it is expected the Hong Kong corporate finance market will continue to grow.

Competitive Strengths

A wide range of corporate finance advisory services.

We are positioned as a boutique financial firm aiming to offer tailored, innovative financial solutions to clients in Asia according to their specific needs. We take pride in the ability to address clients’ needs at their different development stages in the equity markets, starting from pre-IPO planning to post-IPO fund-raising. As a licensed corporation under the SFO to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities, our Operating Subsidiary, Grande Capital, can carry out listing sponsorship, financial advisory, compliance advisory, and takeovers and related advisory services under the HK Takeovers Codes. Grande Capital may serve our clients at the pre-IPO stage by acting as financial adviser by advising them on different aspects, including corporate reorganization, financial management, selection of professional parties and formulation of business strategies. During an IPO, Grande Capital provides service to our clients by acting as sponsor (and underwriter, if applicable) by advising and guiding the issuers in preparation of the listing and coordinating the listing progress. Subsequent to the IPO, Grande Capital may act as financial adviser in advising them on transactions involving the HK Listing Rules or HK Takeovers Codes or as an independent financial adviser rendering recommendations and opinions. Grande Capital also acts as compliance advisers and provide compliance advisory services to clients to ensure compliance with the relevant HK Listing Rules, HK Takeovers Codes and other relevant regulations. We believe all-rounded service portfolio and service quality are crucial to our success and contribute to our ability to adapt in the ever-changing financial market.

A strong track record of successful IPO cases.

According to the Industry Report, Grande Capital ranked 10th out of a total of 301 licensed corporations licensed to carry out Type 6 regulated activity, in terms of number of deals for financial advisers in Hong Kong from March 31, 2023 to March 31, 2024, with a market share of 3.6%. Since Grande Capital, our Operating Subsidiary, first obtained its licenses under the SFO on January 23, 2018, we have sponsored and completed 16 successful IPOs in Hong Kong. As of the date of this prospectus, we have one ongoing project which we act as sponsor for IPO(s) on the HKSE. We believe our track record in successful IPO cases strengthens our market presence and corporate image. Furthermore, in the Hong Kong financial market in which reputation is vital and opportunities are created through word-of-mouth, we believe our strong track record enables us to obtain referrals from our clients and create new business opportunities for us, which is essential for us to create a sustainable business income and thrive in the highly-competitive market.

Established client base and strong business network across different industry sectors and geographic locations.

We have an established customer base. We believe that market reputation is essential to sustaining a strong market position. The proven track record of successful IPO cases and active participation in other corporate financial advisory engagements enable us to establish a stable business relationship with our clients. We and our subsidiaries have built up stable contacts with listed companies in Hong Kong. Our client portfolio covers business enterprises which are headquartered and conduct operations in Hong Kong, Singapore and the PRC. Our clients are engaged in a variety of industry sectors, including construction, garment, alcohols, cigarette packaging paper, agriculture and bio-medical companies.

An experienced and dedicated management team.

Our management team has extensive and in-depth knowledge of and experience in the corporate finance industry. Ms. Yujie, CHEN, our Chief Executive Officer and Chair of the Board, has over 10 years of experience in corporate finance, business and administrative management. Ms. Chen is primarily responsible for the overall management, formulation of business strategies and day-to-day management of our operations. Mr. Ying Wo Sammy, HO, our director, has over 10 years of experience in the corporate finance industry. Mr. Ka Wing Eric, LAW, our Chief Financial Officer, has over 9 years of experience in handling financial and audit operation in companies. As of the date of this prospectus, we have a team of 10 project execution staff, who are all dedicated to providing quality advisory services to our clients. Leveraging on our staff’s experience in the industry and the in-depth knowledge possessed by our management team, we believe we are well-positioned to expand our market presence and reach out to new potential clients.

Growth Strategies

Our principal business objective is to further develop into an integrated financial service provider in Hong Kong, and explore new business opportunities in relation to listing in international capital markets, in particular the U.S. for our clients. We intend to achieve our plan by adopting the following key strategies:

Continue to develop the corporate finance advisory business

Throughout the operating history of our group, corporate finance advisory business has been the core income generating source and we have experienced tremendous growth in our client base since our establishment. We believe it is vital for us to strive to strengthen our competitiveness and expand our market share. We intend to strengthen our manpower by recruiting additional project execution staff. We intend to recruit talents from the financial industry to provide all-rounded, quality services to client. We believe that by investing in the human resources we would be able to increase our work capacity and maintain the consistency in the service quality of our Operating Subsidiary.

Furthermore, we intend to leverage our successful experience in Hong Kong and help our clients to plan for overseas listing in other listing venues. We observe rising demand among business enterprises based in Hong Kong, the PRC and Southeast Asia, to conduct IPOs in the U.S. capital market. Since 2022, we have started acting as project coordinator for clients pursuing listing on other stock exchanges, such as the U.S. capital market. We intend to hire additional staff with expertise in the international financial market, such as experience in fund-raising projects from stock exchanges in the New York Stock Exchange, the Nasdaq, Euronext and Japan Exchange Group, to enhance our manpower and capture the increasing demand in this regard. We believe this will enhance our position to connect our potential clients to both HKSE and other international capital markets.

To further develop the equity capital market services

Since August 2022, Grande Capital has been licensed by HKSFC to conduct Type 1 (dealing in securities) regulated activities under the SFO. Thus far, we have only participated in underwriting syndicate for those IPOs that we act as sponsors.

We intend to devote additional resources to further develop our equity capital market services by applying a portion of our proceeds from the Offering to increase the capital of our Operating Subsidiary. Subject to the fulfilment of relevant regulatory and licensing conditions, we plan to start participating in the underwriting of IPOs led by other sponsors and other secondary fund-raising exercises. We believe it is essential for us to strengthen our financial standing in order to be well-prepared to capture business opportunities, respond to adversary market conditions and to strengthen market position in the finance industry. We intend to strengthen our equity capital market services by recruiting additional staff. We anticipate that by recruiting additional staff, we will be exposed to more opportunities through their personal networks.

To develop our asset management business

We plan to set up an asset management team and apply to the HKSFC for licenses to carry on Type 4 (advising on securities) and Type 9 (asset management) regulated activities, by, among other things, recruiting professionals with relevant experiences and networks. We are of the view that the asset management business could enable us to provide more comprehensive services to our institutional and professional investor clients.

We also intend to work with business ventures companies to set up potential funds for investors to invest in portfolio consisting primarily of equities and debt investments in companies with strong growth potentials, promising product-line, and/or strong research and development capabilities, in the highly sought after investment such as artificial intelligence, semi-conductor and developing markets. We intend to enhance our research and analytical capabilities to provide a unique insight to our potential customers, such as high-net-worth individuals and companies, by continuously seeking research analysts to support our asset management team.

To promote and enhance our brand locally and in the overseas

We believe that our market reputation and clients’ confidence in our brand are essential to our success. As such, we intend to enhance our corporate image and industry position by conducting additional marketing and public relation activities, such as participating in additional industry events and marketing activities locally in Hong Kong and globally in the Southeast Asia and the U.S. Leveraging our established reputation in Hong Kong, we believe by enhancing our brand image we will be able to broaden our client base.

Services

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business are carried out by our wholly-owned Operating Subsidiary in Hong Kong, Grande Capital. Grande Capital is a boutique financial firm that focuses on providing quality corporate finance advisory services to clients in Asia. Grande Capital is a licensed corporation under the SFO to engage in Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. The service portfolio of our Operating Subsidiary is mainly comprised of IPO sponsorship related services, corporate financial advisory services and referral services.

The table below sets out a breakdown of our revenue by business segments for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023:

	For the six months ended September 30, 2024		For the years ended March 31,
			2024		2023
	US$	%	US$	%	US$	%
IPO sponsorship and related services	234,686	13.4	3,341,819	73.8	2,775,214	71.7
Corporate financial advisory services	946,379	54.1	1,187,377	26.2	1,095,753	28.3
Referral services	568,978	32.5	—	—	—	—
Total	1,750,043	100.0	4,529,196	100.0	3,870,967	100.0
	For the six months ended September 30, 2024		For the years ended March 31,
			2024		2023
	US$	%	US$	%	US$	%
IPO sponsorship and related services	234,686	13.4	3,341,819	73.8	2,775,214	71.7
– Hong Kong	—	—	1,914,455	42.3	871,185	22.5
– the PRC	234,686	13.4	1,276,211	28.2	1,904,029	49.2
– Singapore	—	—	151,153	3.3	—	—

Corporate financial advisory services	946,379	54.1	1,187,377	26.2	1,095,753	28.3
– Hong Kong	356,443	20.4	766,894	16.9	443,276	11.5
– the PRC	271,218	15.5	263,047	5.8	63,282	1.6
– Singapore	318,718	18.2	157,436	3.5	589,195	15.2

Referral services	568,978	32.5	—	—	—	—
– Hong Kong	568,978	32.5	—	—	—	—
Total	1,750,043	100.0	4,529,196	100.0	3,870,967	100.0

The tables below sets out a breakdown of our successful IPOs (i.e. IPO that successfully closed and listed), all listed on the HKSE, by (i) the principal places of business of the listing applicants; (ii) range of offering sizes; and (iii) the industry segments of the listing applicants, since Grande Capital, our Operating Subsidiary, first obtained its licenses under the SFO on January 23, 2018:

Principal place of business of the listing applicants
Hong Kong	10
The PRC	3
Singapore	3
Total	16
Range of offering sizes
Below HK$100 million (approximately US$12.8 million)	1
From HK$100 million to HK$200 million (approximately US$12.8 million to US$25.6 million)	15
Total	16

Industry segments of the listing applicants
Construction	14
Manufacturing	1
Agriculture	1
Total	16

Since Grande Capital, our Operating Subsidiary, first obtained its licenses under the SFO on January 23, 2018, Grande Capital has sponsored and completed 16 successful IPOs on the HKSE, among which 14 listing applicants were engaged in the construction industry. Our IPO clients are fairly concentrated in the construction industry. See “Risk Factors — Most of our IPO clients that have successfully listed on the HKSE were engaged in the construction industry, therefore, we are subject to significant client industry concentration risk”.

IPO sponsorship and related services

Since establishment, Grande Capital has focused on providing listing sponsorship services to clients pursuing listing on the HKSE. Listing applicants applying for listing on the HKSE are required to engage a sponsor to coordinate the IPO process. Sponsor is required under the regulatory regime to conduct due diligence on the listing applicant and ensure accurate disclosure in the listing documents.

Grande Capital generally enters into engagement letters with the listing applicants. Although the terms of the engagement letters may vary, the material terms that are generally contained are set out below:

Duration	Generally two years
Scope of Service

Grande Capital is responsible for, among others:

•   Advising and guiding the listing applicants in preparation of the IPO

•   Coordinating the IPO process

•   Conducting due diligence in respect of the listing applicant in accordance with the regulatory framework

•   Acting as the primary channel of communication with the regulatory authorities concerning the IPO

•   Overseeing the preparation of the listing documents and other related documents in relation to the IPO

•   Ensuring the listing applicant’s compliance with the regulatory regime and take reasonable steps to ensure true, accurate and complete disclosure to the regulators and the public

•   Overall coordination of the underwriting process

Fee

Grande Capital generally charges our customer a fixed fee by way of progress payment based on achievement of certain milestone in the IPO progress. These milestones generally include (i) signing of the engagement letter; (ii) submission of listing application; and (iii) first dealing of shares.

Termination

Grande Capital generally has the right to terminate should there be any material breaches of the engagement letter by the listing applicants or if we have, after discussion with the listing applicants, come to a reasonable opinion that it is impractical or inadvisable to proceed with the IPO.

The listing applicants generally have the right to terminate the engagement letter in the event that Grande Capital commits a material breach of the engagement letter or if Grande Capital fails to maintain sufficient human resources for performing the services under the engagement.

Grande Capital and the listing applicants have the right to terminate the engagement letter by giving the other party a one-month’s prior notice in writing.

Any termination of the engagement letter will not affect any accrued rights or obligations of the parties, including but not limited to those relating to the payment of the fee and expenses.

Since 2022, as part of the IPO sponsorship services, Grande Capital has started participating in underwriting syndicates for those IPOs that Grande Capital acted as sponsors, in return for underwriting commissions. In respect of the underwriting commissions, Grande Capital generally charges our client a percentage of the gross proceeds received by the listing applicant from the IPO.

Corporate financial advisory services

Grande Capital’s corporate financial advisory services can be broadly classified into the following 3 categories:

Financial advisory services: these mainly include (i) advisory works for private companies, public companies listed on HKSE, as well as their shareholders, advising them on the terms and structures of proposed transactions, such as takeovers, merger and acquisitions, and investment, and the relevant implications of the Hong Kong regulatory framework, which primarily include the HK Listing Rules and the HK Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as U.S. exchanges. The Operating Subsidiary charges a fixed fee payable by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

In relation to transactions concerning companies listed on the HKSE, the scope of services generally include: (i) assisting in the coordination of work of all professional parties; (ii) advising the client on the implication of the regulatory framework; (iii) drafting, reviewing and commenting, with the other advisers, all documentation to be published by the company under the regulatory framework; and (iv) assisting the client to address any comments from the regulatory authorities.

In relation to clients seeking listing on other stock exchanges, Grande Capital’s role is mainly focused on project coordination and we will act as a key communication channel between the clients and other professional parties involved in the proposed listing.

Independent financial advisory services: these mainly include providing advice to the independent board committee and independent shareholders of companies listed on HKSE rendering recommendation and opinions, in return for a fixed fee paid by progress payment based on achievement of certain milestones, such as submission to the regulators, receiving approvals from the regulators and/or publishing the relevant documents on the HKSE.

The scope of services generally include (i) discussing with the company concerning the terms of the transaction; (ii) preparing a letter of advice to advise the independent board committee of the company in relation to the transaction and whether the transaction is fair and reasonable and as to its acceptance; (iii) liaise with the regulatory authorities to obtain necessary clearance and approval for the letter and the transaction; and (iv) other activities incidental to the transaction.

Compliance advisory services: these mainly include advisory services to listed companies in Hong Kong in relation to post-listing compliance matters, in return for a monthly fee.

The Operating Subsidiary generally charges our client a fixed monthly fee of the service, payable quarterly in advance. The scope of services generally includes (i) providing the client with guidance as to compliance with the HK Listing Rules and all other applicable regulatory framework in respect of the company’s obligations and responsibility and (ii) advising the company on its obligations in respect of any transactions under the HK Listing Rules.

Referral services

Since mid-2024, Grande Capital also provide referral services to other professional parties, such as financial institutions, for equity and debt fund raising exercises, for referral fees. Occasionally we may on a case by case basis come across fund-raising exercises which require the introduction of other professional parties in which we may obtain referral fees. Such referral fee is generally based on a percentage of the fee charged by our clients in the particular fund-raising exercises.

We generally enter into a client referral agreement with the professional party. Under the referral agreement, we would introduce clients to the professional party to utilize the professional party’s service in the particular fund raising exercises. Such referral agreement specifies that we shall receive a percentage of the fees charged by the professional party from its clients for such fund raising projects. The payment shall be made by the professional party to the Operating Subsidiary on a monthly basis or at any other interval as agreed by the parties from time to time.

Pricing Policy

The corporate finance advisory fees are determined on a case-by-case basis after negotiations with each client. In determining the fee, we generally consider (i) the nature and complexity of the transaction; (ii) scope of our duties; (iii) length of time and manpower required; and (iv) the expected workload.

Our Clients

Our clients mainly comprise listing applicants and listed companies on the HKSE and their respective shareholders and financial institutions. We recorded revenue of 75.0%, 78.1% and 85.6% from our top five clients for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, respectively. The following table sets out the percentage of revenue generated from our top five clients:

For the six months ended September 30, 2024

	Name of client	Types of services provided by us	Revenue %
Largest client	Yellow River Securities Limited	Referral services	32.5
2nd largest client	S&T Holdings Limited	General advisory services and compliance advisory services	15.5
3rd largest client	Shenzhen Yueyuan Construction Co. Ltd.	IPO sponsorship and related services	13.4
4th largest client	Shihua International Club Company Limited	General advisory services	8.1
5th largest client	Sheen Tai Holdings Group Company Limited	General advisory services	5.5
Total			75.0

For the year ended March 31, 2024:

	Name of client	Types of services provided by us	Revenue %
Largest client	Qingdao Fujing Agriculture Development Company Limited	IPO sponsorship and related services	28.2
2nd largest client	Easy Smart Engineering Limited Easy Smart Group Holdings Limited	IPO sponsorship and related services; compliance advisory services	25.2
3rd largest client	Wing Kei Management Limited	IPO sponsorship and related services; compliance advisory services	18.9
4th largest client	Asia Piling Co Pte. Ltd	IPO sponsorship and related services	3.3
5th largest client	Hubei Qiangda Packaging Industry Company Limited	Compliance advisory services	2.5
Total			78.1

For the year ended March 31, 2023:

	Name of client	Types of services provided by us	Revenue %
Largest client	Hubei Qiangda Packaging Industry Company Limited	Listing sponsorship and related services; compliance advisory services	25.6
2nd largest client	Hunan Zhongtian Construction Group Co. Ltd.	Listing sponsorship and related services	25.2
3rd largest client	Chan Kiu Engineering Holdings Limited	Listing sponsorship and related services	23.4
4th largest client	Khoon Group Limited	Financial advisory services	6.0
5th largest client	Endurance RP Limited	Financial advisory services	5.4
Total			85.6

Sales & Marketing

Our sales and marketing function is primarily performed by our management and project execution team who are responsible for maintaining relationships with the management of existing clients, exploring leads from new clients, and maintaining relationships with professional parties partners in the financial services industry.

Our new clients and projects generally originate from the networks of our management and our project execution team, referrals from existing clients or other professional parties and direct approaches by clients due to our market reputation. We maintain a company website which showcases our completed projects.

Licenses and Regulations

The financial services market in Hong Kong is highly regulated. The principal business and the responsible personnel of the Operating Subsidiary are subject to a number of legislations and regulations and the respective rules of the HKSFC and the HKSE. In particular, due to the licensing requirements of the HKSFC, Grande Capital, our Operating Subsidiary, is required to obtain necessary licenses to conduct its business in Hong Kong and its business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC.

As of the date of this prospectus, Grande Capital is currently licensed under the SFO to carry on Type 1 (dealing in securities) regulated activities in Hong Kong and Type 6 (advising on corporate finance) regulated activities in Hong Kong. See “Regulations — Licensing regime under the SFO.” These licenses have no expiry date and will remain valid unless they are suspended, revoked or cancelled by the HKSFC. We are subject to continuing regulatory obligations and requirements. See “Regulations — Licensing requirements.”

Grande Capital is not licensed to carry on Type 4 (advising on securities) regulated activities in Hong Kong. As such, Grande Capital’s corporate finance advisory services are limited in the nature and is not authorized to (i) give advice on the acquisition or disposal of securities; or (ii) issue analyses or reports for the purposes of facilitating the recipients to make decision on the acquisition or disposal of securities, other than activities incidental to carry out Type 1 (dealing in securities) regulated activities.

During the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, and up to the date of this prospectus, we and our Operating Subsidiary had obtained all requisite licenses, permits, and certificates necessary to conduct the operations as set out in this prospectus and we had complied with all applicable laws, regulations, rules, codes, and guidelines in Hong Kong in connection with the business and operation in all material respects.

Insurance

Grande Capital maintains employees’ compensation insurance for our directors and employees at our office, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

Properties

As of the date of this prospectus, we are party to the following lease agreement:

Location	Term of Lease	Usage
Room 2701, 27/F, Tower 1, Admiralty Center, No. 18 Harcourt Road, Hong Kong	April 1, 2023 to March 31, 2026	Office

Our Employees

Grande Capital had 20, 14 and 13 full-time employees as of September 30, 2024, March 31, 2024 and 2023, respectively. All of the employees are stationed in Hong Kong. The following table sets forth the number of our full-time employees categorized by function as of September 30, 2024, March 31, 2024 and 2023:

Function	As of September 30, 2024	As of March 31, 2024	As of March 31, 2023
General management	3	2	1
Project execution	11	10	10
Administrative	6	2	2
Total	20	14	13

We consider that we have maintained a good relationship with the employees and have not experienced any significant disputes with the employees or any disruption to the operations due to any labor disputes. In addition, our Operating Subsidiary has not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually, which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Intellectual Property

Our Operating Subsidiary, Grande Capital is the registered owner of the domain names https://grande-capital.com/. As of the date of this prospectus, Grande Capital had registered three trademarks under the jurisdiction of Hong Kong. Grande Capital had registered the following trademarks in Hong Kong:

Place of registration	Trademark	Status	Trademark Number	Classes	Expiry Date
Hong Kong		Registered, December 27, 2017	304380877	36	December 26, 2027
Hong Kong		Registered, December 27, 2017	304380886	36	December 26, 2027
Hong Kong		Registered, December 27, 2017	304380895	36	December 26, 2027

Seasonality

Up to the date of this prospectus, we have not experienced any pronounced seasonality.

Legal Proceedings

As of the date of this prospectus, we and our subsidiaries had not been involved in any legal proceedings, investigations, claims nor had we been aware of any pending or threatened litigation, arbitration or other claims which would have a material adverse impact on the operations, financial position and reputation of our Group.

REGULATIONS

Overview

Our operations are subject to various laws and regulations in Hong Kong where we operate. This section sets out summaries of certain aspects of Hong Kong laws and regulations which are relevant to our Group’s operations and business.

Licensing regime under the SFO

Licensing and Registration under the SFO Administered by the HKSFC

The HKSFC is an independent statutory body set up in 1989 to regulate Hong Kong’s securities and futures markets. It operates independently of the Government of Hong Kong, and is funded mainly by transaction levies and licensing fees.

The HKSFC derives its investigative, remedial and disciplinary powers from the SFO and the subsidiary legislations thereunder. The SFO, in particular, vested the HKSFC with multiple roles and sets out its regulatory objectives, including:

i.       to maintain and promote the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry;

ii.      to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

iii.     to provide protection for members of the public investing in or holding financial products;

iv.      to minimize crime and misconduct in the securities and futures industry;

v.       to reduce systemic risks in the securities and futures industry; and

vi.     to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate steps in relation to the securities and futures industry.

Overview of licensing regime

Generally, the SFO provides that a corporation which is not an authorized financial institution and is (i) carrying on a business in a regulated activity (or holding out as carrying on a business in a regulated activity); or (ii) actively marketing (whether in Hong Kong or from a place outside Hong Kong) to the public any services it provides, which would constitute a regulated activity if provided in Hong Kong, has to be licensed by the HKSFC to carry out that regulated activity, unless one of the exemptions under the SFO applies.

In addition, an individual performing a regulated function (meaning any function performed for or on behalf of or by arrangement with the person relating to the regulated activity, other than work ordinarily performed by an accountant, clerk or cashier) for the principal which is a licensed corporation in relation to a regulated activity carried on as a business has to be licensed separately under the SFO as a Licensed Representative accredited to the principal.

For each regulated activity conducted by a licensed corporation, it must appoint no less than two Responsible Officers, at least one of them must be an executive director, to supervise the business of such regulated activity. As defined in section 113(1) of the SFO, ‘‘executive director’’, in relation to a licensed corporation, means a director of the corporation who (i) actively participates in; or (ii) is responsible for directly supervising the business of a regulated activity for which the corporation is licensed. All the executive director(s) must seek the HKSFC’s approval as Responsible Officer(s) accredited to the licensed corporation.

The same individual could apply to be a Responsible Officer for more than one regulated activity simultaneously provided that he/she meets the fit and proper (including competence) requirements for the regulated activity concerned, and demonstrate that there is no conflict of interest for he/she to carry on the regulated activities concurrently. In addition, the same individual could apply to be a Responsible Officer for more than one licensed corporation simultaneously provided that he/she can demonstrate there is no conflict of interest.

It is an offence for a person to conduct any regulated activity without the required license.

Types of regulated activities

Schedule 5 to the SFO stipulates 10 types of regulated activities, namely:

•        Type 1: Dealing in securities

•        Type 2: Dealing in futures contracts

•        Type 3: Leveraged foreign exchange trading

•        Type 4: Advising on securities

•        Type 5: Advising on futures contracts

•        Type 6: Advising on corporate finance

•        Type 7: Providing automated trading services

•        Type 8: Securities margin financing

•        Type 9: Asset management

•        Type 10: Providing credit rating services

As of the date of this prospectus, we are licensed for and carried on Type 1 and Type 6 of the above regulated activities. The foregoing licenses of our Group have no expiry date and remain in force until suspended or revoked, subject to certain continuing obligations, such as payment of annual fee and submission of annual return.

Licensed corporation

For application as a licensed corporation, the applicant has to be incorporated and the licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated business as detailed in the business plan submitted to the HKSFC.

Responsible Officer

A Licensed Representative who is also approved as a Responsible Officer under section 126 of the SFO to supervise the regulated activity of the licensed corporation to which he/she is accredited.

Licensed representative

An individual who is granted a license under section 120(1) of the SFO to carry on one or more regulated activities for a licensed corporation to which he/she is accredited.

Licensing requirements

Fit and proper requirements

Section 116(3) of the SFO provides that the HKSFC shall refuse to grant a license to carry on a regulated activity unless the applicant for license satisfies the HKSFC that, inter alia, the applicant is a fit and proper person to be licensed for the regulated activity. The applicant must remain fit and proper at all times after the grant of such licenses by the HKSFC.

In simple terms, a fit and proper person means one who is financially sound, competent, honest, reputable and reliable. Pursuant to section 129(1) of the SFO, in considering whether a person, an individual, corporation or institution, is fit and proper for the purpose of licensing or registration, the HKSFC shall, in addition to any other matter that the HKSFC may consider relevant, have regard to the following:

•        financial status or solvency;

•        educational or other qualifications or experience having regard to the nature of the functions to be performed;

•        ability to carry on the regulated activity concerned competently, honestly and fairly; and

•        reputation, character, reliability and financial integrity of the applicant and other relevant persons as appropriate.

The above fit and proper criteria serve as the fundamental basis when the HKSFC considers each license or registration application. Detailed guidelines are contained in the Fit and Proper Guidelines, the Licensing Handbook and the Guidelines on Competence issued by the HKSFC.

Licensed corporation

For application as a licensed corporation, the applicant has to be incorporated in Hong Kong or an overseas company registered with the Companies Registry of Hong Kong and the licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated business as detailed in the business plan submitted to the HKSFC. Detailed guidelines to meet the requirements and expectations of the HKSFC are contained in the following documents issued by the HKSFC:

•        the Guidelines on Competence;

•        the Code of Conduct;

•        Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC;

•        the Fit and Proper Guidelines;

•        the Corporate Finance Adviser Code of Conduct published by the HKSFC in October 2013 (the “CFA Code”); and

•        the Fund Manager Code of Conduct published by the HKSFC in November 2018.

Responsible Officer

A person who intends to apply to be a Responsible Officer must demonstrate that he/she fulfils the requirements on both competence and sufficient authority. An applicant should possess appropriate ability, skills, knowledge and experience to properly manage and supervise the corporation’s regulated activity(ies). Accordingly, the applicant has to fulfil certain requirements on academic or professional qualifications, industry experience, management experience and regulatory knowledge as stipulated by the HKSFC.

If a Responsible Officer intends to conduct regulated activities in relation to matters falling within the ambit of a particular code issued by the HKSFC, he/she might be subject to additional requirements. For instance, in order to be eligible to undertake activities in connection with matters regulated by the HK Takeovers Codes, the licensed corporation is required to be licensed for Type 6 regulated activity and meet additional competence requirements specific to undertaking activities in connection with matters regulated by HK Takeovers Codes.

Sponsors and Compliance Advisers

A sponsor is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its license or certificate of registration to undertake work as a sponsor appointed to act as a sponsor in respect of an application for the listing of any securities on a recognized stock market under the HK Listing Rules.

Under the sponsor regime established in January 2007, in order to act as a sponsor, apart from holding a Type 6 (advising on corporate finance) license, an application for sponsor license should be submitted to the HKSFC to demonstrate that it can meet the eligibility criteria pursuant to the Sponsor Guidelines. In considering the sponsor license application, the HKSFC will take into account the competency of the firm to act as a sponsor, based on the criteria set out in the Sponsor Guidelines, and will also consider more generally the firm’s fitness and properness as a corporate finance advisory firm under the Fit and Proper Guidelines.

The HK Listing Rules, the Sponsor Guidelines and the CFA Code regulate sponsor’s obligations and responsibilities. The intermediary and its management (includes a sponsor’s board of directors, managing director, chief executive officer, Responsible Officers, executive officers and other senior management personnel) shall be responsible for ensuring that the firm satisfies all specific and ongoing eligibility criteria of the Sponsor Guidelines and paragraph 17 of the Code of Conduct, as well as complies with all other relevant codes, guidelines and regulations prescribed by the HKSFC.

In order to maintain the eligibility as sponsor, a sponsor should have at least two sponsor principals, who should be engaged by the sponsor for the purpose of conducting sponsor-related work on a full-time basis, at all times to discharge its role in supervising the transaction team.

Effective from 1 October 2013, the enhanced regulations on sponsors and the key obligations of sponsors have been consolidated in paragraph 17 of the Code of Conduct. The key requirements for a sponsor under the sponsor regime are as follows:

•        to advise and guide a listing applicant in preparation for a listing;

•        to take reasonable due diligence steps in respect of a listing application;

•        to take reasonable steps to ensure that true, accurate and complete disclosure about a listing applicant is made to the public;

•        to deal with the regulators in a truthful, cooperative and prompt manner;

•        to maintain proper books and records that are sufficient to demonstrate its compliance with the Code of Conduct;

•        to maintain sufficient resources and effective systems and controls for proper implementation and adequate management oversight of the sponsor work;

•        to act as the overall manager of a public offer to ensure that the public offer is conducted in a fair and orderly manner; and

•        to take reasonable steps to ensure analysts do not receive material information not disclosed in the listing document.

A compliance adviser is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its license or certificate of registration to undertake work as a sponsor, which is appointed to act as a compliance adviser under the HK Listing Rules. The HK Listing Rules require an issuer to appoint a compliance adviser during an initial period after being admitted to listing and the main role of a compliance adviser is to ensure that the listed company is properly guided and advised as to compliance with the HK Listing Rules and all other applicable rules, laws, codes and guidelines. Only licensed corporation or registered institution eligible to act as sponsors are eligible to act as compliance advisers.

Key ongoing obligations

Remaining fit and proper

Licensed corporations, Licensed Representatives, Responsible Officers and registered institutions must remain fit and proper as defined under the SFO at all times. They are required to comply with all applicable provisions of the SFO and its subsidiary legislations as well as the codes and guidelines issued by the HKSFC.

Minimum capital requirements

Section 145 of the SFO provides that depending on the types of regulated activity a licensed corporation conducts, a licensed corporation is required to maintain at all times paid-up share capital and liquid capital not less than the specified amounts in the FRR. The following table summarizes the minimum paid-up capital and liquid capital that a licensed corporation is required to maintain for Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities:

	Minimum paid-up share capital (HK$)	Minimum liquid capital (HK$)
Regulated activity
Type 1 (dealing in securities)
(a) in the case where the corporation is an approved introducing agent or a trader	N/A	500,000
(b) in the case where the corporation provides securities margin financing or acts as a custodian of a private Open-ended Fund Companies	10,000,000	3,000,000
(c) in any other case	5,000,000	3,000,000

Type 6 (advising on corporate finance)
(a) in the case where the corporation acts as a sponsor:
– hold client assets	10,000,000	3,000,000
– not hold client assets	10,000,000	100,000
(b) in the case where the corporation does not act as a sponsor:
– hold client assets	5,000,000	3,000,000
– not hold client assets	N/A	100,000

Pursuant to the FRR, if the licensed corporation is licensed for more than one regulated activity, the minimum paid-up share capital and liquid capital that the corporation should maintain shall be the highest amount required among those regulated activities. As at July 31, 2024, the paid-up share capital of Grande Capital was HK$12,000,000, exceeding the minimum paid-up share capital required under the FRR of HK$10,000,000. As at July 31, 2024, the liquid capital of Grande Capital was over HK$11,000,000, exceeding the minimum liquid capital required under the FRR of HK$3,000,000.

Further, pursuant to the FRR, liquid capital is the amount by which a licensed corporation’s liquid assets exceeds its ranking liabilities where (i) liquid assets are the amount of assets held by the licensed corporation, adjusted for such factors to take into account liquidity of certain assets as well as credit risks; and (ii) ranking liabilities are the sum of liabilities on the balance sheet of the licensed corporation (including, without limitation, any amounts payable by it in respect of any overdraft or loan, any accrued interest payable to any other person, accrued expenses, taxes and provisions for contingent liabilities), adjusted for such factors to take into account market risks and contingency. The method of calculating liquid assets and ranking liabilities is set out in Divisions 3 and 4 of the FRR respectively.

The FRR stipulates that a licensed corporation shall maintain minimum liquid capital at all times which shall be the higher of the amount of (a) and (b) below (as applicable to our Group):

(a)     the amount of minimum liquid capital as set out in the table above; and

(b)    its variable required liquid capital, meaning the basic amount which is 5% of the aggregate of:

a.      the licensed corporation’s on-balance sheet liabilities including provisions made for liabilities already incurred or for contingent liabilities but excluding certain amounts stipulated in the definition of “adjusted liabilities” under the SFO;

b.      the aggregate of the initial margin requirements in respect of outstanding futures contracts and outstanding options contracts held by it on behalf of its customers; and

c.      the aggregate of the amounts of margin required to be deposited in respect of outstanding futures contracts and outstanding options contracts held by it on behalf of its customers, to the extent that such contracts are not subject to the requirement of payment of initial margin requirement.

If the licensed corporation applies for more than one type of regulated activity, the minimum paid-up share capital and liquid capital that the corporation should maintain shall be the higher or the highest amount required amongst those regulated activities applied for.

Notification to the HKSFC of certain events and changes

Pursuant to sections 123 and 135 of the SFO and the Securities and Futures (Licensing and Registration)(Information) Rules (Chapter 571S of the Laws of Hong Kong), licensed corporations, licensed individuals and registered institutions are required to notify the HKSFC within the specified time limit of certain events and changes in their particulars, which include, inter alia, any intended cessation to carry on any regulated activity for which he/she/it is licensed, any intended change of address at which it proposes to carry on the regulated activity for which it is licensed and any cessation to be a director of a licensed corporation.

Submission of audited accounts

Section 156(1) of the SFO provides that licensed corporations and associated entities of intermediaries (except those which are authorized financial institutions) shall submit their audited accounts and other required documents within four months after the end of each financial year.

If a licensed corporation ceases carrying on all of the regulated activities for which it is licensed, it should submit to the HKSFC its audited accounts and other required documents, made up to the date of cessation, not later than four months after the date of the cessation. The same requirement applies to an associated entity (which is not an authorized financial institution) of an intermediary upon its ceasing to be an associated entity of the intermediary under section 156(2) of the SFO.

Submission of financial resources returns

Licensed corporations are required to submit monthly financial resources returns to the HKSFC. However, pursuant to section 56 of the FRR, corporations that are licensed only for Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance), Type 9 (asset management) and/or Type 10 (providing credit rating services) regulated activities and whose licenses are subject to the condition that they shall not hold client assets, are only required to submit semi-annual financial resources returns.

As of the date of this prospectus, Grande Capital is subject to the condition that it shall not hold client assets.

Payment of annual fees

Sections 138(1) and (2) of the SFO provide that each licensed person or registered institution shall pay an annual fee to the HKSFC within one month after each anniversary date of his/her/its license or registration. Failure to make full payment of the annual fee before the due date will attract a surcharge on the outstanding amount and possible suspension and revocation of a license or registration under sections 138(3), 195(4)(a) and195(6) of the SFO.

Submission of annual returns

Section 138(4) of the SFO stipulates that each licensed corporation or licensed individual is required to submit an annual return to the HKSFC within one month after each anniversary date of his/her/its licenses. Failure to submit annual return before the due date could result in suspension and revocation of the license under sections 195(4)(b) and 195(6) of the SFO.

Continuous professional training (‘‘CPT’’)

Licensed corporations and registered institutions are primarily responsible for designing and implementing a continuous education programme best suited to the training needs of the Licensed Representatives or relevant individuals they engage.

With effect from January 2022, licensed individuals and relevant individuals of registered institutions are required to complete 10 CPT hours per calendar year, regardless of the number and types of regulated activities he or she engages in. Five of these 10 CPT hours must be on topics directly relevant to the regulated activities for which he or she is licensed at the time the CPT hours are undertaken. Individuals who engage in the sponsor work or Codes on Takeovers transaction work for a firm are required to attend 2.5 CPT hours per calendar year on topics that are relevant to their sponsor work or Codes on Takeovers advisory work. Responsible officers and executive officers required to take two additional CPT hours per calendar year on regulatory compliance.

Obligation for substantial shareholders

Under section 132 of the SFO, a person (including a corporation) has to apply for the HKSFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed undersection 116 of the SFO. A person who has become aware that he/she/it has become a substantial shareholder of a licensed corporation without the HKSFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he/she/it becomes so aware, apply to the HKSFC for approval to continue to be a substantial shareholder of the licensed corporation.

Variation of regulated activity specified in license or certificate of registration

Under section 127(1) of the SFO, a licensed corporation may apply in the prescribed manner and payment of the prescribed fee to the HKSFC to vary the regulated activity specified in its license or certificate of registration. Prior approval would also need to be obtained from the HKSFC in cases such as addition or reduction of regulated activity, modification or waiver of licensing conditions and change of financial year end.

Modification or waiver of licensing requirements

Under the licensing requirements, a licensed corporation may apply in the prescribed manner and payment of the prescribed fee to the HKSFC for modification or waiver of the conditions imposed or certain other requirements specified in section 134 of the SFO.

Other key ongoing obligations

Outlined below are other key ongoing obligations of a licensed corporation relevant to our business:

•        payment of the prescribed fees to the HKSFC as described in Schedule 1 to the Securities and Futures (Fees) Rules (Chapter 571AF of the Laws of Hong Kong);

•        keep records in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong);

•        submission of audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong);

•        exhibit the printed license or certificate of registration (as the case may be) in a prominent place at its principal place of business in accordance with the requirements under the Securities and Futures (Miscellaneous) Rules (Chapter 571U of the Laws of Hong Kong); and

•        compliance with business conduct requirements under the Code of Conduct, the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC and other applicable codes and guidelines issued by the HKSFC.

Anti-Money Laundering and Terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) published by the HKSFC.

In Hong Kong, legislation dealing with money laundering and terrorist financing includes the following:

(i)     the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (‘‘AMLO’’) The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO.

(ii)    Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (‘‘DTROP’’) It is an offence under the DTROP if a person deals with any property knowing or having reasonable grounds to believe it in whole or in part directly or indirectly represents the proceeds of drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) represents the proceeds of drug trafficking or is intended to be used or was used in connection with drug trafficking. Failure to make such disclosure constitutes an offence under the DTROP.

(iii)   Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (‘‘OSCO’’) The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the courts jurisdiction to confiscate the proceeds of organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

(iv)   United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (‘‘UNATMO’’) The UNATMO provides that it would be a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related)services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

(v)    United Nations Sanctions Ordinance (Chapter 537 of the Laws of Hong Kong) (‘‘UNSO’’) The UNSO implements in Hong Kong the United Nations Security Council resolutions to impose targeted sanctions against certain jurisdictions as instructed by the Ministry of Foreign Affairs of the PRC. As at December 31, 2022, such sanctions cover jurisdictions such as Lebanon, Libya, Afghanistan, Democratic People’s Republic of Korea and the Democratic Republic of the Congo. There are prohibitions against trade-related activities, which include making available to, or for the benefit of, certain persons or entities, any funds or other financial assets or economic resources, or dealing with funds or other financial assets or economic resources of certain persons or entities from the above jurisdictions.

(vi)   Weapons of Mass Destruction (Control of Provision of Services) Ordinance (Chapter 526 of the Laws of Hong Kong) (“WMDO”) The WMDO provides that it is a criminal offence for a person to provide services to another person where the first-mentioned person believes or suspects, on reasonable grounds, that the services will or may assist the development, production, acquisition or stockpiling of weapons of mass destruction. The provision of services for the purposes of the WMDO covers a wide range of activities. The WMDO also provides for the criminal liability of the director, manager, secretary or other similar officer of a body corporate for offences committed by the body corporate with the consent and connivance of such officials.

Further, the Anti-Money Laundering Guideline sets out the anti-money laundering and counter-financing of terrorism statutory and regulatory requirements, and the anti-money laundering and counter-financing of terrorism standards which licensed corporations should meet in order to comply with the statutory requirements. It also provides practical guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong.

Employee Dealings

As mentioned in the Code of Conduct, a licensed or registered person should have a policy which has been communicated to employees (including directors other than non-executive directors) in writing on whether employees are permitted to deal or trade for their own accounts in securities, futures contracts or leveraged foreign exchange contracts. In the event that employees of a licensed or registered person are permitted to deal or trade for their own accounts in securities, futures contracts or leveraged foreign exchange contracts:

•        the written policy should specify the conditions on which employees may deal for their own accounts;

•        employees should be required to identify all related accounts (including accounts of their minor children and accounts in which the employees hold beneficial interests) and report them to senior management;

•        employees should generally be required to deal through the licensed or registered person or its affiliates;

•        if the licensed or registered person provides services in securities listed or traded on one of the Hong Kong exchanges or in derivatives, including over-the-counter derivatives written over such securities, and its employees are permitted to deal through another dealer, in those securities, the licensed or registered person and employee should arrange for duplicate trade confirmations and statements of account to be provided to senior management of the licensed or registered person;

•        any transactions for employees’ accounts and related accounts should be separately recorded and clearly identified in the records of the licensed or registered person; and

•        transactions of employees’ accounts and related accounts should be reported to and actively and monitored by senior management of the licensed or registered person who should not have any beneficial or other interest in the transactions and who should maintain procedures to detect irregularities and ensure that the handling by the licensed or registered person of these transactions or orders is not prejudiced to the interests of the licensed or registered person’s other customers.

A licensed or registered person should not knowingly deal in securities for another licensed or registered person’s employee unless it has received written consent from that licensed or registered person.

Supervision By the HKSFC

The HKSFC supervises licensed corporations and intermediaries operating in the market. The HKSFC conducts on-site inspections and off-site monitoring to ascertain and supervise intermediaries’ business conduct and compliance with relevant regulatory requirements, as well as to assess and monitor the financial soundness of intermediaries.

Disciplinary power of the HKSFC

Under Part IX of the SFO, subject to the due process for exercising disciplinary powers laid down in section 198 of the SFO, the HKSFC may exercise any of the following disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or not fit and proper to be or remain the same type of regulated person (sections 194 and 196 of the SFO):

•        revocation or suspension of all or part of a license or registration in relation to any of the regulated activities for which a regulated person is licensed or registered;

•        revocation or suspension of the approval granted to a Responsible Officer;

•        public or private reprimand on a regulated person;

•        prohibition of a regulated person from applying to be licensed or registered or to be approved as a Responsible Officer;

•        prohibition of a regulated person from, among others, applying to be licensed, registered or approved as a Responsible Officer in relation to such regulated activity(ies), for such period as the HKSFC may specify; and

•        pecuniary penalty of the greater of an amount not exceeding HK$10 million or three times the profit gained or loss avoided as a result of the conduct in question.

Takeovers and Mergers

Financial advisers and independent financial advisers licensed by the HKSFC may act for Hong Kong listed issuers as regards transactions principally involving the HK Listing Rules and the HK Takeovers Codes.

In Hong Kong, any takeover, merger, privatization and share repurchase activities affecting public companies are regulated by the HK Takeovers Codes which is issued by the HKSFC in consultation with the Takeovers and Mergers Panel. The primary purpose of the HK Takeovers Codes is to afford fair treatment for shareholders who are affected by takeovers, mergers, privatizations and share buy-backs. The HK Takeovers Codes seeks to achieve fair treatment by requiring equality of treatment of shareholders, mandating disclosure of timely and adequate information to enable shareholders to make an informed decision as to the merits of an offer and ensuring that there is a fair and informed market in the shares of companies affected by takeovers, mergers, privatizations and share buy-backs. The HK Takeovers Codes also provides an orderly framework within which takeovers, mergers, privatizations and share buy-backs activities are to be conducted.

In addition, any other persons who issue circulars or advertisements to shareholders in connection with takeovers, mergers, privatizations and share buy-backs must observe the highest standards of care and consult with the Executive Director of the Corporate Finance Division of the HKSFC or any delegate thereof (the ‘‘Executive’’) prior to the release thereof.

The roles and responsibilities of financial advisers and other professional advisers are of particular importance given the non-statutory nature of the HK Takeovers Codes, and it is part of their responsibilities to use all reasonable efforts, subject to any relevant requirements of professional conduct, to ensure that their customers understand, and abide by, the requirements of the HK Takeovers Codes, and to co-operate to that end by responding to inquiries from the Executive or any delegate thereof, the Takeovers and Mergers Panel or the Takeovers Appeal Committee.

The HKSE

Apart from the HKSFC, the HKSE also plays a leading role in regulating companies seeking admission to the Hong Kong markets and supervising those companies once they are listed. The HKSE is a recognized exchange controller under the SFO. It owns and operates the only stock exchange and futures exchange in Hong Kong, namely the HKSE and Hong Kong Futures Exchange Limited, and their related clearing houses. The duty of the HKSE is to ensure orderly and fair markets and that risks are managed prudently, and shall act in the interest of the public and in particular, the interests of the investing public.

In its role as the operator and frontline regulator of the central securities and derivatives marketplace in Hong Kong, the HKSE (i) regulates listed issuers; (ii) administers listing, trading and clearing rules; and (iii) provides services at the wholesale level, to participants and users of its exchanges and clearing houses, including issuers and intermediaries (such as investment banks or sponsors, securities and derivatives brokers, custodian banks and information vendors) which service investors directly. These services comprise trading, clearing and settlement, depository and nominee services, and information services.

Compliance with the Relevant Requirements

We confirmed that we and our Operating Subsidiary have obtained all relevant licenses and certificates for our existing operations in Hong Kong and that we complied with all applicable laws, regulations, rules, codes and guidelines in Hong Kong in connection with our business and operations in all material respects during the six months ended September 30, 2024 and the year ended March 31, 2024 and 2023.

MANAGEMENT

Directors and Executive officers	Age	Position
Yujie, CHEN	35	Chief Executive Officer, Chair of the board, and Director
Ying Wo Sammy, HO	36	Director
Ka Wing Eric, LAW	31	Chief Financial Officer
Henry Cheuk Sang, WONG	39	Independent Director nominee(1)
Jin, LI	45	Independent Director nominee(1)
Sing Kwong Simon, LAM	65	Independent Director nominee(1)

____________

(1)      The appointment of the independent director nominees will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Yujie, CHEN is the chief executive officer, Director and the Chair of the board of the Company and is responsible for our Group’s overall management, strategic planning and business development. Ms. Chen joined Grande Capital in January 2020 and has served as a director of Grande Capital since January 2023. Ms. Chen has over 10 years of experience in corporate finance, business and administrative management. From April 2013 to April 2014, Ms. Chen served as the manager-in-charge of the retail banking division of China Guangdong Development Bank, Shenzhen Branch. From April 2015 to December 2019, Ms. Chen worked at Boyuan Hongsheng Investment as a Partner, responsible for advising on corporate investment, pre-IPO investment and mergers and acquisitions. Ms. Chen obtained a Bachelor of Accountancy from Wuhan University in September 2011 and a Master of Business Administration from the University of Hong Kong in July 2023.

Ying Wo Sammy, HO is a Director of the Company. Mr. Ho is responsible for our Group’s overall management, merger and acquisition and corporate/ commercial transaction matters. Mr. Ho joined Grande Capital in December 2023. Mr. Ho has over 10 years of experience in the corporate finance industry. Since November 2018, Mr. Ho has served as a director of Leading Securities Company Limited, a licensed corporation under the HKSFC. Since April 2017, Mr. Ho served as a partner in Omni Spectrum Capital Partners, a boutique Singapore private equity firm. From January 2013 to April 2017, Mr. Ho served as corporate finance analyst, investment manager and investment director of various financial institutions and funds. Mr. Ho obtained a bachelor degree in Physics with Theoretical Physics from Imperial College London in July 2011 a master degree in finance and economics from the London School of Economics and Political Science in July 2012.

Ka Wing Eric, LAW has served as our chief financial officer since April 2024. Mr. Law has more than 8 years of experience in audit and accounting. From January 2016 to December 2023, Mr. Law worked in KPMG, with his last position as manager of the audit department. Mr. Law has extensive experience in performing audits on listed companies and preparing financial statements. Since September 2024, Mr. Law has been a non-executive director of China Next-Gen Commerce and Supply Chain Limited (HKEx: 3928) a company listed on the Stock Exchange of Hong Kong Limited. Mr. Law obtained a Bachelor of Law from the University of Warwick in 2014. He has been a certified public accountant under Hong Kong Institute of Certified Public Accountants since 2019.

Henry Cheuk Sang, WONG will be appointed as an independent director and will be the chairman of the audit committee and the member of the nominating committee and the compensation committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Wong has over 15 years of experience in the financial industry. From September 2018 to August 2023, Mr. Wong worked in Morgan Stanley Asia Limited as vice president of global risk and analysis, investment management. From August 2014 to August 2018, Mr. Wong worked in Morgan Stanley Investment Management with his last position as vice president of global risk and analysis. From February 2014 to August 2014, Mr. Wong worked in Mizuho Bank Ltd as assistant vice president in the risk management division. From October 2011 to February 2014, Mr. Wong worked in Depository Trust and Clearing Corporation as a senior analyst. From November 2007 to October 2011, Mr. Wong worked in Markit Group Ltd with his last position as vice president. Mr. Wong obtained a bachelor of science in applied economics and management from Cornell University in 2007 and a master of applied data science from the University of Michigan in 2022. Mr. Wong has been a chartered financial analyst of the CFA Institute since 2011 and a financial risk manager of Global Association of Risk Professionals since 2013.

Jin, LI will be appointed as an independent director and will be the chairman of the nominating committee and the member of the audit committee and the compensation committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Prof. Li has been Zhang Yonghong Professor in economics and strategy since September 2022 and the area head of management and strategy of faculty of business and economics of the

University of Hong Kong since September 2020. From July 2017 to July 2018, Prof Li has been an associate professor of managerial economics and strategy (with tenure) of the London School of Economics. From September 2007 to June 2017, Prof. Li has been an assistant professor of strategy of the Kellogg School of Management in the Northwestern University. Prof. Li obtained a bachelor of arts in economics and math from Wesleyan University in 2022, a bachelor of science in applied math from the California Institute of Technology in 2002 and a doctor of philosophy in economics from Massachusetts Institute of Technology in 2007.

Sing Kwong Simon, LAM will be appointed as an independent director and will be the chairman of the compensation committee and the member of the audit committee and the nominating committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Prof. Lam has been a professor in management and strategy of the faculty of business and economics in the University of Hong Kong since 2006. From 2017 to 2020, Prof. Lam has been the area head of management and strategy area of the faculty of business and economics in the University of Hong Kong. Prof. Lam has been a non-executive director of Jacobson Pharma Corporation Limited (HKEx: 2633), a company listed on the Stock Exchange of Hong Kong Limited, from April 2016 to November 2021 and an independent non-executive director since November 2021. Prof. Lam has been an independent non-executive director of Kwan On Holdings Limited (HKEx: 1559), a company listed on the Stock Exchange of Hong Kong Limited, since March 2015 and an independent non-executive director of Overseas Chinese Town (Asia) Holdings Limited (HKEx: 3366), a company listed on the Stock Exchange of Hong Kong Limited, since May 2009. Prof. Lam has been an independent non-executive director of Qingci Games Inc. (HKEx: 6633), a company listed on the Stock Exchange of Hong Kong Limited, since June 2021. From March 2014 to June 2023, Prof. Lam was an independent non-executive director of Sinomax Group Limited (HKEx: 1418), a company listed on the Stock Exchange of Hong Kong Limited. Prof. Lam obtained a doctor of philosophy in commerce from the Australian National University in 1996.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Terms of Directors

Pursuant to our Amended and Restated Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors will consist of 5 Directors, comprising 2 executive Directors and 3 independent Directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We will establish three committees under the board of directors immediately upon effectiveness: of an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Henry Cheuk Sang, Wong, Prof. Jin, Li and Prof. Sing Kwong Simon, Lam upon the effectiveness of their appointments. Mr. Henry Cheuk Sang, Wong will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Henry Cheuk Sang, Wong, Prof. Jin, Li and Prof. Sing Kwong Simon, Lam, upon the effectiveness of their appointments. Prof. Sing Kwong Simon, Lam will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Mr. Henry Cheuk Sang, Wong, Prof. Jin, Li and Prof. Sing Kwong Simon, Lam, upon the effectiveness of their appointments. Prof. Jin, Li will be the chair of our nominating committee. We have determined that Mr. Henry Cheuk Sang, Wong, Prof. Jin, Li and Prof. Sing Kwong Simon, Lam satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Amended and Restated Memorandum and Articles of Association or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. A shareholder may in certain limited exceptional circumstances have the right to seek damages if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Agreements with Executive Officers and/or Directors

We have entered into employment agreements with our senior executive officers and/or directors.

On June 11, 2024, Grande entered into separate employment agreements with: (a) Ms. Yujie, CHEN, the Director, Chief Executive Officer, and the Chair of the Board; and (b) Mr. Ying Wo Sammy, HO, the Director; and (c) Mr. Ka Wing Eric, LAW, the Chief Financial Officer, respectively (collectively, the Directors and Officer Employment Agreements) (Ms. Chen, Mr. Ho, and Mr. Law are collectively referred as the Named Directors and Officers). The initial term of employment under the Directors and Officer Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Directors and Officer Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Directors and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the Directors and Officer Employment Agreements.

Pursuant to the Directors Employment Agreements, Ms. Chen and Mr. Law will receive cash compensation of annual salary of HK$720,000 (US$92,308) from Grande Capital Limited, the Operating Subsidiary, and nil from Grande; Mr. Ho will receive cash compensation of salary HK$ 780,000 (US$100,000) from Grande Capital Limited annually and nil from Grande.

Grande is entitled to terminate their agreement for cause at any time without remuneration for certain acts of the Named Directors and Officers, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. The Named Directors and Officers have agreed to hold, both during and after the terms of his or her agreement, in confidence and not to use for their benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each Named Directors and Officers has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the Grande group of companies, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the Grande group of companies or in the habit of dealing with the Grande group of companies who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the Grande group of companies, and use a name including the words used by the Grande group of companies in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the Grande group of companies.

Grande Capital Limited, the Operating Subsidiary of the Company also has entered standard employment agreements with Ms. Yujie, CHEN, Mr. Ying Wo Sammy, HO and Ka Wing Eric, LAW, in the form of Letter of Employment with on April 3, 2019, December 1, 2023, and March 19, 2024, respectively.

The Named Directors and Officers will continue to receive cash compensation, in the form of salary from the Operating Subsidiary.

Agreements with independent directors

We entered into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For the year ended March 31, 2024, Grande Capital paid an aggregate of HK$930,000 (approximately US$119,231), as compensation to our directors and executive officers as well as an aggregate of HK$19,500 (approximately US$2,500), as contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forma a part, for the six months ended September 30, 2024 and the fiscal year ended March 31, 2024, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2024, March 31, 2024 and 2023, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Agreements with Executive Officers and/or Directors” on page 109.

Other Transactions with Related Parties

(a)    Names and relationship of related parties:

Name of related parties	Relationship with the Company
Yujie, Chen	Chief Executive Officer, a director since January 17, 2023 and beneficial shareholder
Chi Bun Alan, Chung	A director during the period from May 31, 2021 to January 17, 2023
Hao Xiang, Pan	A director during the period from January 17, 2023 to January 9, 2024
Tak Kai Raymond, Tam	A director during the period from August 20, 2020 to May 21, 2024, and the ultimate controlling shareholder (i.e. the majority shareholder of Grande Holding Limited)
Grande Holding Limited	Controlling Shareholder

(b)    Summary of balances with related parties:

Amounts due to a related party:	December 31, 2024	September 30, 2024	March 31,
			2024	2023	2022
Grande Holding Limited	$(1,839,295)	$(1,839,295)	$(1,852,115)	$(1,857,845)	$(1,564,003)

As of December 31, 2024, September 30, 2024 and March 31, 2024 and 2023, the amounts due to a related party solely represented amounts due to Grande Holding, our Controlling Shareholder, in the form of shareholder loan to the Company, for the purpose of: (1) the working capital for the daily operation of Grande Capital; and (2) the capital to develop the Type 1 (dealing in securities) and Type 9 (asset management) business lines. These amounts are unsecured, interest-free, payable on demand and have no fixed term of payment, and are not governed by or subject to any written agreements.

Mr. Tak Kai Raymond, TAM, the majority shareholder of the Controlling Shareholder, is the source of the funds that the Controlling Shareholder loaned to the Company.

(c)     Summary of related party transactions:

A summary of trade transactions with related parties for the nine months ended December 31, 2024, six months ended September 30, 2024 and the years ended March 31, 2024, 2023 and 2022 are listed below:

Employee remuneration paid to senior management and related contributions made to pension schemes:	Nine Months Ended December 31, 2024	Six Months Ended September 30, 2024	One Year Ended March 31,
			2024	2023	2022
Yujie, Chen	$70,962	$47,308	$94,615	$60,000	$48,462
Chi Bun Alan, Chung	N/A	N/A	N/A	230,318	234,808
Hao Xiang, Pan	N/A	N/A	70,962	23,590	N/A
Ying Wo Sammy, Ho	76,474	50,897	27,115	N/A	N/A
Ka Wing Eric, Law	70,962	47,308	N/A	N/A	N/A
Total	$218,398	$145,513	$165,577	$313,908	$283,270
Consultation fee paid to senior management:	December 31, 2024	September 30, 2024	March 31,
			2024	2023	2022
Tak Kai Raymond, Tam(1)	$—	$—	$5,769	$—	$—
Total	$—	$—	$5,769	$—	$—

____________

(1)      The consultation fee paid to Mr. Tak Kai Raymond, Tam was for a one-off corporate strategy consultation engagement, which has been completed as of the date of this prospectus. No written contract was entered for the engagement.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

•        Each person who is known by us to beneficially own more than 5% our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

•        Each of our Directors, Director nominees and named executive officers; and

•        All Directors, Director nominees and named executive officers as a group.

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the Offering are based on 17,750,000 Class A Ordinary Shares, par value US$0.00001 per share, and 5,000,000 Class B Ordinary Shares, par value US$0.00001 per share, issued and outstanding as of the date of this prospectus.

Holders of Class A Ordinary Share will be entitled to one vote per share. Holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities.

In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering(2)		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%	%
Directors, Director Nominees and Named Executive Officers:
Yujie, CHEN(1)	15,194,000	85.60%	5,000,000	100%	15,194,000	77.42%	5,000,000	100%	96.30%
Ying Wo Sammy, HO	—	—	—	—	—	—	—	—	—
Ka Wing Eric, LAW	—	—	—	—	—	—	—	—	—
Henry Cheuk Sang, WONG	—	—	—	—	—	—	—	—	—
Jin, LI	—	—	—	—	—	—	—	—	—
Sing Kwong Simon, LAM	—	—	—	—	—	—	—	—	—
Directors, Director Nominees and Named Executive Officers as a group (6 persons)	15,194,000	85.60%	5,000,000	100%	15,194,000	77.42%	5,000,000	100%	96.30%

5% or Greater Shareholders:
Grande Holding Limited(1)(3)	15,194,000	85.60%	5,000,000	100%	15,194,000	77.42%	5,000,000	100%	96.30%

____________

(1)      Grande Holding Limited is a company incorporated under the laws of the Cayman Islands. The registered address for Grande Holding Limited is 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands. Grande Holding Limited is owned as to 75% by Blazing Success Holdings Limited and 25% by Ocean Empire Group Limited. Mr. Tak Kai Raymond, TAM owns 100% equity interest in Rosy Beauty investment Limited, which owns 100% equity interest in Blazing Success Holding Limited. Ms. Yujie, CHEN, Grande’s Chief Executive Officer and the Chair of the Board, owns 100% equity interest in Ocean Empire Group Limited. Mr. Tam and Ms. Chen share the voting and dispositive power of the shares of Grande held by Grande Holding Limited, and Mr. Tam and Ms. Chen are deemed as the beneficial owners of the shares held by Grande Holding Limited.

(2)      Percentage total voting power represents voting power with respect to all shares of our Class A Ordinary Shares and Class B Ordinary Shares, as a single class. Each holder of Class B Ordinary Shares shall be entitled to twenty (20) votes per Class B Ordinary Share and each holder of Class A Ordinary Shares shall be entitled to one (1) vote per Class A Ordinary Share on all matters submitted to our shareholders for a vote. The Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the laws of the British Virgin Islands on August 6, 2022. Our affairs are governed by our Amended and Restated Memorandum and Articles of Association (as amended and restated from time to time), under the BVI Act and the common law of the BVI.

As of the date of this prospectus, Grande is authorized to issue a maximum of 5,000,000,000 Ordinary Shares, par value US$0.00001 per share, divided into (i) 4,950,000,000 Class A Ordinary Shares, par value US$0.00001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value US$0.00001 per share. All of our shares to be issued in the offering will be issued as fully paid.

As of the date of this prospectus, there are 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “GRAN.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC.

Dividends

The holders of Grande’s Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BCA. Our Amended and Restated Memorandum and Articles of Association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. Under the laws of the British Virgin Islands, our Company may pay a dividend if the board of directors are satisfied, on reasonable grounds that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended and Restated Memorandum and Articles of Association. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of our company. Each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote at general meetings of our company. At any meeting the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have the corresponding vote(s) for the shares that such shareholder holds.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Transfer of ordinary shares

Subject to the restrictions contained in our Amended and Restated Memorandum and Articles of Association, the lock-up agreements as described in below and applicable securities laws any of our shareholders may transfer all or any of his or her ordinary shares by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. For so long as the Shares are listed on a Designated Stock Exchange, Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Designated Stock Exchange. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless (a) the Ordinary Shares are not fully paid up or on which our Company has a lien; (b) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four. If the Directors refuse to register a transfer they shall, within one (1) month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation

As permitted by the BVI Act and our Amended and Restated Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our Amended and Restated Memorandum and Articles of Association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, which is currently effective, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide written notice of all meetings of shareholders, stating the time, date and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 30% of the voting rights in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty per cent (50%) of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place and if, at the adjourned meeting, there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. At every meeting, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board of directors is not present at the meeting, the members present shall choose one of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Amended and Restated Memorandum and Articles of Association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a written notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended and Restated Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

The rights attached to our shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors or by a resolution of shareholders:

•        amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•        subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments), register of current directors and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

Under the BVI Act, a member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (i) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BCA. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days from the date of such notice to give to the Company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Amended and Restated Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the Court is satisfied that:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles of Association, we indemnify against all expenses, including legal expenses, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (b) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, a director of a British Virgin Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the Company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a British Virgin Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the British Virgin Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholder may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholder. Our Amended and Restated Memorandum and Articles of Association permit shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BCA does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at least 30% of the voting rights of our Company at general meetings to requisition a meeting of shareholders, in which case our board is obliged to convene a meeting of shareholders and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before meetings of shareholders. As a British Virgin Islands business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Amended Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, subject to certain restrictions as contained herein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolutions passed at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholder.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is and will continue to be able to discharge its debts, pay or provide for its debts as they fall due and that the value of the Company’s assets equals or exceed its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, the rights attached to the Shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued Shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, including our Class A Ordinary Shares. Future sales of substantial amounts of Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 1,875,000 Class A Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 19,625,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act.

All of our Class A Ordinary Shares and Class B Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Class A Ordinary Shares sold in this Offering, are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Share or otherwise, which will equal approximately shares immediately after this Offering; or

•        the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Class A Ordinary Shares and Class B Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed, subject to certain exceptions, not to sell, transfer or dispose of any Class A and Class B Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of six months from the closing of this offering.

Furthermore, our directors, executive officers and other holders of 5% or more of our Class A Ordinary Shares and Class B Ordinary Shares have agreed, subject to limited exceptions, not to sell, transfer or dispose of any Class A and Class B Ordinary Shares for a period of six months from the date of this prospectus. See “Underwriting.”

TAXATION

The following summary of material BVI, Hong Kong, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Class A Ordinary Shares by a U.S. holder (as defined below) that holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Class A Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

Subject to the Passive Foreign Investment Company (PFIC) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes for the taxable year ended March 31, 2024 and the taxable year ended March 31, 2024. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending March 31, 2025 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a

PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Class A Ordinary Shares whose death occurs on or after February 11, 2006.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner,” and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We are a holding company incorporated in the BVI with all our operations conducted and all revenue generated by our Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, China Commercial Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We are a holding company incorporated in the BVI with all our operations conducted and all revenue generated by our Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, China Commercial Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

BVI Taxation

The following is a discussion on certain British Virgin Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under British Virgin Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to British Virgin Islands income or corporation tax.

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the British Virgin Islands except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI. There are no exchange control regulations or currency restrictions in the British Virgin Islands. Under the laws of the British Virgin Islands, no stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands).

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as an exempted company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws than the United States and provides less protection for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

Currently, all of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong, outside the United States. All our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

British Virgin Islands

Ogier, our counsel as to BVI law, has advised us that there is uncertainty as to whether the courts of the BVI would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the BVI against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Ogier, our counsel as to the laws of the BVI that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We will enter into an underwriting agreement with Cathay Securities, Inc. to act as the representative of the underwriters named below (the “Representative”). Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
Cathay Securities, Inc.

Total	1,875,000

The underwriters are offering the shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below unless and until such time as it elects to exercise such option.

Over-Allotment Option

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase a maximum of 281,250 Class A Ordinary Shares (15% of the number of Class A Ordinary Shares sold in this Offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase ordinary shares covered by the option at the public offering price per ordinary share that appears on the cover page of this prospectus, less the underwriting discount.

Underwriting Discounts and Expenses

The underwriters will offer the ordinary shares to the public at the initial public offering price set forth on the cover page of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $__ per ordinary share, assuming an initial public offering price of $4.00 per Class A Ordinary Share, which is the low end of the range set forth on the cover page of this prospectus. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the Representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to 7% of the public offering price on each Class A Ordinary Share being offered. This amount does not include the non-accountable expense allowance of 1% of the gross proceeds of this offering, payable to the underwriters and any reimbursable accountable expenses.

The table below shows the initial public offering price per ordinary share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$4.00	$7,500,000	$8,625,000
Underwriting discounts(1)	$0.28	$525,000	$603,750
Proceeds, before expenses, to us	$3.72	$6,975,000	$8,021,250

____________

(1)      Assumed at an initial offering price per ordinary share of $4.00 which is set forth on the cover page of this prospectus. Represents an underwriting discount equal to 7% per Class A Ordinary Share, which is the underwriting discount we have agreed to pay for sales to investors in this offering introduced by the underwriters. The fees do not include the expense reimbursement provisions described below or the 1% non-accountable expense allowance.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $215,000 (including the Advance described below), including fees and disbursements of their counsel, with respect to this offering. As of the date of this prospectus, we have paid an advance of $60,000 to the underwriters (the “Advance”), which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred.

We have also agreed to pay the Representative a non-accountable expense allowance in an amount equal to 1.0% of the gross proceeds of this offering.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $841,559.

Lock-Up Agreements

Except as disclosed below, each of our officers, directors, and shareholders owning 5% or more of our Ordinary Shares have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of six (6) months from the date of this prospectus without the prior written consent of the Representative.

Each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of this Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Class A Ordinary Shares of the Company. The initial public offering price will be determined by negotiations between us, and the underwriters. The principal factors to be considered in determining the initial public offering price include, but not limited to:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters, nor we can assure investors that an active trading market will develop for our ordinary shares or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “GRAN.” We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such ordinary shares will be so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of the Public Offering Prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our ordinary shares will be determined through negotiations between us, and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our ordinary shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ordinary shares while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriters of ordinary shares in excess of the number of ordinary shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriters is not greater than the number of ordinary shares that it may purchase in the over-allotment option. In a naked short position, the number of ordinary shares involved is greater than the number of ordinary shares in the over-allotment option. The underwriters may close out any covered short position by either exercising an over-allotment option and/or purchasing ordinary shares in the open market.

•        Syndicates covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ordinary shares to close out the short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the over-allotment option. If the underwriters sell more ordinary shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Selling Restrictions Outside the United States

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such ordinary shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

No action may be taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries and regions.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the ordinary shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the ordinary shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the ordinary shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The ordinary shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

British Virgin Islands.    This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the British Virgin Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares to any member of the public in the British Virgin Islands.

Cayman Islands.    This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the ordinary shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ordinary shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the ordinary shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of ordinary shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of ordinary shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The ordinary shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong),

or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan.    Ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.    The ordinary shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Singapore.    The ordinary shares may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

Switzerland.    The ordinary shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

Taiwan.    The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

United Arab Emirates.    The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.    An offer of the ordinary shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the ordinary shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,321
The Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	2,246
Legal Fees and Expenses	442,340
Accounting Fees and Expenses	70,513
Miscellaneous Expenses	248,139
Total Expenses	$841,559

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by Loong & Yeung and David Fong & Co. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Ortoli Rosenstadt LLP may rely upon Loong & Yeung and David Fong & Co., with respect to matters governed by Hong Kong law, and China Commercial Law Firm with respect to matters governed by PRC law, respectively. The underwriters are being represented by the Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2024 and 2023 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a website at https://grande-capital.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

GRANDE GROUP LIMITED
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of

Grande Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Grande Group Limited and its subsidiaries (collectively the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

June 28, 2024, except for Note 17 which is dated December 10, 2024

We have served as the Company’s auditor since February 29, 2024.

GRANDE GROUP LIMITED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2024 AND 2023 (Stated in US Dollars)
	2024	2023
ASSETS
Cash and cash equivalents	$2,768,730	$1,942,009
Accounts receivable, net	633,875	498,105
Prepaid expenses and other current assets, net	46,711	33,401
Income tax recoverable	—	38,095
Total current assets	3,449,316	2,511,610

Leasehold improvement and equipment, net	15,154	35,421
Right-of-use asset, operating lease	312,268	—
Deferred tax asset	—	42,789
Deferred initial public offering costs	325,291	—
TOTAL ASSETS	$4,102,029	$2,589,820

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Accrued expenses and other current liabilities	$274,571	$7,914
Contract liabilities	196,515	1,265,230
Lease liability	151,560	—
Due to a related party	1,852,115	1,857,845
Income tax payable	209,656	—
Total current liabilities	2,684,417	3,130,989

Lease liability – non-current	160,708	—
TOTAL LIABILITIES	2,845,125	3,130,989

Commitment and contingencies

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, par value $0.00001 per share, 5,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively*	100	100
Retained earnings (Accumulated deficit)	1,256,804	(541,269)
Total Shareholders’ Equity (Deficit)	1,256,904	(541,169)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$4,102,029	$2,589,820

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

The accompanying notes are an integral part of these consolidated financial statements.

GRANDE GROUP LIMITED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)
	2024	2023
Revenue	$4,529,196	$3,870,967
Cost of revenue	1,519,277	1,547,218
Gross profit	3,009,919	2,323,749

General and administrative expenses	887,036	891,614
Total operating expenses	887,036	891,614

Operating income	2,122,883	1,432,135

Other incomes
Government subsidies	—	53,846
Interest income	9,261	3,282
Other miscellaneous income	—	12,674

Total other incomes	9,261	69,802

Income before taxes	2,132,144	1,501,937

Provision for income taxes	334,071	222,690

Net income	$1,798,073	$1,279,247

Income per share – Basic and diluted	$0.18	$0.13
Basic and diluted weighted average shares outstanding*	10,000,000	10,000,000

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

The accompanying notes are an integral part of these consolidated financial statements.

GRANDE GROUP LIMITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)
	Number Of Shares*	Ordinary Shares	Accumulated Deficit	Total
Balance, April 1, 2022	10,000,000	$100	$(1,820,516)	$(1,820,416)
Net income	—	—	1,279,247	1,279,247
Balance, March 31, 2023	10,000,000	$100	$(541,269)	$(541,169)
	Number Of Shares*	Ordinary Shares	(Accumulated Deficit) Retained Earnings	Total
Balance, April 1, 2023	10,000,000	$100	$(541,269)	$(541,169)
Net income	—	—	1,798,073	1,798,073
Balance, March 31, 2024	10,000,000	$100	$1,256,804	$1,256,904

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

The accompanying notes are an integral part of these consolidated financial statements.

GRANDE GROUP LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)
	2024	2023
Cash flows from operating activities:
Net income	$1,798,073	$1,279,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,267	34,369
Amortization of operating lease right-of-use asset	165,868	185,612
(Reversal of) allowance for expected credit loss	(3,711)	8,002
Deferred tax expense	42,789	222,690
Changes in operating assets and liabilities:
Accounts receivable	(132,074)	(493,286)
Prepaid expenses and other current assets	(13,295)	18,865
Accrued expenses and other liabilities	266,657	(31,030)
Contract liabilities	(1,068,715)	(784,047)
Lease liability	(165,868)	(185,612)
Income tax recoverable and payable	247,751	(25,846)
Net cash provided by operating activities	1,157,742	228,964

Cash flow from financing activities:
(Repayment to) Advance from a related party	(5,730)	293,842
Payments of offering costs related to initial public offering	(325,291)	—
Net cash (used in) provided by financing activities	(331,021)	293,842

Net increase in cash and cash equivalents	826,721	522,806
Cash and cash equivalents at beginning of the year	1,942,009	1,419,203
Cash and cash equivalents at end of the year	$2,768,730	$1,942,009

Supplementary cash flows information:
Taxes paid	$43,531	$25,846
Interest paid	$—	$—
Listing fee paid	$325,291	$—
Non-cash investing and financing activities:
Operating lease right-of-use asset obtained in exchange for operating lease liability	$455,201	$—

The accompanying notes are an integral part of these consolidated financial statements.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Grande Group Limited (formerly known as Hero Intelligence Group Limited) (“Grande Group” or the “Company”) was incorporated in the British Virgin Islands (“BVI”) on August 6, 2020 as an investment holding company. The Company conducts its primary operations through its directly wholly owned subsidiary Grande Capital Limited (“Grande Capital”) which is incorporated and domiciled in Hong Kong (“HK SAR”), the People’s Republic of China (the “PRC”); Grande Capital is a licensed corporation under the Hong Kong Securities and Futures Ordinance to carry out regulated activities Type 1 “dealing in securities” and Type 6 “Advisory on corporate finance” under the Hong Kong Securities and Futures Ordinance. The principal activity of Grande Capital is the provision of corporate finance advisory services.

Effective May 22, 2024, the Company changed its name from Hero Intelligence Group Limited to Grande Group Limited.

The following is an organization chart of the Company and its subsidiary as of March 31, 2024:

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

As of March 31, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name of Company	Place of incorporation	Attributable equity interest %	Issued capital
Grande Group Limited	BVI	100	$ 100
Grande Capital Limited	HK SAR	100	HK$ 12,000,000

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary (collectively the “Company”). Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the consolidated financial statements in conformity with the US GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include the allowance for expected credit losses on accounts receivable and other current assets, useful life of leasehold improvement and equipment, recognition and

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

measurement of operating lease right-of-use (“ROU”) asset and operating lease liability and valuation allowance for deferred tax asset. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling.

General and administrative expenses

General and administrative expenses include employee benefit expense, depreciation and other office expenses.

Cash and cash equivalents

The Company considers bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at financial institutions.

Lease

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU asset to be comparable to the useful life of similarly owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU asset and liability do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of March 31, 2024 and 2023, there were approximately $0.3 million and nil ROU assets and approximately $0.3 million and nil lease liability based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using the Hong Kong Dollar Prime Rate at 5.88% and 5.25% during the years ended March 31, 2024 and 2023, respectively, was the most indicative rate of the Company’s incremental borrowing cost for the calculation of the present value of the lease payments.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company evaluates the impairment of its ROU asset consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of March 31, 2024 and 2023, the Company did not recognize any impairment loss against its ROU asset.

Commitments and contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from commercial disputes. The Company first determine whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss. The Company accrues costs associated with these matters when they become probable, and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Also, the Company disclose a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated, which is in line with the applicable requirements of ASC 450, “Contingencies”. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Related parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions. Per ASC 850-10-50-5: “Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.”

Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollar (“$”). The functional currency of Grande Capital is the Hong Kong dollar (“HK$”). The assets and liabilities of Grande Capital are translated into $ from HK$ at the year-end exchange rate. Its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The year-end and year-average exchange rates are as follows:

	March 31,
	2024		2023
	Year-end	Year-average	Year-end	Year-average
$: HK$	7.8000	7.8000	7.8000	7.8000

Adoption of new accounting standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606). ASU 2014-09 provides a single comprehensive revenue recognition framework and supersedes almost all existing revenue recognition guidance including industry-specific revenue guidance. Included in the new principle-based revenue recognition model are changes to the basis for determining the timing of revenue recognition. In addition, the standard expands and improves revenue

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

disclosures. The Company adopted the new standard effective April 1, 2021, the first day of the Company’s fiscal year, using the modified retrospective approach. As part of the adoption of this standard, the Company was required to apply the standard to new contracts and those not completed as of the date of adoption.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses” (Topic 326) to replace the incurred loss impairment methodology under US GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to accounts receivable, amounts due from a related party and other financial instruments. This standard is effective for the Company for its fiscal year beginning after December 15, 2022. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company early adopted ASU 326 effective April 1, 2022, the first day of the Company’s fiscal year. The adoption of ASC 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Effective April 1, 2022, the Company adopted ASU 2021-10, “Government Assistance: Disclosures by Business Entities about Government Assistance” (Topic 832), which requires entities to provide disclosures on material government assistance transactions for annual reporting periods. The disclosures include information around the nature of the assistance, the related accounting policies used to account for government assistance, the effect of government assistance on the entity’s financial statements and any significant terms and conditions of the agreements, including commitments and contingencies. The adoption of ASC 832 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Accounts receivables, net

Accounts receivable, net includes amounts billed under the contract terms. The amounts are stated at their net realizable value. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Leasehold improvement and equipment, net

Leasehold improvement and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of leasehold improvement and equipment are as follows:

Leasehold improvement	the lesser of useful life or term of lease
Office equipment and others	4 years

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Deferred initial public offering (“IPO”) costs

Deferred IPO costs consist of costs incurred in connection with the Company’s planned IPO in the United States. These costs, together with the underwriting discounts and commissions, will be charged to additional paid-in capital upon completion of the planned IPO or charged to consolidated statements of operations if the planned IPO is not completed. As of March 31, 2024 and 2023, the Company had deferred IPO costs of $325,291 and nil, respectively.

Revenue recognition

Revenue from contracts with customers

The Company follows the rules and guidance set out under ASC 606, when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. In according with ASC 606, revenues are recognized when the Company satisfies the performance obligations by delivering the promised services to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company identifies each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Company applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year, which need to be recognized as assets. The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Grande Capital is a licensed corporation under the Hong Kong Securities and Futures Ordinance to carry out regulated activities Type 1 “Dealing in securities” and Type 6 “Advisory on corporate finance” under the Hong Kong Securities and Futures Ordinance. The Company’s principal revenue streams include:

IPO sponsorship services

The Company enters into an agreement with its customers for advising and guiding listing applicants throughout the IPO process with various services, such as coordinating the listing progress, conducting due diligence, performing all duties of a sponsor as required under the applicable rules and regulations and acting as the primary channel of communication with the regulators such as the Stock Exchange of Hong Kong (the “Hong Kong Exchange”) and the Securities and Futures Commission of Hong Kong concerning the listing, in return for a sponsor’s fee.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company charged a fixed fee payable by progress payment based on achievement of certain milestones as specified in the service agreements with an initial deposit of 24% in average.

The services carried out by the Company in its role as sponsor are usually highly interdependent and interrelated and therefore, in accordance with ASC 606-10-25-21 (c), these services also fail to satisfy the criterion in ASC 606-10-25-19 (b) of being distinct from one another within the context of the contract. Therefore, the Company accounts for all of the sponsorship services promised in the contract as a single performance obligation.

Following the fact pattern provided, the sponsorship services does not meet criterion ASC 606-10-25-27 (a) because the listing applicant does not simultaneously receive and consume the benefits provided by the sponsor’s performance during the IPO process. The listing applicant only receives the benefits when the sponsor completes all of its services and the shares are successfully listed on the Hong Kong Exchange or another outcome. Applying paragraph 3A.18 of the Main Board Listing Rules of Hong Kong, “for the avoidance of doubt, a replacement sponsor shall not be regarded as having satisfied any of the obligations of a sponsor by virtue of work performed by a predecessor sponsor”, thus the performance obligation does not meet the condition in ASC 606-10-55-6 to be considered satisfied over time because a replacement sponsor would need to substantially re-perform all of the work performed by the existing sponsor, including reperformance of the due diligence work and coordination with other professional parties. Even if some of the work done by other professional parties (such as lawyers and auditors) has been completed, this work is not part of the role of the sponsor. The sponsor will still need to coordinate with other professional parties and perform its own due diligence on the information provided by these parties.

The sponsorship services also do not meet criterion ASC 606-10-25-27 (b) because there is no asset controlled by the listing applicant during the period.

The agreements do not have a right to payment clause. The initial deposit normally only represents 24% in average of the total contract price and so it is not sufficient to cover the Company’s estimated costs incurred during the period before the achievement of the next milestone as specified in the service agreements. Consequently, the Company does not have an enforceable right to payment for its performance completed to date under these agreements and thus criterion ASC 606-10-25-27 (c) is not met.

As a result, the services fee income is recognized at the point in time when the Company completes its sponsorship services.

Underwriting and placing services

The Company enters into the same agreement with the IPO services with its customers for underwriting syndicates for certain of those IPOs that the Company acted as sponsors, in return for underwriting commissions.

The underwriting and placing service are identified as a separate performance obligation. Placing commission income is recognized at a point in time when the performance obligation has been satisfied by the completion of provision of placing services under the respective engagement terms, which is typically at the closing of the transaction. The customer of the Company is the securities issuers. The placing commitment, as stated in the placing agreement with securities issuers, is that the Company is an agent to provide placing services by using its reasonable best efforts to procure potential subscribers to subscribe the funds raised by securities issuers. The Company is under no obligation to purchase the securities if the subscribers do not subscribe to any or all the securities. The Company is not primarily responsible for fulfilling the promise to provide the specified good or service to customers. The Company has no inventory risk before or after the specified good or service has been transferred to a customer. The Company has no discretion in setting prices to customers.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Underwriting and placing commission income are generally charged at fixed rate with reference to size of funds raised in the transaction, subject to determination of securities issuers and the transaction price includes variable consideration. The Company estimates the amount of variable consideration to be included in the transaction price and recognizes revenue to the extent that it is probable that a significant reversal of cumulative revenue will not occur when the uncertainty associated with the performance-based fees is resolved. The Company does not receive or not entitled to any compensation if the related underwriting and placing transaction are not completed.

General advisory services

The Company enters into an agreement with its customers for general advisory services mainly include (i) advisory works for companies listed on the Hong Kong Exchange as well as their shareholders, advising them on the terms and structures of proposed transactions, such as takeovers, and the relevant implications of the Hong Kong regulatory framework, which primarily included the Main Board Listing Rules of Hong Kong and Hong Kong Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as the U.S. exchanges.

The Company charged a fixed fee payable by progress payment based on achievement of certain milestones as specified in the service agreements with an initial deposit of 39% in average.

The services carried out by the Company can vary from project to project and generally involves a series of tasks which are usually highly interdependent and interrelated and are not separable or distinct as the Company’s customers cannot benefit from any standalone task and therefore, in accordance with ASC 606-10-25-21 (c) and ASC 606-10-25-19 (b), the Company accounts for all of the general advisory services promised in the contract as a single performance obligation.

Following the fact pattern provided, the general advisory services does not meet criterion ASC 606-10-25-27 (a) because the customer does not simultaneously receive and consume the benefits provided by the Company’s performance during the services period. The customer only receives the benefits when the Company completes all of its services.

The general advisory services also do not meet criterion ASC 606-10-25-27 (b) because there is no asset controlled by the customers during the period.

The agreements do not have a right to payment clause. The initial deposit normally only represents 39% in average of the total contract price and so it is not sufficient to cover the Company’s estimated costs incurred during the period before the next milestone instalments as specified in the service agreements. Consequently, the Company does not have an enforceable right to payment for its performance completed to date under these agreements and thus criterion ASC 606-10-25-27 (c) is not met.

As a result, the services fee income is recognized at the point in time when the Company completes its general advisory services.

Independent financial advisory services

The Company enters into an agreement with its customers for independent financial advisory services mainly include providing advice to the independent board committee and independent shareholders of companies listed on the Hong Kong Exchange rendering recommendation and opinions.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company charged a fixed fee payable by progress payment based on achievement of certain milestones as specified in the service agreements with an initial deposit of 39% in average.

The services carried out by the Company can vary from project to project and generally involves a series of tasks which are usually highly interdependent and interrelated and are not separable or distinct as the Company’s customers cannot benefit from any standalone task and therefore, in accordance with ASC 606-10-25-21 (c) and ASC 606-10-25-19 (b), the Company accounts for all of the independent financial advisory services promised in the contract as a single performance obligation.

Following the fact pattern provided, the independent financial advisory services does not meet criterion ASC 606-10-25-27 (a) because the customer does not simultaneously receive and consume the benefits provided by the Company’s performance during the services period. The customer only receives the benefits when the Company completes all of its services.

The independent financial advisory services also do not meet criterion ASC 606-10-25-27 (b) because there is no asset controlled by the customers during the period.

The agreements do not have a right to payment clause. The initial deposit normally only represents 39% in average of the total contract price and so it is not sufficient to cover the Company’s estimated costs incurred during the period before the next milestone instalments as specified in the service agreements. Consequently, the Company does not have an enforceable right to payment for its performance completed to date under these agreements and thus criterion ASC 606-10-25-27 (c) is not met.

As a result, the services fee income is recognized at the point in time when the Company completes its independent financial advisory services.

Compliance advisory services

The Company enters into an agreement with its customers for compliance advisory services mainly include advisory works to listed companies in Hong Kong in relation to post-listing compliance matters, in return for a monthly fee.

The services carried out by the Company can vary from project to project and generally involves a series of tasks which are usually highly interdependent and interrelated and are not separable or distinct as the Company’s customers cannot benefit from any standalone task and therefore, in accordance with ASC 606-10-25-21 (c) and ASC 606-10-25-19 (b), the Company accounts for all of the compliance advisory services promised in the contract as a single performance obligation.

Following the fact pattern provided, the compliance advisory services meet criterion ASC 606-10-25-27 (a) because the customer simultaneously receives and consumes the benefits provided by the Company’s performance during the services period, i.e. ongoing advisory services. Also, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar each month, even though the exact volume of services may vary.

As a result, the Company recognizes revenues from compliance advisory services on a monthly basis when it satisfies its performance obligations throughout the contract terms.

Contract liabilities

The Company generally requires the customers to make initial deposits upon entering into the service contracts and progressive payments throughout the contract terms before the completion of services.

Contract liabilities are recorded for any payments received on such yet to be completed performance obligations.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Expected credit loss

ASU No. 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments” (Topic 326) requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2022, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred.

Income taxes

The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events recognized in the consolidated financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the consolidated financial statements and income tax bases of assets and liabilities using enacted tax rates expected to apply when the differences settle or become realized. Valuation allowances are provided when it is more likely than not that a deferred tax asset is not realizable or recoverable in the future.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Income per share

The Company computes income per share following ASC Topic 260, “Earnings per share”. Basic income per share is measured as the income available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted income per share presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted income per share calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended March 31, 2024 and 2023.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. The Company operates and manages its business as one reportable and operating segment, which is the business of the provision of corporate finance advisory services. The Company’s chief executive officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for purposes of allocating resources and evaluating

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

financial performance. All the Company’s long-lived assets, which consist of operating leasehold improvement and equipment, net and right-of-use asset, are located in the HK SAR. Hence, no analysis by geographical area of long-lived asset information is provided.

Government assistance programs

Government incentives are recorded and presented in the consolidated financial statements on a gross basis as other income. The benefit is generally recorded when all conditions attached to the incentive have been met or are expected to be met and there is reasonable assurance of their receipt.

2022 Employment Support Scheme

The Hong Kong government has launched the 2022 Employment Support Scheme under the Anti-epidemic Fund to provide wage subsidies to employers for three months (i.e. May, June and July 2022) to retain their current employees or even employ more staff when the business revives as soon as the epidemic situation permits. The Company is required to comply with certain covenants, including hiring sufficient number of employees. All conditions relating to these grants have been fulfilled. The grant of nil and $53,846 was recognized as other income in the consolidated financial statements for the years ended March 31, 2024 and 2023, respectively.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivables, other current assets, accrued expenses and other current liabilities, contract liabilities and amounts due to a related party, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurement” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivables, other current assets, accrued expenses and other current liabilities, contract liabilities and amounts due to a related party, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1:	inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
Level 2:

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

Level 3:	inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

Recent accounting pronouncements

In December 2023, the FASB issued ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). This standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for public business entities for annual periods beginning after December 15, 2024. For all other entities, the standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements and related disclosures.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and statements of cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	March 31,
	2024	2023
Accounts receivable, gross	$638,181	$506,107
Less: allowance for expected credit loss	(4,306)	(8,002)
Total	$633,875	$498,105

The aging analysis of accounts receivable, gross based on the due date is as follow:

	March 31,
	2024	2023
Not yet past due	$612,027	$483,030
31 to 60 days past due	26,154	23,077
Total	$638,181	$506,107

The movement of allowances for expected credit loss is as follow:

	March 31,
	2024	2023
Balance at beginning of the year	$(8,002)	$—
Reversal (Provision)	3,696	(8,002)
Ending balance	$(4,306)	$(8,002)

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepaid expenses and other current assets, net consist of the following:

	March 31,
	2024	2023
Prepaid expenses, gross	$18,133	$1,547
Deposits, gross	28,743	32,034
Less: allowance for expected credit loss	(165)	(180)
Total	$46,711	$33,401

The movement of allowances for expected credit loss is as follow:

	March 31,
	2024	2023
Balance at beginning of the year	$(180)	$(180)
Reversal	15	—
Ending balance	$(165)	$(180)

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 5 — LEASEHOLD IMPROVEMENT AND EQUIPMENT, NET

Leasehold improvement and equipment, net consist of the following:

	March 31,
	2024	2023
At cost:
Leasehold improvement	$83,167	$83,167
Office equipment and others	67,764	67,764
	150,931	150,931
Less: accumulated depreciation	(135,777)	(115,510)
Total	$15,154	$35,421

Depreciation expense for the years ended March 31, 2024 and 2023 was $20,267 and $34,369, respectively.

NOTE 6 — CONCENTRATIONS OF RISK

Customer concentrations

For the years ended March 31, 2024 and 2023, revenue from top five customers of the Company accounted for an aggregate of 78.1% and 85.6% of the Company’s total revenue. None of these customers are related parties of the Company. And there were three customers that each accounted for 10% or more of total revenues, respectively. Customers accounting for 10% or more of the Company’s revenue were as follows:

	March 31,
	2024	2023
Customer A	N/A*	25.6%
Customer B	N/A*	25.2%
Customer C	N/A*	23.4%
Customer D	28.2%	N/A*
Customer E	25.2%	N/A*
Customer F	18.9%	N/A*

____________

*        Revenue from these customers is individually less than 10% of the total revenue of the Company for the respective year.

As of March 31, 2024 and 2023, there were four and one customers each with accounts receivable accounting for 10% or more of the Company’s total accounts receivable, respectively. The details are as follows:

	March 31,
	2024	2023
Customer B	N/A*	95.4%
Customer D	47.7%	N/A*
Customer G	16.1%	N/A*
Customer H	16.1%	N/A*
Customer I	16.1%	N/A*

____________

*        Accounts receivable from these customers is individually less than 10% of the total accounts receivable of the Company for the respective year.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 7 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	March 31,
	2024	2023
Accrued staff costs	$17,851	$192
Accrued administrative expenses	31,763	7,722
Other payables	224,957	—
Total	$274,571	$7,914

NOTE 8 — CONTRACT LIABILITIES

Contract liabilities are recognized when the Company receives initial deposits from customers. Contract liabilities will be recognized as revenue when promised services are provided. The Company’s contract liabilities are generally recognized as revenue within one year.

Contract liabilities consist of the following:

	March 31,
	2024	2023
Balance at beginning of the year	$1,265,230	$2,049,277
Additions	67,308	573,816
Recognized to revenue during the year	(1,136,023)	(1,357,863)
Ending balance	$196,515	$1,265,230

NOTE 9 — LEASES

The Company has an operating lease for office space. On April 1, 2021, the Company adopted “Leases” (Topic 842), using the modified-retrospective approach, and as a result recognized a right-of-use asset of $351,674 at the date of adoption, and a lease liability of $351,674. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842. The lease agreements do not specify an explicit interest rate. The Company’s management believes that the Hong Kong Dollar Prime Rate at 5.88% and 5.25% during the years ended March 31, 2024 and 2023, respectively, was the most indicative rate of the Company’s incremental borrowing cost for the calculation of the present value of the lease payments.

As of March 31, 2024 and 2023, the right-of-use asset was $312,268, and nil, respectively.

As of March 31, 2024 and 2023, lease liability consists of the following:

	March 31,
	2024	2023
Lease liability – current portion	$151,560	$—
Lease liability – non-current portion	160,708	—
Total	$312,268	$—

During the years ended March 31, 2024 and 2023, the Company incurred total operating lease expenses of $165,868 and $185,612, respectively.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 9 — LEASES (cont.)

Other lease information is as follows:

	March 31,
	2024	2023
Weighted-average remaining lease term – operating leases	2.0 years	N/A
Weighted-average discount rate – operating leases	5.88%	N/A

The following is a schedule of future minimum payments under operating leases as of March 31:

2025	$165,868
2026	165,868
Total lease payments	331,736
Less: imputed interest	(19,468)
Total operating lease liabilities, net of interest	$312,268

NOTE 10 — EQUITY

The equity of the Company as of March 31, 2024 and 2023 represents 5,000,000,000 ordinary shares authorized, 10,000,000 ordinary shares issued and outstanding with a par value of $0.00001 per share, amounting to $100. The subdivision of 100 shares to 10,000,000 shares on June 4, 2024 was retroactively applied as if the transaction occurred at the beginning of the period presented.

NOTE 11 — EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 12 — PROVISION FOR INCOME TAXES

BVI

Grande Group are not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

HK SAR

Under the two-tiered profits tax rates regime, the first HK$2 million of the estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The assessable profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The effective tax rates on income before income tax for the years ended March 31, 2024 and 2023 was 15.67% and 14.83%, respectively.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 12 — PROVISION FOR INCOME TAXES (cont.)

The current and deferred portions of the income tax expenses included in the consolidated statements of operations as determined in accordance with ASC 740 are as follows:

	March 31,
	2024	2023
Current taxes	$291,282	$—
Deferred taxes	42,789	222,690
Income tax expenses	$334,071	$222,690

The following table reconciles statutory rate to effective tax rate:

	March 31,
	2024	2023
Hong Kong statutory income tax rate	16.50%	16.50%
– Non-taxable income	(0.10)%	(0.63)%
– Non-deductible expenses	0.16%	0.09%
– Temporary difference not recognized	0.12%	0.33%
– Tax reduction	(0.02)%	(0.05)%
– Income tax at concessionary rate	(0.99)%	(1.41)%
Effective tax rate	15.67%	14.83%

Deferred tax

The Company measures deferred tax asset based on the difference between the financial statements and tax base of asset at the applicable tax rates. Components of the Company’s deferred tax asset are as follows:

	March 31,
	2024	2023
Deferred tax asset:
Net operating loss carryforwards	$—	$42,789
Total deferred tax asset	—	42,789

Realization of the Company’s deferred tax asset is dependent upon the Company generating sufficient taxable income in future years to obtain benefit from the reversal of temporary differences.

Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgment based upon new information may lead to changes in recognition, derecognition, and measurement. Adjustment may result, for example, upon resolution of an issue with the taxing authorities or expiration of a statute of limitations barring an assessment for an issue. As of March 31, 2024 and 2023, the Company has no uncertain tax positions.

The Company files income tax returns in the HK SAR. The Company’s tax returns from inception through March 31, 2024 remain open and subject to examination. The Company is not currently under examination by any taxing authorities.

The Company’s policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company has not recognized interest or penalties in its consolidated statements of operations since inception.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 13 — DISAGGREGATED REVENUES

Information for the Company’s breakdown of revenues by service type for the years ended March 31, 2024 and 2023 are as follows:

Total revenues as of:	March 31,
	2024	2023
IPO sponsorship services	$2,872,152	$2,548,291
Underwriting and placing services	469,667	226,923
General advisory services	594,872	486,794
Independent financial advisory services	145,949	57,696
Compliance advisory services	446,556	551,263
Total	$4,529,196	$3,870,967

All the revenue for the years ended March 31, 2024 and 2023 originated in the HK SAR.

NOTE 14 — REGULATORY REQUIREMENTS

The following table illustrates the minimum liquid capital as established by the Securities and Futures Commission of Hong Kong that the Company’s subsidiary is required to maintain as of March 31, 2024 and 2023 and the actual amounts of capital that were maintained:

Capital requirements as of March 31, 2024	Minimum liquid capital requirements	Capital levels maintained
Grande Capital	$384,615	$2,303,261
Capital requirements as of March 31, 2023	Minimum liquid capital requirements	Capital levels maintained
Grande Capital	$384,615	$918,983

The Company’s operation subsidiary maintains a capital level greater than the minimum liquid capital requirements and it is in compliance with the minimum liquid capital established by the Securities and Futures Commission of Hong Kong.

NOTE 15 — RISKS

A.     Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the year ended March 31, 2024 is $633,875.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 15 — RISKS (cont.)

Bank balances

The Company is exposed to concentration of credit risk on liquid funds. The Company maintains the bank accounts in the HK SAR. Cash balances in bank accounts in the HK SAR are insured under the Deposit Protection Scheme introduced by the Government of the HK SAR for a maximum amount of $64,103 (HK$500,000). Cash balances in bank accounts in the HK SAR are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Other current assets

The Company assessed the impairment for other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have had no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for other current assets as of March 31, 2024 and 2023 is $165 and $180, respectively.

B.      Interest rate risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Sensitivity analysis

The Company’s exposure to the risk of changes in cash flow interest rate relates primarily to the Company’s bank balances with floating interest rates.

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rate on bank balances had been 1% higher or lower with all other variables held constant, the Company’s post tax profit for the years ended March 31, 2024 and 2023 would have increased or decreased by approximately $27,687 and $19,420, respectively.

C.     Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in the HK SAR, which is the functional currency of the operating subsidiary. In the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not resort to any foreign currency hedging facilities to eliminate the currency exposures. However, the directors closely monitor the related foreign currency exposure and will consider foreign currency hedging to mitigate foreign currency risk should the need arise.

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 15 — RISKS (cont.)

D.     Economic and political risks

The Company’s operations are mainly conducted in the HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the HK SAR.

The Company’s operations in the HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.      Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 16 — RELATED PARTY TRANSACTIONS

(a) Names and relationship of related parties:

Name of related parties	Relationship with the Company
Yujie, Chen	Chief executive officer, a director since January 17, 2023 and beneficial shareholder
Chi Bun Alan, Chung	A director during the period from May 31, 2021 to January 17, 2023
Hao Xiang, Pan	A director during the period from January 17, 2023 to January 9, 2024
Tak Kai Raymond, Tam	A director during the period from August 20, 2020 to May 21, 2024 and beneficial shareholder
Grande Holding Limited	Sole shareholder

(b) Summary of balances with related parties:

	March 31,
Amounts due to a related party:	2024	2023
Grande Holding Limited	$(1,852,115)	$(1,857,845)

As of March 31, 2024 and 2023, the amounts due to a related party solely represented amounts due to Grande Holding Limited, which is the controlling shareholder of the Company. These amounts are unsecured, interest-free, and have no fixed terms of repayment.

(c) Summary of related party transactions:

A summary of trade transactions with related parties for the years ended March 31, 2024 and 2023 are listed below:

Employee benefit expense paid to senior management:	March 31,
	2024	2023
Yujie, Chen	$94,615	$60,000
Chi Bun Alan, Chung	N/A	230,318
Hao Xiang, Pan	70,962	23,590
Total	$165,577	$313,908

GRANDE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023 (Stated in US Dollars)

NOTE 16 — RELATED PARTY TRANSACTIONS (cont.)

Consultation fee paid to senior management:	March 31,
	2024	2023
Tak Kai Raymond, Tam	$5,769	$—
Total	$5,769	$—

NOTE 17 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the dates of the balance sheets, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has analyzed its operations subsequent to March 31, 2024 to the date of December 10, 2024, these consolidated financial statements were issued, except for the following non-recognized events, the Company has determined that it does not have any material events to disclose.

Effective May 22, 2024, the Company changed its name from Hero Intelligence Group Limited to Grande Group Limited.

On June 12, 2024, the Company acquired 51% of the equity interest in Grande Securities Limited, a company incorporated in HK SAR, from the sole shareholder for a total consideration of HK$51, approximately equivalent to $6.5 for the purpose of further developing the Company’s equity capital market services. Grande Securities Limited is dormant and does not maintain office or personnel in Mainland China. It has no intention to have any contract arrangements to establish a variable interest entity structure with any entities in Mainland China.

On June 25, 2024, the board of directors of the Company declared a dividend amounting to HK$6,000,000, approximately equivalent to $769,231, to the sole shareholder.

On July 4, 2024, Grande Holding Limited entered into the instruments of transfers with Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, independent third parties, respectively, whereby Grande Holding Limited sold an aggregate of 1,440,000 ordinary shares issued of the Company, representing an aggregate 14.4% of ordinary shares issued as of July 4, 2024, to the abovementioned parties at a price of $0.0561 per ordinary share with an aggregate amount of $80,757. After the share transfer transaction by Grande Holding Limited, there is no change in the total number of ordinary shares issued.

On November 11, 2024, the Company passed board and shareholder resolutions and approved that (i) re-designate (a) 4,940,000,000 authorized but unissued ordinary shares of par value of $0.00001 each into 4,940,000,000 Class A Ordinary Shares of par value of $0.00001 each; and (b) 50,000,000 authorized but unissued ordinary shares of par value of $0.00001 each into 50,000,000 Class B Ordinary Shares of par value of $0.00001 each, and re-designate 8,560,000, 490,000, 480,000 and 470,000 ordinary shares of par value of $0.00001 owned by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited each into 8,560,000, 490,000, 480,000 and 470,000 Class A Ordinary Shares of par value of $0.00001 each, respectively; and (ii) the Company issued 6,634,000, 379,750, 372,000 and 364,250 Class A Ordinary Shares of par value of $0.00001 each to Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, and 5,000,000 Class B Ordinary Shares of par value of $0.00001 to Grande Holding Limited. Class A Ordinary Shares confer the right to one vote at a meeting of the members of the Company or on any resolution of members, while Class B Ordinary Shares confer the right to twenty votes at a meeting of the members of the Company or on any resolution of members. Both Class A and Class B Ordinary Shares confer the right to an equal share in any distribution by way of dividend paid by the Company. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other. The Company also adopted an amended and restated memorandum and articles of association.

SCHEDULE I — PARENT ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Grande Group.

Condensed balance sheets
As of March 31, 2024 and 2023
(Stated in US Dollars)

	2024	2023
ASSETS
Due from a subsidiary	$262,256	$262,256
Total current asset	262,256	262,256

Investment in a subsidiary	1,538,462	1,538,462
TOTAL ASSETS	$1,800,718	$1,800,718

LIABILITY AND SHAREHOLDERS’ EQUITY
Due to a related party	$1,800,618	$1,800,618
TOTAL LIABILITY	1,800,618	1,800,618

SHAREHOLDERS’ EQUITY
Ordinary shares, par value $0.00001 per share, 5,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively*	100	100
Total Shareholders’ Equity	100	100

TOTAL LIABILITY AND SHAREHOLDERS’ EQUITY	$1,800,718	$1,800,718

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

(i)     Basis of presentation

The Company was incorporated in the BVI on August 6, 2020 as an investment holding company.

The condensed parent company financial information of the Company has been prepared using the same accounting policies as set out in the accompanying consolidated financial statements.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiary of Grande Group exceed 25% of the consolidated net assets of Grande Group. A significant portion of the Company’s operations and revenue are conducted and generated by the Company’s wholly-owned subsidiary, Grande Capital, which is licensed by the Securities and Futures Commission of Hong Kong. The ability of this operating subsidiary to pay dividends to the Company may be restricted because this Securities and Futures Commission of Hong Kong licensed operating subsidiary is subject to the minimum paid-up capital and liquid capital requirements imposed by the Hong Kong Securities and Futures Ordinance to maintain its business license and due to the availability of cash balances of this operating subsidiary.

As of March 31, 2024 and 2023, there were no material contingencies, significant provisions of long term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of

Grande Group Limited

Results of Review Interim Financial Statements

We have reviewed the accompanying unaudited interim condensed consolidated balance sheet of Grande Group Limited and its subsidiaries (collectively the “Company”) as of September 30, 2024, and the related unaudited interim condensed consolidated statements of operations, statements of changes in equity, and statements of cash flows for six-month periods ended September 30, 2024 and 2023, and the related notes (collectively referred to as the “unaudited interim condensed consolidated financial statements”). Based on our reviews, we are not aware of any material modification that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of March 31, 2024 and 2023, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year then ended (not presented herein); and in our report dated June 28, 2024, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 2024, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These unaudited interim condensed consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: No. 1171

We have served as the Company’s auditor since February 29, 2024.

San Mateo, California

January 28, 2025

GRANDE GROUP LIMITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2024 (UNAUDITED) AND MARCH 31, 2024 (AUDITED) (Stated in US Dollars)
	As of September 30, 2024	As of March 31, 2024
ASSETS
Cash and cash equivalents	$2,089,337	$2,768,730
Accounts receivable, net	541,303	633,875
Contract assets, net	90,730	—
Prepaid expenses and other current assets, net	53,167	46,711
Total current assets	2,774,537	3,449,316

Leasehold improvement and equipment, net	5,286	15,154
Right-of-use asset, operating lease	237,598	312,268
Deferred initial public offering costs	682,929	325,291
TOTAL ASSETS	$3,700,350	$4,102,029

LIABILITIES AND EQUITY
Accrued expenses and other current liabilities	$162,837	$274,571
Contract liabilities	223,205	196,515
Lease liability	156,067	151,560
Due to a related party	1,839,295	1,852,115
Income tax payable	306,904	209,656
Total current liabilities	2,688,308	2,684,417

Lease liability – non-current	81,531	160,708
TOTAL LIABILITIES	2,769,839	2,845,125

Commitment and contingencies

EQUITY
Ordinary shares, par value $0.00001 per share, 5,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively*	100	100
Retained earnings	930,405	1,256,804
Total shareholders’ equity	930,505	1,256,904
Non-controlling interests	6	—
Total equity	930,511	1,256,904

TOTAL LIABILITIES AND EQUITY	$3,700,350	$4,102,029

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

GRANDE GROUP LIMITED UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)
	2024	2023
Revenue	$1,750,043	$1,548,195
Cost of revenue	499,092	973,018
Gross profit	1,250,951	575,177

General and administrative expenses	716,183	879,442
Total operating expenses	716,183	879,442

Operating income (loss)	534,768	(304,265)

Other incomes
Interest income	5,004	4,535
Other miscellaneous income	308	—

Total other incomes	5,312	4,535

Income (loss) before taxes	540,080	(299,730)

Provision for income taxes expenses (benefit)	97,248	(29,001)

Net income (loss)	$442,832	$(270,729)

Income (loss) per share – Basic and diluted	$0.04	$(0.03)
Basic and diluted weighted average shares outstanding*	10,000,000	10,000,000

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

GRANDE GROUP LIMITED UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)
	Number Of Shares*	Ordinary Shares	Accumulated Deficit	Total Shareholders’ Equity	Non- Controlling Interests	Total
Balance, April 1, 2023	10,000,000	$100	$(541,269)	$(541,169)	—	$(541,169)
Net loss	—	—	(270,729)	(270,729)	—	(270,729)
Balance, September 30, 2023	10,000,000	$100	$(811,998)	$(811,898)	—	$(811,898)
	Number Of Shares*	Ordinary Shares	Retained Earnings	Total Shareholders’ Equity	Non- Controlling Interests	Total
Balance, April 1, 2024	10,000,000	$100	$1,256,804	$1,256,904	—	$1,256,904
Net income	—	—	442,832	442,832	—	442,832
Dividends	—	—	(769,231)	(769,231)	—	(769,231)
Contribution from a non-controlling shareholder of a subsidiary	—	—	—	—	6	6
Balance, September 30, 2024	10,000,000	$100	$903,405	$930,505	6	$930,511

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

GRANDE GROUP LIMITED UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)
	2024	2023
Cash flows from operating activities:
Net income (loss)	$442,832	$(270,729)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,868	10,398
Amortization of operating lease right-of-use asset	82,934	82,934
Reversal of expected credit loss	(65)	(7,900)
Deferred tax	—	(29,001)
Changes in operating assets and liabilities:
Accounts receivable	93,253	498,415
Contract assets	(91,346)	—
Prepaid expenses and other current assets	(6,450)	(3,538)
Accrued expenses and other liabilities	(240,708)	11,844
Contract liabilities	26,690	(15,507)
Lease liability	(82,934)	(82,934)
Income tax payable	97,248	—
Net cash provided by operating activities	331,322	193,982

Cash flow from financing activities:
Repayment to a related party	(12,820)	—
Payments of offering costs related to initial public offering	(228,664)	—
Dividends paid	(769,231)	—
Net cash used in financing activities	(1,010,715)	—

Net (decrease) increase in cash and cash equivalents	(679,393)	193,982
Cash and cash equivalents at beginning of the period	2,768,730	1,942,009
Cash and cash equivalents at end of the period	$2,089,337	$2,135,991

Supplementary cash flows information:
Listing fee paid	$228,664	$—
Non-cash investing and financing activities:
Operating lease right-of-use asset obtained in exchange for operating lease liability	$—	$455,201
Recognition of deferred initial public offering costs recorded in accrued expenses and other liabilities	$128,974	$—

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Grande Group Limited (formerly known as Hero Intelligence Group Limited) (“Grande Group” or the “Company”) was incorporated in the British Virgin Islands (“BVI”) on August 6, 2020 as an investment holding company. The Company conducts its primary operations through its directly wholly owned subsidiary Grande Capital Limited (“Grande Capital”) which is incorporated and domiciled in Hong Kong (“HK SAR”), the People’s Republic of China (the “PRC”); Grande Capital is a licensed corporation under the Hong Kong Securities and Futures Ordinance to carry out regulated activities Type 1 “dealing in securities” and Type 6 “Advisory on corporate finance” under the Hong Kong Securities and Futures Ordinance. The principal activity of Grande Capital is the provision of corporate finance advisory services.

Effective May 22, 2024, the Company changed its name from Hero Intelligence Group Limited to Grande Group Limited.

On June 12, 2024, the Company acquired 51% of the equity interest in Grande Securities Limited (“Grande Securities”), a company incorporated in HK SAR, from the sole shareholder for a total consideration of HK$51, approximately equivalent to $6.5 for the purpose of further developing the Company’s equity capital market services. Grande Securities has not commenced its operational activities as of the date when the Company issues the unaudited interim condensed consolidated financial statements.

The following is an organization chart of the Company and its subsidiaries as of September 30, 2024:

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

As of September 30, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name of Company	Place of incorporation	Attributable equity interest %	Issued capital
Grande Capital	HK SAR	100	HK$ 12,000,000
Grande Securities	HK SAR	51	HK$ 100

Principles of consolidation and basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the US GAAP for complete financial statements. Certain information and note disclosures normally included in the annual consolidated financial statements prepared in accordance with the US GAAP have been condensed or omitted consistent with Article 10 of Regulation

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s consolidated financial position as of September 30, 2024, and results of operations and cash flows for the six months ended September 30, 2024 and 2023. The consolidated balance sheet as of March 31, 2024 has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by the US GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended March 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

The accompanying unaudited interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). Management has eliminated all significant inter-company balances and transactions in preparing the accompanying unaudited interim condensed consolidated financial statements.

For the Company’s subsidiaries, non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, non-controlling interests are a minority shareholder’s 49% ownership interest in Grande Securities. Non-controlling interests are classified as a separate line item in the equity section of the Company’s unaudited interim condensed consolidated balance sheets and are separately disclosed in the Company’s unaudited interim condensed consolidated statements of operations to distinguish the interests from that of the Company, if any.

Management has prepared the accompanying unaudited interim condensed consolidated financial statements and these notes in accordance to the US GAAP. The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the unaudited interim condensed consolidated financial statements in conformity with the US GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include the allowance for expected credit losses on accounts receivable, contract assets and other current assets, useful life of leasehold improvement and equipment, recognition and measurement of operating lease right-of-use (“ROU”) asset and operating lease liability and valuation allowance for deferred tax asset. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling. No impairment of long-lived assets was recognized for the six months ended September 30, 2024 and 2023.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

General and administrative expenses

General and administrative expenses include employee benefit expense, depreciation and other office expenses.

Cash and cash equivalents

The Company considers bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at financial institutions.

Lease

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU asset to be comparable to the useful life of similarly owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU asset and liability do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of September 30, 2024 and March 31, 2024, there were approximately $0.2 million and $0.3 million ROU assets and approximately $0.2 million and $0.3 million lease liability based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using the Hong Kong Dollar Prime Rate at 5.88% and 5.88% during the six months ended September 30, 2024 and 2023, respectively, was the most indicative rate of the Company’s incremental borrowing cost for the calculation of the present value of the lease payments.

The Company evaluates the impairment of its ROU asset consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of September 30, 2024 and March 31, 2024, the Company did not recognize any impairment loss against its ROU asset.

Commitments and contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from commercial disputes. The Company first determine whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss. The Company accrues costs associated with these matters when they become probable, and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Also, the Company disclose a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated, which is in line with the applicable requirements of ASC 450, “Contingencies”. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s unaudited interim condensed consolidated financial position, results of operations and cash flows.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Related parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions. Per ASC 850-10-50-5: “Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.”

Foreign currency translation

The accompanying unaudited interim condensed consolidated financial statements are presented in United States dollar (“US Dollars” or “$”). The functional currency of Grande Capital and Grande Securities is the Hong Kong dollar (“HK$”). The assets and liabilities of Grande Capital and Grande Securities are translated into $ from HK$ at the period/year-end exchange rate. Their revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The period/year-end and period/year-average exchange rates are as follows:

	September 30, 2024		March 31, 2024		September 30, 2023
	Period-end	Period-average	Year-end	Year-average	Period-end	Period-average
$: HK	$7.8000	7.8000	7.8000	7.8000	7.8000	7.8000

Accounts receivables, net

Accounts receivable, net includes amounts billed under the contract terms. The amounts are stated at their net realizable value. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Leasehold improvement and equipment, net

Leasehold improvement and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of leasehold improvement and equipment are as follows:

Leasehold improvement	the lesser of useful life or term of lease
Office equipment and others	4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Deferred initial public offering (“IPO”) costs

Deferred IPO costs consist of costs incurred in connection with the Company’s planned IPO in the United States. These costs, together with the underwriting discounts and commissions, will be charged to additional paid-in capital upon completion of the planned IPO or charged to unaudited interim condensed consolidated statements of operations if the planned IPO is not completed. As of September 30, 2024 and March 31, 2024, the Company had deferred IPO costs of $682,929 and $325,291, respectively.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

Revenue from contracts with customers

The Company follows the rules and guidance set out under ASC 606, when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. In according with ASC 606, revenues are recognized when the Company satisfies the performance obligations by delivering the promised services to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company identifies each distinct service as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Company applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year, which need to be recognized as assets. The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Grande Capital is a licensed corporation under the Hong Kong Securities and Futures Ordinance to carry out regulated activities Type 1 “Dealing in securities” and Type 6 “Advisory on corporate finance” under the Hong Kong Securities and Futures Ordinance. The Company’s principal revenue streams include:

IPO sponsorship services

The Company enters into an agreement with its customers for advising and guiding listing applicants throughout the IPO process with various services, such as coordinating the listing progress, conducting due diligence, performing all duties of a sponsor as required under the applicable rules and regulations and acting as the primary channel of communication with the regulators such as the Stock Exchange of Hong Kong (the “Hong Kong Exchange”) and the Securities and Futures Commission of Hong Kong concerning the listing, in return for a sponsor’s fee.

The Company charged a fixed fee payable by progress payment based on achievement of certain milestones as specified in the service agreements with an initial deposit of 21% in average.

The services carried out by the Company in its role as sponsor are usually highly interdependent and interrelated and therefore, in accordance with ASC 606-10-25-21 (c), these services also fail to satisfy the criterion in ASC 606-10-25-19 (b) of being distinct from one another within the context of the contract. Therefore, the Company accounts for all of the sponsorship services promised in the contract as a single performance obligation.

Following the fact pattern provided, the sponsorship services does not meet criterion ASC 606-10-25-27 (a) because the listing applicant does not simultaneously receive and consume the benefits provided by the sponsor’s performance during the IPO process. The listing applicant only receives the benefits when the sponsor completes all of its services

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

and the shares are successfully listed on the Hong Kong Exchange or another outcome. Applying paragraph 3A.18 of the Main Board Listing Rules of Hong Kong, “for the avoidance of doubt, a replacement sponsor shall not be regarded as having satisfied any of the obligations of a sponsor by virtue of work performed by a predecessor sponsor”, thus the performance obligation does not meet the condition in ASC 606-10-55-6 to be considered satisfied over time because a replacement sponsor would need to substantially re-perform all of the work performed by the existing sponsor, including reperformance of the due diligence work and coordination with other professional parties. Even if some of the work done by other professional parties (such as lawyers and auditors) has been completed, this work is not part of the role of the sponsor. The sponsor will still need to coordinate with other professional parties and perform its own due diligence on the information provided by these parties.

The sponsorship services also do not meet criterion ASC 606-10-25-27 (b) because there is no asset controlled by the listing applicant during the period.

The agreements entered into prior to April 1, 2024 do not have a right to payment clause. The initial deposit normally only represents 24% in average of the total contract price and so it is not sufficient to cover the Company’s estimated costs incurred during the period before the achievement of the next milestone as specified in the service agreements. Consequently, the Company does not have an enforceable right to payment for its performance completed to date under these agreements and thus criterion ASC 606-10-25-27 (c) is not met.

As a result, the services fee income is recognized at the point in time when the Company completes its sponsorship services.

For an agreement entered into since April 1, 2024, it has a right to payment clause, meaning the Company has a contractual right to receive payment pro-rata to its performance completed to date. Also, the Company’s performance does not create an asset with an alternative use to the Company. Consequently, the Company has an enforceable right to payment for its performance completed to date under the agreement and thus criterion ASC 606-10-25-27 (c) is met.

As a result, the services fee income is recognized over time and the Company uses an input method based on project labor hours incurred to date compared to total estimated project labor hours to measure its progress toward complete satisfaction of the performance obligation. The input method is the most representative depiction of the Company’s performance because it directly measures the value of the services transferred to the customer.

The Company considers the milestone payments as variable consideration because the amount it expects to receive can vary depending on the achievement of the future milestones. The Company uses the most likely amount method to estimate the variable consideration in its contract applying ASC 606-10-32-8 because it is the method that the Company expects to better predict the amount of consideration to which it will be entitled. However, given that the milestone payments are significant and the successful submission of the listing application is largely not within the control of the Company and subject to significant uncertainty, the Company determines that the probable criterion in ASC 606-10-32-11 is not met for the milestone payment. Nevertheless, the agreement contains a right to payment clause which entitles the Company to an enforceable right to payment for its performance completed to date at all times throughout the duration of the contract even if the respective next milestones are not achieved. Therefore, the Company applies its judgement and estimates the transaction price at contract inception. At each reporting date, the Company considers any change in expected outcome and updates its estimation of the transaction price (including updating its estimate of variable consideration and whether that estimate is constrained) by applying ASC 606-10-32-14.

Underwriting and placing services

The Company enters into the same agreement with the IPO services with its customers for underwriting syndicates for certain of those IPOs that the Company acted as sponsors, in return for underwriting commissions.

The underwriting and placing service are identified as a separate performance obligation. Placing commission income is recognized at a point in time when the performance obligation has been satisfied by the completion of provision of placing services under the respective engagement terms, which is typically at the closing of the transaction. The

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

customer of the Company is the securities issuers. The placing commitment, as stated in the placing agreement with securities issuers, is that the Company is an agent to provide placing services by using its reasonable best efforts to procure potential subscribers to subscribe the funds raised by securities issuers. The Company is under no obligation to purchase the securities if the subscribers do not subscribe to any or all the securities. The Company is not primarily responsible for fulfilling the promise to provide the specified good or service to customers. The Company has no inventory risk before or after the specified good or service has been transferred to a customer. The Company has no discretion in setting prices to customers.

Underwriting and placing commission income are generally charged at fixed rate with reference to size of funds raised in the transaction, subject to determination of securities issuers and the transaction price includes variable consideration. The Company estimates the amount of variable consideration to be included in the transaction price and recognizes revenue to the extent that it is probable that a significant reversal of cumulative revenue will not occur when the uncertainty associated with the performance-based fees is resolved. The Company does not receive or not entitled to any compensation if the related underwriting and placing transaction are not completed.

Referral services

Referral income generated by provision of referral services by acting as agent to a corporate customer. The Company refers clients to a corporate customer and earns referral income. The Company enters into a distinct referral agreement with the corporate customer for the provision of referral services. The referral service is distinct and is identified as one performance obligation. The transaction price is a variable consideration as the consideration is determined to be a fixed percentage of subscription amount in the transaction of fundraising activities. Revenue from providing referral services to corporate customers is recognized at a point in time when the transaction and the performance is completed, which is generally at the completion of fundraising activities.

General advisory services

The Company enters into an agreement with its customers for general advisory services mainly include (i) advisory works for companies listed on the Hong Kong Exchange as well as their shareholders, advising them on the terms and structures of proposed transactions, such as takeovers, and the relevant implications of the Hong Kong regulatory framework, which primarily included the Main Board Listing Rules of Hong Kong and Hong Kong Takeovers Codes, in relation to the transactions; and (ii) project coordination works for clients pursuing listing on other stock exchanges, such as the US exchanges.

The Company charged a fixed fee payable by progress payment based on achievement of certain milestones as specified in the service agreements with an initial deposit of 38% in average.

The services carried out by the Company can vary from project to project and generally involves a series of tasks which are usually highly interdependent and interrelated and are not separable or distinct as the Company’s customers cannot benefit from any standalone task and therefore, in accordance with ASC 606-10-25-21 (c) and ASC 606-10-25-19 (b), the Company accounts for all of the general advisory services promised in the contract as a single performance obligation.

Following the fact pattern provided, the general advisory services does not meet criterion ASC 606-10-25-27 (a) because the customer does not simultaneously receive and consume the benefits provided by the Company’s performance during the services period. The customer only receives the benefits when the Company completes all of its services.

The general advisory services also do not meet criterion ASC 606-10-25-27 (b) because there is no asset controlled by the customers during the period.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The agreements do not have a right to payment clause. The initial deposit normally only represents 38% in average of the total contract price and so it is not sufficient to cover the Company’s estimated costs incurred during the period before the next milestone instalments as specified in the service agreements. Consequently, the Company does not have an enforceable right to payment for its performance completed to date under these agreements and thus criterion ASC 606-10-25-27 (c) is not met.

As a result, the services fee income is recognized at the point in time when the Company completes its general advisory services.

Independent financial advisory services

The Company enters into an agreement with its customers for independent financial advisory services mainly include providing advice to the independent board committee and independent shareholders of companies listed on the Hong Kong Exchange rendering recommendation and opinions.

The Company charged a fixed fee payable by progress payment based on achievement of certain milestones as specified in the service agreements with an initial deposit of 46% in average.

The services carried out by the Company can vary from project to project and generally involves a series of tasks which are usually highly interdependent and interrelated and are not separable or distinct as the Company’s customers cannot benefit from any standalone task and therefore, in accordance with ASC 606-10-25-21 (c) and ASC 606-10-25-19 (b), the Company accounts for all of the independent financial advisory services promised in the contract as a single performance obligation.

Following the fact pattern provided, the independent financial advisory services does not meet criterion ASC 606-10-25-27 (a) because the customer does not simultaneously receive and consume the benefits provided by the Company’s performance during the services period. The customer only receives the benefits when the Company completes all of its services.

The independent financial advisory services also do not meet criterion ASC 606-10-25-27 (b) because there is no asset controlled by the customers during the period.

The agreements do not have a right to payment clause. The initial deposit normally only represents 46% in average of the total contract price and so it is not sufficient to cover the Company’s estimated costs incurred during the period before the next milestone instalments as specified in the service agreements. Consequently, the Company does not have an enforceable right to payment for its performance completed to date under these agreements and thus criterion ASC 606-10-25-27 (c) is not met.

As a result, the services fee income is recognized at the point in time when the Company completes its independent financial advisory services.

Compliance advisory services

The Company enters into an agreement with its customers for compliance advisory services mainly include advisory works to listed companies in Hong Kong in relation to post-listing compliance matters, in return for a monthly fee.

The services carried out by the Company can vary from project to project and generally involves a series of tasks which are usually highly interdependent and interrelated and are not separable or distinct as the Company’s customers cannot benefit from any standalone task and therefore, in accordance with ASC 606-10-25-21 (c) and ASC 606-10-25-19 (b), the Company accounts for all of the compliance advisory services promised in the contract as a single performance obligation.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Following the fact pattern provided, the compliance advisory services meet criterion ASC 606-10-25-27 (a) because the customer simultaneously receives and consumes the benefits provided by the Company’s performance during the services period, i.e. ongoing advisory services. Also, the Company concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the customers each month. That is, the benefit consumed by the customers is substantially similar each month, even though the exact volume of services may vary.

As a result, the Company recognizes revenues from compliance advisory services on a monthly basis when it satisfies its performance obligations throughout the contract terms.

Contract assets, net

Contract assets included revenue recognized in excess of amounts billed resulting from provision of services. Contract assets were assessed for impairment in accordance with ASC 326.

Contract liabilities

The Company generally requires the customers to make initial deposits upon entering into the service contracts and progressive payments throughout the contract terms before the completion of services.

Contract liabilities are recorded for any payments received on such yet to be completed performance obligations.

Expected credit loss

ASU No. 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments” (Topic 326) requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2022, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred.

Income taxes

The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events recognized in the unaudited interim condensed consolidated financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the unaudited interim condensed consolidated financial statements and income tax bases of assets and liabilities using enacted tax rates expected to apply when the differences settle or become realized. Valuation allowances are provided when it is more likely than not that a deferred tax asset is not realizable or recoverable in the future.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income/loss per share

The Company computes income/loss per share following ASC Topic 260, “Earnings per share”. Basic income/loss per share is measured as the income/loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted income/loss per share presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted income/loss per share calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the six months ended September 30, 2024 and 2023.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. The Company operates and manages its business as one reportable and operating segment, which is the business of the provision of corporate finance advisory services. The Company’s chief executive officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for purposes of allocating resources and evaluating financial performance. All the Company’s long-lived assets, which consist of operating leasehold improvement and equipment, net and right-of-use asset, are located in the HK SAR. Hence, no analysis by geographical area of long-lived asset information is provided.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, contract assets and other current assets, accrued expenses and other current liabilities, contract liabilities and amounts due to a related party, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurement” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited interim condensed consolidated balance sheets for cash and cash equivalents, accounts receivables, contract assets, other current assets, accrued expenses and other current liabilities, contract liabilities and amounts due to a related party, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1:	inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
Level 2:

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

Level 3:	inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Company is currently evaluating the impact of the adoption of this guidance on its unaudited interim condensed consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). This standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for public business entities for annual periods beginning after December 15, 2024. For all other entities, the standard is effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its unaudited interim condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the adoption of this guidance on its unaudited interim condensed consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited interim condensed consolidated balance sheets, statements of operations and statements of cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of
	September 30, 2024	March 31, 2024
Accounts receivable, gross	$544,928	$638,181
Less: allowance for expected credit loss	(3,625)	(4,306)
Total	$541,303	$633,875

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 3 — ACCOUNTS RECEIVABLE, NET (cont.)

The aging analysis of accounts receivable, gross based on the due date is as follow:

	As of
	September 30, 2024	March 31, 2024
Not yet past due	$415,570	$612,027
31 to 60 days past due	—	26,154
61 to 90 days past due	15,384	—
91 to 180 days past due	113,974	—
Total	$544,928	$638,181

The movement of allowances for expected credit loss is as follow:

	As of
	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$(4,306)	$(8,002)
Reversal	681	3,696
Ending balance	$(3,625)	$(4,306)

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepaid expenses and other current assets, net consist of the following:

	As of
	September 30, 2024	March 31, 2024
Prepaid expenses, gross	$24,589	$18,133
Deposits, gross	28,743	28,743
Less: allowance for expected credit loss	(165)	(165)
Total	$53,167	$46,711

The movement of allowances for expected credit loss is as follow:

	As of
	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$(165)	$(180)
Reversal	—	15
Ending balance	$(165)	$(165)

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 5 — LEASEHOLD IMPROVEMENT AND EQUIPMENT, NET

Leasehold improvement and equipment, net consist of the following:

	As of
	September 30, 2024	March 31, 2024
At cost:
Leasehold improvement	$83,167	$83,167
Office equipment and others	67,764	67,764
	150,931	150,931
Less: accumulated depreciation	(145,645)	(135,777)
Total	$5,286	$15,154

Depreciation expense for the six months ended September 30, 2024 and 2023 was $9,868 and $10,398, respectively.

NOTE 6 — CONCENTRATIONS OF RISK

Customer concentrations

For the six months ended September 30, 2024 and 2023, revenue from top five customers of the Company accounted for an aggregate of 75.0% and 87.5% of the Company’s total revenue, respectively. None of these customers are related parties of the Company. And there were three and one customers that each accounted for 10% or more of total revenues for the six months ended September 30, 2024 and 2023, respectively. Customers accounting for 10% or more of the Company’s revenue were as follows:

	September 30,
	2024	2023
Customer A	32.5%	N/A	*
Customer B	15.5%	N/A	*
Customer C	13.4%	N/A	*
Customer D	N/A*	71.0%

____________

*        Revenue from these customers is individually less than 10% of the total revenue of the Company for the respective period.

As of September 30, 2024 and March 31, 2024, there were three and four customers each with accounts receivable accounting for 10% or more of the Company’s total accounts receivable, respectively. The details are as follows:

	As of
	September 30, 2024		March 31, 2024
Customer B	48.5%		N/A *
Customer A	16.5%		N/A *
Customer E	11.8%		N/A *
Customer F	N/A	*	47.7%
Customer G	N/A	*	16.1%
Customer H	N/A	*	16.1%
Customer I	N/A	*	16.1%

____________

*        Accounts receivable from these customers is individually less than 10% of the total accounts receivable of the Company for the respective period.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 7 — DEFERRED IPO COSTS

Deferred IPO costs consisted of the following:

	As of
	September 30, 2024	March 31, 2024
Legal fees	$204,428	$86,845
Accounting related fees	278,830	238,446
Underwriting fees	90,249	—
Other miscellaneous fees	109,422	—
Total	$682,929	$325,291

NOTE 8 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	As of
	September 30, 2024	March 31, 2024
Accrued staff costs	$6,497	$17,851
Accrued administrative expenses and IPO costs	136,781	31,763
Other payables	19,559	224,957
Total	$162,837	$274,571

NOTE 9 — CONTRACT ASSETS, NET AND CONTRACT LIABILITIES

Contract assets, net consist of the following:

	As of
	September 30, 2024	March 31, 2024
Contract assets, gross	$91,346	$—
Less: allowance for expected credit loss	(616)	—
Total	$90,730	$—

The movement of allowances for expected credit loss is as follow:

	As of
	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$—	$—
Provision	(616)	—
Ending balance	$(616)	$—

As of the date these unaudited interim condensed consolidated financial statements were issued, 79% of the contract assets were billed and had been collected.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 9 — CONTRACT ASSETS, NET AND CONTRACT LIABILITIES (cont.)

Contract liabilities are recognized when the Company receives initial deposits from customers. Contract liabilities will be recognized as revenue when promised services are provided. The Company’s contract liabilities are generally recognized as revenue within one year.

Contract liabilities consist of the following:

	As of
	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$196,515	$1,265,230
Additions	93,998	67,308
Recognized to revenue during the period/year	(67,308)	(1,136,023)
Ending balance	$223,205	$196,515

NOTE 10 — LEASES

The Company has an operating lease for office space. On April 1, 2021, the Company adopted “Leases” (Topic 842), using the modified-retrospective approach, and as a result recognized a right-of-use asset of $351,674 at the date of adoption, and a lease liability of $351,674. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842. The lease agreements do not specify an explicit interest rate. The Company’s management believes that the Hong Kong Dollar Prime Rate at 5.88% and 5.88% during the six months ended September 30, 2024 and 2023, respectively, was the most indicative rate of the Company’s incremental borrowing cost for the calculation of the present value of the lease payments.

As of September 30, 2024 and March 31, 2024, the right-of-use asset was $237,598, and $312,268, respectively.

As of September 30, 2024 and March 31, 2024, lease liability consists of the following:

	As of
	September 30, 2024	March 31, 2024
Lease liability – current portion	$156,067	$151,560
Lease liability – non-current portion	81,531	160,708
Total	$237,598	$312,268

During the six months ended September 30, 2024 and 2023, the Company incurred total operating lease expenses of $82,934 and $82,934, respectively.

Other lease information is as follows:

	As of
	September 30, 2024	March 31, 2024
Weighted-average remaining lease term – operating leases	1.5 years	2.0 years
Weighted-average discount rate – operating leases	5.88%	5.88%

The following is a schedule of future minimum payments under operating leases as of September 30, 2024:

2025	$165,868
2026	82,934
Total lease payments	248,802
Less: imputed interest	(11,204)
Total operating lease liabilities, net of interest	$237,598

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 11 — EQUITY

The equity of the Company as of September 30, 2024 and March 31, 2024 represents 5,000,000,000 ordinary shares authorized, 10,000,000 ordinary shares issued and outstanding with a par value of $0.00001 per share, amounting to $100. The subdivision of 100 shares to 10,000,000 shares on June 4, 2024 was retroactively applied as if the transaction occurred at the beginning of the period presented.

On July 4, 2024, Grande Holding Limited, the then sole shareholder of the Company, entered into the instruments of transfers with Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, independent third parties, respectively, whereby Grande Holding Limited sold an aggregate of 1,440,000 ordinary shares issued of the Company, representing an aggregate 14.4% of ordinary shares issued as of July 4, 2024, to the abovementioned parties at a price of $0.0561 per ordinary share with an aggregate amount of $80,757. After the share transfer transaction by Grande Holding Limited, there is no change in the total number of ordinary shares issued.

NOTE 12 — DIVIDENDS

On June 25, 2024, the Company declared a cash dividend of $769,231 (equivalent to HK$6,000,000) to Grande Holding Limited, the then sole shareholder of the Company. The dividends were paid on July 3, 2024 and were deducted from retained earnings and are presented in the unaudited interim condensed consolidated statements of changes in equity.

NOTE 13  — EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 14 — PROVISION FOR INCOME TAXES

BVI

Grande Group are not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

HK SAR

Under the two-tiered profits tax rates regime, the first HK$2 million of the estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The assessable profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The effective tax rates on income or loss before income tax for the six months ended September 30, 2024 and 2023 was 18.01% and 9.68%, respectively.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 14 — PROVISION FOR INCOME TAXES (cont.)

The current and deferred portions of the income tax expenses included in the unaudited interim condensed consolidated statements of operations as determined in accordance with ASC 740 are as follows:

	September 30,
	2024	2023
Current taxes	$97,248	$—
Deferred taxes	—	(29,001)
Income tax expenses (benefit)	$97,248	$(29,001)

The following table reconciles statutory rate to effective tax rate:

	September 30,
	2024	2023
Hong Kong statutory income tax rate	16.50%	16.50%
– Non-taxable income	(0.17)%	0.69%
– Non-deductible expenses	5.40%	—
– Temporary difference not recognized	0.24%	(0.45)%
– Tax reduction	(0.04)%	—
– Income tax at concessionary rate	(3.92)%	(7.06)%
Effective tax rate	18.01%	9.68%

The Company has recorded a current income tax payable of $306,904 and $209,656 as of September 30, 2024 and March 31, 2024, respectively, which consists of income tax payable to the Inland Revenue Department of HK SAR.

Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgment based upon new information may lead to changes in recognition, derecognition, and measurement. Adjustment may result, for example, upon resolution of an issue with the taxing authorities or expiration of a statute of limitations barring an assessment for an issue. As of September 30, 2024 and March 31, 2024, the Company has no uncertain tax positions.

The Company files income tax returns in the HK SAR. The Company’s tax returns from inception through September 30, 2024 remain open and subject to examination. The Company is not currently under examination by any taxing authorities.

The Company’s policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The Company has not recognized interest or penalties in its unaudited interim condensed consolidated statements of operations since inception.

As of September 30, 2024 and March 31, 2024, the Company has no significant unrecognized deferred tax assets or deferred tax liabilities.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 15 — DISAGGREGATED REVENUES

Information for the Company’s breakdown of revenues by service type for the six months ended September 30, 2024 and 2023 are as follows:

Total revenues as of:	September 30,
	2024	2023
IPO sponsorship services	$234,686	$814,723
Underwriting and placing services	—	251,077
Referral services	568,978	—
General advisory services	506,410	152,564
Independent financial advisory services	147,628	90,603
Compliance advisory services	292,341	239,228
Total	$1,750,043	$1,548,195

All the revenue for the six months ended September 30, 2024 and 2023 originated in the HK SAR.

NOTE 16 — REGULATORY REQUIREMENTS

The following table illustrates the minimum liquid capital as established by the Securities and Futures Commission of Hong Kong that the Company’s subsidiary is required to maintain as of September 30, 2024 and March 31, 2024 and the actual amounts of capital that were maintained:

Capital requirements as of September 30, 2024	Minimum liquid capital requirements	Capital levels maintained
Grande Capital	$384,615	$1,624,586
Capital requirements as of March 31, 2024	Minimum liquid capital requirements	Capital levels maintained
Grande Capital	$384,615	$2,303,261

The Company’s operation subsidiary maintains a capital level greater than the minimum liquid capital requirements and it is in compliance with the minimum liquid capital established by the Securities and Futures Commission of Hong Kong.

NOTE 17 — RISKS

A.     Credit risk

Accounts receivable and contract assets

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable and contract assets. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable and contract assets for the six months ended September 30, 2024 is $632,033.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 17 — RISKS (cont.)

Bank balances

The Company is exposed to concentration of credit risk on liquid funds. The Company maintains the bank accounts in the HK SAR. Cash balances in bank accounts in the HK SAR are insured under the Deposit Protection Scheme introduced by the Government of the HK SAR for a maximum amount of $64,103 (HK$500,000). Cash balances in bank accounts in the HK SAR are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. These financial institutions are of sound credit ratings and hence management believes that there is no significant credit risk related to bank balances.

Other current assets

The Company assessed the impairment for other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have had no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for other current assets as of September 30, 2024 and March 31, 2024 is $165 and $165, respectively.

B.      Interest rate risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Sensitivity analysis

The Company’s exposure to the risk of changes in cash flow interest rate relates primarily to the Company’s bank balances with floating interest rates.

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rate on bank balances had been 1% higher or lower with all other variables held constant, the Company’s post tax profit/loss for the six months ended September 30, 2024 and 2023 would have increased/decreased or decreased/increased by approximately $20,893 and $27,687, respectively.

C.     Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in the HK SAR, which is the functional currency of the operating subsidiary. In the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not resort to any foreign currency hedging facilities to eliminate the currency exposures. However, the directors closely monitor the related foreign currency exposure and will consider foreign currency hedging to mitigate foreign currency risk should the need arise.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 17 — RISKS (cont.)

D.     Economic and political risks

The Company’s operations are mainly conducted in the HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the HK SAR.

The Company’s operations in the HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.      Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited interim condensed consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 18 — RELATED PARTY TRANSACTIONS

(a) Names and relationship of related parties:

Name of related parties	Relationship with the Company
Yujie, Chen	Chief executive officer, a director since January 17, 2023 and beneficial shareholder
Hao Xiang, Pan	A director during the period from January 17, 2023 to January 9, 2024
Ying Wo Sammy, Ho	A director since May 21, 2024
Ka Wing Eric, Law	Chief financial officer since April 1, 2024
Grande Holding Limited	Substantial shareholder and the then sole shareholder

(b) Summary of balances with related parties:

	As of
	September 30, 2024	March 31, 2024
Amounts due to a related party:
Grande Holding Limited	$(1,839,295)	$(1,852,115)

As of September 30, 2024 and March 31, 2024, the amounts due to a related party solely represented amounts due to Grande Holding Limited, which is the controlling shareholder of the Company. These amounts are unsecured, interest-free, and have no fixed terms of repayment.

GRANDE GROUP LIMITED NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Stated in US Dollars)

NOTE 18 — RELATED PARTY TRANSACTIONS (cont.)

(c) Summary of related party transactions:

A summary of trade transactions with related parties for the six months ended September 30, 2024 and 2023 are listed below:

Employee benefit expense paid to senior management:	September 30,
	2024	2023
Yujie, Chen	$47,308	$47,308
Hao Xiang, Pan	N/A#	47,308
Ying Wo Sammy, Ho	50,897	N/A#
Ka Wing Eric, Law	47,308	N/A#
Total	$145,513	$94,616

____________

#        These individuals have either left their positions or have not yet been appointed as senior management during the period.

NOTE 19 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the dates of the balance sheets, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has analyzed its operations subsequent to September 30, 2024 to the date of January 28, 2025, these unaudited interim condensed consolidated financial statements were issued, except for the following non-recognized events, the Company has determined that it does not have any material events to disclose.

On November 11, 2024, the Company passed board and shareholder resolutions and approved that (i) re-designate (a) 4,940,000,000 authorized but unissued ordinary shares of par value of $0.00001 each into 4,940,000,000 Class A Ordinary Shares of par value of $0.00001 each; and (b) 50,000,000 authorized but unissued ordinary shares of par value of $0.00001 each into 50,000,000 Class B Ordinary Shares of par value of $0.00001 each, and re-designate 8,560,000, 490,000, 480,000 and 470,000 ordinary shares of par value of $0.00001 owned by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited each into 8,560,000, 490,000, 480,000 and 470,000 Class A Ordinary Shares of par value of $0.00001 each, respectively; and (ii) the Company issued 6,634,000, 379,750, 372,000 and 364,250 Class A Ordinary Shares of par value of $0.00001 each to Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, and 5,000,000 Class B Ordinary Shares of par value of $0.00001 to Grande Holding Limited. Class A Ordinary Shares confer the right to one vote at a meeting of the members of the Company or on any resolution of members, while Class B Ordinary Shares confer the right to twenty votes at a meeting of the members of the Company or on any resolution of members. Both Class A and Class B Ordinary Shares confer the right to an equal share in any distribution by way of dividend paid by the Company. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other. The Company also adopted an amended and restated memorandum and articles of association.

SCHEDULE I — PARENT ONLY FINANCIAL INFORMATION

The following presents unaudited interim condensed parent company only financial information of Grande Group.

Condensed balance sheets
As of September 30, 2024 (unaudited) and March 31, 2024 (audited)
(Stated in US Dollars)

	September 30, 2024	March 31, 2024
ASSETS
Due from a subsidiary	$262,256	$262,256
Total current asset	262,256	262,256

Investment in subsidiaries	1,538,469	1,538,462
TOTAL ASSETS	$1,800,725	$1,800,718

LIABILITY AND SHAREHOLDERS’ EQUITY
Accrued expenses and other current liabilities	7	—
Due to a related party	$1,800,618	$1,800,618
TOTAL LIABILITY	1,800,625	1,800,618

SHAREHOLDERS’ EQUITY
Ordinary shares, par value $0.00001 per share, 5,000,000,000 shares authorized; 10,000,000 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively*	100	100
Total shareholders’ equity	100	100

TOTAL LIABILITY AND SHAREHOLDERS’ EQUITY	$1,800,725	$1,800,718

____________

*        Shares presented on a retroactive basis to reflect the share subdivision.

(i)     Basis of presentation

The Company was incorporated in the BVI on August 6, 2020 as an investment holding company.

The unaudited interim condensed parent company financial information of the Company has been prepared using the same accounting policies as set out in the accompanying unaudited interim condensed consolidated financial statements.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiary of Grande Group exceed 25% of the consolidated net assets of Grande Group. A significant portion of the Company’s operations and revenue are conducted and generated by the Company’s wholly-owned subsidiary, Grande Capital, which is licensed by the Securities and Futures Commission of Hong Kong. The ability of this operating subsidiary to pay dividends to the Company may be restricted because this Securities and Futures Commission of Hong Kong licensed operating subsidiary is subject to the minimum paid-up capital and liquid capital requirements imposed by the Hong Kong Securities and Futures Ordinance to maintain its business license and due to the availability of cash balances of this operating subsidiary.

As of September 30, 2024 and March 31, 2024, there were no material contingencies, significant provisions of long term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

Grande Group Limited

1,875,000 Class A Ordinary Shares

___________________

PROSPECTUS

___________________

            , 2025

Until and including            , 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers)

Section 132 of the BVI Companies Act provides that subject to the memorandum or articles of association of a company, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company, or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provided that the said person had acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Any indemnity given in breach of the foregoing proviso is void and of no effect.

Under our Amended and Restated Memorandum and Articles of Association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

On August 6, 2020, Grande Group Limited (formerly known as Hero Intelligence Group Limited), was incorporated. On August 20, 2020, Grande Group Limited issued 45 Ordinary Shares and 55 Ordinary Shares respectively to two shareholders. On January 17, 2023, as part of the reorganization, the said two shareholders transferred their respective 45 Ordinary Shares and 55 Ordinary Shares to Grande Holding Limited (formerly known as Homei Holdings Inc.), for the consideration of HK$6,480,000 and HK$7,920,000, respectively. Subsequent to the transfers, Grande Group Limited became wholly owned by Grande Holding Limited.

On June 4, 2024, the then sole shareholder of the Company, Grande Holding Limited, approved a share subdivision of its issued and unissued shares at a ratio of 100,000 for one (1), pursuant to which each of the Company’s existing issued and unissued ordinary share with a par value of US$1.00 each has been subdivided into 100,000 shares with a par value of US$0.00001 each, and all the subdivided shares be ranked pari passu in all respects with each other (the “Share Subdivision”). Prior to the Share Subdivision, the Company was authorized to issue a maximum of 50,000 ordinary shares with a par value of US$1.00; and subsequent to the Share Subdivision, the Company was authorized to issue a maximum of US$50,000 divided into 5,000,000,000 ordinary shares with a par value of US$0.00001 each, and after such Share Subdivision, the number of issued and outstanding shares in the Company was 10,000,000 ordinary shares of a par value of US$0.00001 each, of which all were held by Grande Holding Limited.

On July 4, 2024, Grande Holding Limited entered into Sale and Purchase Agreements with each of Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively. Pursuant to the Sales and Purchase Agreements, Grande Holding Limited sold, and Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited acquired, 4.9%, 4.8% and 4.7% equity interests in Grande Group Limited at the consideration of US$27,480, US$26,919 and US$26,358, respectively. On the same date, Grande Holding Limited executed the instrument of transfers whereby Grande Holding Limited transferred 490,000, 480,000 and 470,000 ordinary shares, out of its 10,000,000 ordinary shares, to Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively. Subsequent to the transfers, Grande Group Limited is owned as to 8,560,000, 490,000, 480,000 and 470,000 ordinary shares by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited.

On November 11, 2024, the Company passed board resolutions and shareholders resolutions approving that:

(i)     the maximum number of shares the Company authorized to issue are re-classified and divided from 5,000,000,000 shares of one class, US$0.00001 par value, into (a) 4,950,000,000 Class A Ordinary Shares, US$0.0001 par value each; and (b) 50,000,000 Class B Ordinary Shares, US$0.00001 par value each;

(ii)    amongst of which, the 4,940,000,000 authorized but unissued shares are re-designated into 4,940,000,000 Class A Ordinary Shares; and 50,000,000 authorized but unissued shares be re-designated into 50,000,000 Class B Ordinary Shares; and

(iii)   the 10,000,000 authorized and issued shares, held as to 8,560,000, 490,000, 480,000 and 470,000 ordinary shares by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, are re-designated into 8,560,000, 490,000, 480,000 and 470,000 Class A Ordinary Shares held by each, respectively.

On November 11, 2024, the Company also adopted its Amended and Restated Memorandum and Articles of Association which became effective on November 18, 2024.

On November 18, 2024, the Company further issued 6,634,000, 379,750, 372,000 and 364,250 Class A Ordinary Shares to Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively, and 5,000,000 Class B Ordinary Shares to Grande Holding Limited.

Subsequently, the Company has 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding, of which (i) 15,194,000, 869,750, 852,000 and 834,250 Class A Ordinary Shares are held by Grande Holding Limited, Beyond Worth Limited, Charming Apex Limited and Merleos Technology Limited, respectively; and (ii) 5,000,000 Class B Ordinary Shares are held by Grande Holding Limited.

The transactions were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation S thereof.

Item 8. Exhibits and Financial Statement Schedules

(a)     Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
5.1*	Opinion of Ogier regarding the validity of the ordinary shares being registered and certain BVI tax matters
8.1*	Opinion of David Fong & Co., Solicitors regarding certain Hong Kong tax matters (included in Exhibit 99.1)
8.2*	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement between the Registrant and Ms. Yujie, CHEN, Registrant’s director and Chief Executive Officer and Chair of the Board, dated June 11, 2024
10.2†	Employment Agreement between the Registrant and Mr. Ying Wo Sammy, HO, Registrant’s director, dated June 11, 2024
10.3†	Employment Agreement between the Registrant and Mr. Ka Wing Eric, LAW, Registrant’s Chief Financial Officer, dated June 11, 2024
10.4†	Employment Agreement between the Grande Capital Limited, Registrant’s Operating Subsidiary, and Mr. Ying Wo Sammy, HO, dated December 1, 2023
10.5†	Employment Agreement between the Grande Capital Limited, Registrant’s Operating Subsidiary, and Mr. Mr. Ka Wing Eric, LAW, dated March 19, 2024

Exhibit No.	Description
10.6†	Tenancy Agreement of Suite 2701, 27/F., Tower 1, Admiralty Center, 18 Harcourt Road, Admiralty, Hong Kong, dated April 1, 2023
10.7†	Form of Independent Director Offer Letter
14.1†	Code of Business Conduct and Ethics
14.2†	Executive Compensation Recovery Policy
14.3†	Insider Trading Policy
15.1*	Letter in Lieu of Consent of WWC, P.C., an independent registered public accounting firm
21.1†	List of Subsidiaries
23.1*	Consent of WWC, P.C.
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Loong & Yeung, Hong Kong counsel to the Registrant
23.4*	Consent of David Fong & Co., Hong Kong counsel to the Registrant (included in Exhibit 99.1)
23.5*	Consent of China Commercial Law Firm, PRC counsel to the Registrant
23.6*	Consent of Migo Corporation Limited
99.1*	Opinion of David Fong & Co., Hong Kong counsel to the Registrant, regarding certain Hong Kong legal and tax matters
99.2†	Audit Committee Charter
99.3†	Compensation Committee Charter
99.4†	Nominating Committee Charter
99.5*	Consent of Henry Cheuk Sang, Wong, Independent Director Nominee
99.6*	Consent of Jin, Li, Independent Director Nominee
99.7*	Consent of Sing Kwong Simon, Lam, Independent Director Nominee
107*	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on January 30, 2025.

Grande Group Limited
By:	/s/ Yujie, CHEN
Yujie, CHEN Chief Executive Officer and the Chair of the Board, (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ms. Yujie, CHEN, acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Yujie, CHEN	Chief Executive Officer and the Chair of the Board	January 30, 2025
Yujie, CHEN	(Principal Executive Officer)
/s/ Ka Wing Eric, LAW	Chief Financial Officer	January 30, 2025
Ka Wing Eric, LAW	(Principal Financial and Accounting Officer)
/s/ Ying Wo Sammy, HO	Director	January 30, 2025
Ying Wo Sammy, HO

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on January 30, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.